     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996
                                              Registration No. 333-1548

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington , D.C. 20549

                               AMENDMENT NO. 1
                                      TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ----------------------------------

                              FASCO AUTO TRUSTS
                   (Issuer with respect to the Securities)

                       FINANCIAL ASSET SECURITIES CORP.
                 (Originator of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
               Delaware                            Applied for
    (State or other jurisdiction of incorporation or organization)(I.R.S. Employer Identification No.)
                              600 Steamboat Road
                         Greenwich, Connecticut 06830
                                (203) 625-2700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Charles A. Forbes, Jr.
                       Financial Asset Securities Corp.
                              600 Steamboat Road
                        Greenwich, Connecticut  06830
                                (203) 625-5673
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
     Daniel M. Rossner, Esq.        John C. Anderson, Esq.
     Brown & Wood                   Financial Asset Securities Corp.
     One World Trade Center         600 Steamboat Road
     New York, New York 10048       Greenwich, Connecticut 06830

- ----------------------------------

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration number of the earlier effective registration statement
for the same offering.   / /
     If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.   / /

                       CALCULATION OF REGISTRATION FEE


Title of Securities  Amount to Be  Proposed Maximum    Proposed Maximum
to Be Registered     Registered    Offering            Aggregate
                                   Price Per Unit (1)  Offering Price(1)

Asset Backed         $500,000,000    100%              $500,000,000
 Securities

    Amount of
Registration Fees

$172,414



(1) Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                              INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of Series of Asset Backed Notes and/or Asset Backed Certificates by various FASCO Auto Trusts created from time to time by Financial Asset Securities Corp. and (ii) two forms of Prospectus Supplement relating to the offering by FASCO Auto Trust
199  -    of the particular Series of Asset Backed Certificates or of
Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by Financial Asset Securities Corp. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MAY 29, 1996
PROSPECTUS
                              FASCO AUTO TRUSTS
                              Asset Backed Notes
                          Asset Backed Certificates

                         --------------------------

                       FINANCIAL ASSET SECURITIES CORP.
                                  Depositor

                         --------------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates. The property of each Trust will include a pool of motor vehicle retail installment sale contracts or motor vehicle installment loans secured by new and used automobiles, vans and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable cutoff date, security interests in the vehicles financed thereby and certain other property, as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account, which will be used to purchase additional Receivables after the Closing Date. The Receivables will have been acquired by Financial Asset Securities Corp. (the "Depositor"), either directly or indirectly, from one or more institutions (each an "Originator"), which may be affiliates of the Depositor. Each Originator will be an entity generally in the business of originating or acquiring Receivables. Specific information regarding the Receivables included in each pool and the Originator or Originators thereof will be provided in the related Prospectus Supplement. The Prospectus Supplement for each Series will name the entity, which may be an affiliate of the Depositor, that will act, directly or indirectly through one or more Subservicers, as Master Servicer of the Receivables.

     Each class of Securities of each Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER
"RISK FACTORS" ON PAGE 12 OF THIS PROSPECTUS.

THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE
CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR
INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR
RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                      -------------------------------
                       Greenwich Capital Markets, Inc.

                            AVAILABLE INFORMATION

     The Depositor, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS SUPPLEMENT AND PROSPECTUS FROM AN UNDERWRITER OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS, THE DEPOSITOR OR THE UNDERWRITER WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, TO SUCH INVESTOR A PAPER COPY OF THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                          REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Distribution Date, the Master Servicer will prepare and forward, or cause to be prepared and forwarded, to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the information specified in the related Prospectus Supplement.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

     Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related
Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor with the Commission on behalf of the Trust referred to in the accompanying Prospectus
Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Depositor will provide on behalf of each Trust without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Peter Sanchez, Operations Manager, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830. Telephone requests may be directed to Peter Sanchez at (203) 625-7909.

                               SUMMARY OF TERMS


     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms".

          Issuer  . . . . . .   With respect to any Series of Securities, a
                                Trust formed pursuant to either (i) a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, the Trustee for such Trust and, if so specified in the related
                                Prospectus Supplement, one or more
                                Originators (as defined below) of the related
                                Receivables (each such Trust being referred to herein as a "Grantor Trust") or (ii) a trust agreement (a "Trust Agreement") among the Depositor, an entity to be specified in the related Prospectus Supplement (the
                                "Company") and the Trustee for such Trust
                                (each such Trust being referred to herein as an "Owner Trust").

          Depositor . . . . .   Financial Asset Securities Corp. is a
                                Delaware corporation and an indirect limited purpose finance subsidiary of The Long-Term
                                Credit Bank of Japan, Limited and an
                                affiliate of Greenwich Capital Markets, Inc.
                                See "The Depositor".

          Master Servicer . .   The entity, which may be an affiliate of the
                                Depositor, named as Master Servicer in the related Prospectus Supplement (the "Master
                                Servicer"). Each Prospectus Supplement will specify whether the Master Servicer will service the Receivables in the related
                                Receivables Pool directly or indirectly
                                through one or more subservicers (each, a "Subservicer").

          Originators . . . .   The Depositor will acquire the Receivables,
                                directly or indirectly, from one or more institutions, which may be affiliates of the Depositor (each an "Originator"). Each
                                Originator will be an entity generally in the business of originating or acquiring
                                Receivables, or an affiliate of such an
                                entity. The Receivables will be either (i) originated by the related Originator, (ii) originated by various dealers ("Dealers") and assigned to the Originator or (iii) acquired by the related Originator from other originators or owners of receivables.

          Trustee . . . . . .   With respect to each Owner Trust and each
                                Grantor Trust, the trustee specified in the related Prospectus Supplement (the
                                "Trustee").

          Indenture Trustee     With respect to any Series of Securities that
                                is issued by an Owner Trust and includes one or more classes of Notes, the indenture trustee specified in the related Prospectus
                                Supplement (the "Indenture Trustee").

          Securities Offered    Each Series of Securities issued by an Owner
                                Trust may include one or more classes of Certificates and/or one or more classes of Notes. Each Series of Securities issued by a Grantor Trust will include one or more classes of Certificates, but will not include any Notes. Each class of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Owner Trust and the Indenture Trustee specified in the related

                                Prospectus Supplement.  Each class of
                                Certificates will be issued pursuant to the related Trust Agreement (in the case of Certificates issued by an Owner Trust) or the related Pooling and Servicing Agreement (in the case of Certificates issued by a Grantor Trust). The related Prospectus Supplement will specify which class or classes of Notes and/or Certificates of the related Series are being offered thereby.

          Notes   . . . . . .   Each class of Notes will have a stated
                                principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate") as set forth in the related Prospectus Supplement.
                                Each class of Notes may have a different
                                Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related
                                Prospectus Supplement will specify the
                                Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                                A Series of Securities issued by an Owner
                                Trust may include two or more classes of Notes that differ as to timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. If specified in the related Prospectus Supplement, one or more classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "Description of the Notes -- Distributions of Principal and Interest".

                                Unless otherwise specified in the related
                                Prospectus Supplement, Notes will be
                                available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                If the Master Servicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received) in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination", all of the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include monies in a Pre-Funding Account or Collateral Reinvestment Account that will be used to purchase additional Receivables after the Closing Date, one or more classes of the outstanding Notes may be subject to partial redemption at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables in the manner and to the extent specified in the related Prospectus Supplement.

               The              Each class of Certificates will have a stated
          Certificates  . . .   certificate balance (the "Certificate
                                Balance") and will accrue interest on such Certificate Balance

                                at a specified rate (with respect to each
                                class of Certificates, the "Pass-Through Rate") as set forth in the related Prospectus Supplement. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The Related Prospectus Supplement will specify
                                The Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                                A Series of Securities may include two or more classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool. If specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "Description of the Certificates -- Distributions of Principal and Interest". If a Series of Securities issued by an Owner Trust includes one or more classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                Unless otherwise specified in the related
                                Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                If the Master Servicer or any Subservicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination", the Certificates will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account or Collateral Reinvestment Account that will be used to purchase additional Receivables after the Closing Date, one or more classes of Certificates may be subject to a partial prepayment of principal at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables, in the manner and to the extent specified in the related Prospectus Supplement.

          The Trust Property    The property of each Trust will include a
                                pool of simple interest or precomputed
                                interest motor vehicle installment sale
                                contracts or motor vehicle installment loans secured by new and used automobiles, vans and light duty trucks (the "Receivables"), including the right to receive payments received or due on or with respect to such Receivables on and after the date or dates specified in the related Prospectus
                                Supplement (each, a "Cutoff Date"), security interests in the vehicles financed thereby
                                (the "Financed Vehicles"), and any proceeds from claims under certain related insurance policies. On the date of issuance of a Series of Securities specified in the related
                                Prospectus Supplement (the "Closing Date"), the Depositor will convey Receivables having the aggregate principal balance specified in such Prospectus Supplement as of the Cutoff
                                Date specified therein to such Trust pursuant to either (i) a Pooling and Servicing
                                Agreement (in the case of a Grantor Trust) or
                                (ii) a sale and servicing agreement (a "Sale and Servicing Agreement") among the
                                Depositor, the Master Servicer, such Trust and, if so specified in the related
                                Prospectus Supplement, one or more
                                Originators of the related Receivables (in the case of an Owner Trust). The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain trust accounts, including the related Collection Account, any Pre-Funding
                                Account, any Collateral Reinvestment Account and any other account identified in the applicable Prospectus Supplement. See
                                "Description of the Transfer and Servicing
                                Agreements -- Trust Accounts".

                                If the related Prospectus Supplement provides that the property of a Trust will include monies initially deposited into an account (a "Pre-Funding Account") to purchase additional Receivables after the Closing Date, the Depositor will be obligated pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to sell additional Receivables (the "Subsequent Receivables") to the related Trust, subject only to the availability thereof, having an aggregate principal balance approximately equal to the amount deposited to the Pre-Funding Account on the Closing Date (the "Pre-Funded Amount"), and the Trust will be obligated to purchase such Subsequent Receivables (subject to the satisfaction of certain conditions set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement) from time to time during the period (the "Funding Period") specified in such Prospectus Supplement for the purchase of such Subsequent Receivables. Any Subsequent Receivables conveyed to a Trust will have been acquired by the Depositor, directly or indirectly, from the same Originator or Originators from which the Depositor acquired the Receivables conveyed to such Trust on the related Closing Date (the "Initial Receivables") and will meet all of the credit and other criteria set forth herein and in the related Prospectus Supplement. See "Risk Factors -- Sales of Subsequent Receivables", "The Receivables Pools" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" herein and "The Receivables Pool" in the related Prospectus Supplement.

                                In addition, if so provided in the related
                                Prospectus Supplement, in lieu of a Funding
                                Period, during the period (the "Revolving
                                Period") from the Closing Date until the first to occur of (i) such event or events as are described in the related Prospectus Supplement (each, an "Early Amortization Event") or (ii) the last day of the Collection Period preceding a Distribution Date specified in the related Prospectus Supplement, an account will be maintained in the name of the Trustee, the Owner Trustee or the Indenture Trustee (the "Collateral Reinvestment Account"). The amount on deposit in the Collateral Reinvestment Account on the Closing

                                Date may, if so specified in the related
                                Prospectus Supplement, include an amount specified in the related Prospectus Supplement (which will be deposited out of the net proceeds of the sale of the related Securities) and, during the Revolving Period principal will not be distributed on the Securities of the related series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account and will be used to purchase Subsequent Receivables.

                                As used in this Prospectus, the term
                                Receivables will include the Initial
                                Receivables transferred to a Trust on the Closing Date as well as any Subsequent Receivables transferred to such Trust during the related Funding Period or Revolving Period, if any.

                                Amounts on deposit in any Pre-Funding Account during the related Funding Period or in any Collateral Reinvestment Account during the related Revolving Period will be invested by the Trustee (as directed by the Master Servicer) in Eligible Investments, and any resultant investment income, less any related investment expenses ("Investment Income"), will be added, on the Distribution Date immediately following the date on which such Investment Income is paid to the Trust, to interest collections on the Receivables for the related Collection Period and distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period or in a Collateral Reinvestment Account at the end of the related Revolving Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the Notes and/or Certificates of the related Series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus Supplement. In no event will a Funding Period continue for more than one year after the related Closing Date. See "Risk Factors -- Pre-Funding Accounts", "-- Sales of Subsequent Receivables" and "Description of the Transfer and Servicing Agreements -- Trust Accounts -- Pre-Funding Accounts".


          Credit and Cash Flow  If and to the extent specified in the related
            Enhancement   . .   Prospectus Supplement, credit enhancement
                                with respect to a Trust or any class or
                                classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or a class or classes of Securities may be subject to certain limitations and exclusions from coverage thereunder.

          Transfer and
          Servicing

            Agreements  . . .   The Depositor will sell the related
                                Receivables to a Trust pursuant to a Sale and Servicing Agreement or Pooling and Servicing
                                Agreement, as applicable. The rights and benefits of an Owner Trust under any such Sale and Servicing Agreement will, if such Owner Trust issues Notes, be assigned to the related Indenture Trustee as collateral for such Notes pursuant to the Indenture. The
                                Master Servicer will agree with each Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables, either directly or indirectly through one or more Subservicers.
                                In addition, the Master Servicer may
                                undertake certain administrative duties under an Administration Agreement with respect to an Owner Trust.

                                Unless otherwise provided in the related
                                Prospectus Supplement, the Master Servicer will advance scheduled payments under each Precomputed Receivable that are not timely made (a "Precomputed Advance") to the extent that the Master Servicer, in its sole discretion, expects to recoup such Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables. If so provided in the related Prospectus Supplement, with respect to Simple Interest Receivables, the Master Servicer will advance any interest shortfall (a "Simple Interest Advance"). As used herein, "Advance" means any Precomputed Advance or Simple Interest Advance. The Master Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

                                Unless otherwise specified in the related
                                Prospectus Supplement, the Master Servicer will receive a fee for servicing the Receivables of each Trust equal to the percentage specified in the related Prospectus Supplement of the aggregate outstanding principal balance of the related Receivables Pool, plus certain late fees, prepayment charges and other administrative fees or similar charges. Fees payable to any Subservicer as compensation for performing certain servicing functions with respect to all or a portion of the Receivables in a Receivables Pool will be the responsibility of the Master Servicer and will not be an additional expense of the Trust. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein.

          Tax Considerations    If a Prospectus Supplement specifies that the
                                related Trust will be a partnership or will not issue any classes of Certificates, upon the issuance of the related Series of Securities (a) Federal Tax Counsel to such
                                Trust will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such Series will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation and (b) local tax counsel to such Trust will deliver an opinion to the effect that the same characterizations apply for applicable state income and business tax purposes. In respect of any such Series, each holder of a Note (each, a "Noteholder"), by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each holder of a Certificate, if any, (each, a
                                "Certificateholder"), by the acceptance of a Certificate of such Series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and for state income and business tax purposes. Alternative characterizations of such Trust and any such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                If a Prospectus Supplement specifies that the related Trust will be a Grantor Trust, upon the issuance of the related Series of Certificates Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                If a Prospectus Supplement specifies that the related Trust will issue one or more classes of Certificates treated as debt, upon the issuance of the related Series of Securities
                                (a) Federal Tax Counsel to such Trust will deliver an opinion to the effect that for federal income tax purposes: (i) unless provided otherwise in the Prospectus Supplement, any Certificates of such Series will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation and (b) local tax counsel to such Trust will deliver an opinion to the effect that the same characterizations apply for applicable state income and business tax purposes. In respect of any such Series, each Certificateholder, by the acceptance of a Certificate of such Series, will agree to treat such Certificate as indebtedness. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to
                                Certificateholders.

                                See "Certain Federal Income Tax Consequences" for additional information regarding the application of federal tax laws.

 ERISA Considerations  . . . .  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the related Prospectus Supplement, and if so specified therein, (i) the Notes of any Series issued by an Owner Trust and (ii) any Certificates issued by an Owner Trust or a Grantor Trust that meet certain Department of Labor requirements are eligible for purchase by employee benefit plans.

                                Unless otherwise specified in the related
                                Prospectus Supplement, the Certificates of any Series that are subordinated to any other Security of that Series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

          Ratings   . . . . .   It is a condition to the issuance of the
                                Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.
                                A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor.
                                Ratings of Securities will address the
                                likelihood of the payment of principal and interest thereon pursuant to their terms.
                                The ratings of Securities will not address the likelihood of an Early Amortization
                                Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed informa-tion regarding the ratings assigned to any information regarding the ratings assigned to any class of a particular Series of Securi-ties, see "Summary of Terms -- Rating of the Securities" and "Risk Factors -- Ratings of the Securities" in the related Prospectus
                                Supplement.

                                 RISK FACTORS

     Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the
Securities:

     Pre-Funding Accounts and Collateral Reinvestment Accounts. If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 40% of the initial aggregate principal amount of the Notes and/or Certificates of the related Series of Securities. In addition, if so specified in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the amount, if any, specified in such Prospectus Supplement into the Collateral Reinvestment Account and, during the Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used to purchase Subsequent Receivables from the Depositor (which, in turn, will acquire such Subsequent Receivables from the Originator or Originators specified in the related Prospectus Supplement) from time to time during the related Funding Period or Revolving Period. During the related Funding Period or Revolving Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account or the Collateral Reinvestment Account will be invested by the Trustee (as instructed by the Master Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection Period and allocated to interest and will be distributed on the Distribution Date pursuant to the payment priorities specified in the related Prospectus Supplement. No Funding Period will end more than one year after the related Closing Date.

     To the extent that the entire Pre-Funded Amount or the entire amount on deposit in the Collateral Reinvestment Account has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period or Revolving Period, any amounts remaining in the Pre-Funding Account or the Collateral Reinvestment Account will be distributed as a prepayment of principal to Noteholders and Certificateholders (collectively the "Securityholders") on the Distribution Date at or immediately following the end of the Funding Period or Revolving Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

     Sales of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Depositor will be obligated pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Depositor from the applicable Originator or Originators during a Funding Period or Revolving Period is less than the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as the case may be, the Depositor may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period or Revolving Period as described above under "Pre-Funding Accounts and Collateral Reinvestment Accounts".

     Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing
Agreement or Sale and Servicing Agreement, as applicable; (ii) the Depositor shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related
Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Depositor must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Depositor deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Originator or the Depositor, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables Pools" herein.

     Certain Legal Aspects -- Security Interests in Financed Vehicles.   In
connection with its transfer of Receivables to a Trust, the Originator of such Receivables will transfer and assign its security interest in the related Financed Vehicles to the Depositor, and the Depositor will transfer and assign such security interest to the Trust. However, because of the administrative burden and expense, neither the Originator nor the Depositor will amend any certificates of title to identify such Trust as the new secured party on the certificates of title relating to such Financed Vehicles. In the absence of such amendments, such Trust may not have a perfected security interest in such Financed Vehicles in certain states. As more fully described in the related Prospectus Supplement, each Originator will make certain representations and warranties with respect to its conveyance of a perfected security interest in a Financed Vehicle to a related Trust and the Originator will be obligated to repurchase the related Receivable from the Trust if there is a breach of such representations and warranties that materially adversely affects the interest of the Trust in such Receivable and such breach has not been cured.

     If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, the Trust could lose its security interest or the priority of its security interest as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. None of the applicable Originator, the Depositor or the Master Servicer will have any obligation to repurchase a Receivable in respect of which a Trust so loses its security interest or the priority of its security interest in the related Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interests in Financed Vehicles".

     Certain Legal Aspects -- Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Originator will be obligated to repurchase any Receivable that fails to comply with such legal requirements, and the Depositor and the Master Servicer will undertake to enforce such obligation on behalf of the Trust. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws".

     Certain Legal Aspects -- Insolvency Considerations.    The
Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the sale of the Receivables from each Originator to the Depositor and from the Depositor to a Trust is, in each such case, a valid sale of the Receivables. Notwithstanding the foregoing, if an Originator or the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables by such debtor should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to Securityholders could occur or (should the court rule in favor of any such trustee, creditor or debtor) reductions in the amounts of such payments could result. If a transfer of Receivables by an Originator or the Depositor is treated as a pledge instead of a sale by it, a tax or government lien on its property arising before the transfer of such Receivables by such debtor may have priority over the related Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Originators' or the Depositor's bankruptcy estate and would not be available to creditors of the Originators or the Depositor.

     Additionally, because the Originators may have purchased the Receivables from other originators or dealers, it is possible that (as a result of recourse retained against such other originators or dealers or otherwise) the transfer of the Receivables from such originators or dealers to the Originator could be treated as a pledge rather than a sale and the corresponding negative implications for timing and receipt of payments by a Trust could apply.

     The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.)
(decided May 27, 1993) determined that "accounts", a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of an Originator, the Depositor, or an originator or dealer which sells Receivables to the Originator, even if the transfer of Receivables by it were treated as a sale, the Receivables would be part of its bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     If so specified in the related Prospectus Supplement, with respect to each Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Company, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Note Distribution Account, if any, and the Certificate Distribution Account, if any, with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay the Notes and/or the Certificates of the related Series in full, the amount of principal returned to such Noteholders and/or the Certificateholders will be reduced and such Noteholders and/or Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements -- Insolvency Event".

     Nature of Contracts and Obligors. If and to the extent specified in the related Prospectus Supplement, the Obligors on the Receivables to be conveyed to a Trust may include "sub-prime" borrowers who have a low income level and/or limited or adverse credit histories. Typical "sub-prime" borrowers include young borrowers (18 to 25 years old) who do not have a credit history, previously bankrupt borrowers who desire to reestablish their credit history, slow payers of credit cards and department store accounts and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of consumer credit. The average interest rate charged by the Originators to such "sub-prime" borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

     Social, Economic and Other Factors. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

     Limited Obligation of the Depositor. None of the Depositor, any Originator or any of their affiliates will insure or be obligated to make any payments in respect of the Notes, the Certificates or the Receivables of a given Trust.

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account and reserve account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Depositor, any Originator, any of their affiliates or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related Prospectus Supplement.

     Maturity and Prepayment Considerations. All of the Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. The rate of prepayment on the Receivables also may be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, the applicable Originator may be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the holders of the related Series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Master Servicer's or one or more Subservicers' option to purchase the Receivables of a given Receivables Pool and "-- Insolvency Event" regarding the sale of the Receivables by certain Owner Trusts if an Insolvency Event occurs with respect to the Company.

     Holders of Notes and Certificates should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

     Servicer Default.  If so provided in the related Prospectus
Supplement with respect to a Series of Securities issued by an Owner
Trust that includes Notes, upon the occurrence of a Servicer Default the related Indenture Trustee or Noteholders may remove the Master
Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholders with respect to such Series that includes Notes will not have the ability to remove the Master Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to each Series that includes Notes will have the ability, with certain specified exceptions, to waive defaults by the Master Servicer, including defaults that could materially and adversely affect the Certificateholders of such Series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     Ratings of the Securities. It is a condition of the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of the Securities will not address the likelihood of an Early Amortization Event. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Certificates, see "Summary of Terms -- Rating of the Securities" and "Risk Factors -- Ratings of the Securities" in the related Prospectus Supplement.

     Book-Entry Registration.  If so specified in the related
Prospectus Supplement, each class of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede") or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Definitive
Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--
 Definitive Securities".


                                  THE TRUSTS

     With respect to each Series of Securities, the Depositor will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of Receivables secured by new and used automobiles, vans or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Depositor will sell Receivables to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Depositor will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Depositor during the related Funding Period. In addition, if so provided in the related Prospectus Supplement, the property of a Trust may also include monies deposited by the Depositor to the Collateral Reinvestment Account on the Closing Date and, during the

Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account and will be used by the Trust to purchase Subsequent Receivables during the related Revolving Period. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust, subject, in the case of any Owner Trust that issues Notes, to the prior rights therein of the related Indenture Trustee and the Noteholders. The property of each Trust will also include
(i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing
Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus
Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a reserve account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

     If the protection provided to (i) holders of the Notes, if any, issued by an Owner Trust by the subordination of the related
Certificates, if any, and by the reserve account, if any, or any other available form of credit enhancement for such Series or (ii) Certificateholders, if any, by any such reserve account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities.
In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The Master Servicer for each Trust will be responsible for the servicing of the Receivables held by the Trust and will receive fees for such services. The Master Servicer may subcontract all or any portion of its obligations as Master Servicer to qualified
Subservicers, but the Master Servicer will not be relieved thereby of its liability with respect to such obligations. Any fees due to any such Subservicers will be the responsibility of the Master Servicer and will not be an additional obligation of the related Trust. See
"Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related
Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Administrator of any Owner Trust that issues Notes and the Master Servicer with respect to any Grantor Trust may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Master Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.


                            THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be originated or acquired by the Originators, and acquired by the Depositor from such Originators, in the ordinary course of business.
The Depositor expects that each Receivable so acquired will have been originated or acquired by the Originator thereof in accordance with the underwriting criteria specified in the related Prospectus Supplement. Each Originator will be an entity generally in the business of originating or acquiring Receivables, or an affiliate of such an entity. The Depositor may acquire Receivables from an Originator who is an affiliate.

     If so provided in the related Prospectus Supplement, each Receivable (i) will be secured by a new or used vehicle, (ii) will provide for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of a Balloon Payment Receivable, may be a final balloon payment ) that fully amortize the amount financed over the original term to maturity of the related Contract (iii) will be a Precomputed Receivable or a Simple Interest Receivable and (iv) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement.

     "Precomputed Receivables" will consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the APR under the related Contract multiplied by the unpaid principal balance of the loan, plus (y) and an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78's.

     "Balloon Payment Receivables" are receivables secured by new and used automobiles or light duty trucks with a final payment which is greater than the scheduled monthly payments. A Balloon Payment
Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also provides for a final "balloon" payment due after payment of such monthly installments, which payment may be substantially larger than the regular scheduled payments and may result in a balloon payment at maturity which may be equal to a high percentage of the original amount financed. If so specified in the related Prospectus Supplement, the final balloon payment on a Balloon
Payment Receivable may be satisfied by one or more of (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Originator or its assignee subject to certain conditions, or (iii) refinancing the balloon payment in accordance with certain conditions. If so specified in the related Prospectus Supplement, only the principal payments due prior to the final balloon payment and not the final balloon payment will be included initially in the related Trust.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments; however, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (calculated as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.
Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable and allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based on state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Master Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate ("APR") and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the applicable Originator or Originators with respect to each Receivables Pool pertaining to delinquencies, repossessions and net losses in respect of motor vehicle retail installment sale contracts and installment loan contracts (referred to herein collectively as "Contracts") will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience of the applicable Originator or to such information.

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any Series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, and the Repurchase Amount of Receivables repurchased by the applicable Originator or purchased by the Master Servicer for administrative reasons.) The Receivables generally will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable Originator will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, as a result of breaches of representations and warranties with respect to the Receivables, and the Master Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements
- -- Termination" regarding the Master Servicer's or one or more Subservicers' option to purchase Receivables from a given Trust and "-- Insolvency Event" regarding the sale of the Receivables owned by certain Owner Trusts if an Insolvency Event occurs with respect to the Company. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Receivables to the Trust during such period could affect the weighted average life of the Securities of the related series.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or
Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related Series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Master Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Master Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     Unless otherwise provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders, if any, will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders".


                               USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the Depositor and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account or the initial deposit, if any, to the Collateral Reinvestment Account, if any. The Depositor will use the portion of such proceeds paid to it for general corporate purposes.


                                THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on August 2, 1995 and is an indirect, limited purpose finance subsidiary of The Long-Term Credit Bank of Japan, Limited and an affiliate of Greenwich Capital Markets,
Inc.   The Long-Term Credit Bank of Japan, Limited is a bank organized under the laws of Japan conducting commercial banking, corporate finance, capital markets and financial advisory services on a global basis. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich, Connecticut 06830; telephone (203) 625-2700.

     As described herein under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables", the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute
Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust.
The Depositor does not have, nor is it expected in the future to have, any significant assets.

     If so provided in the related Prospectus Supplement, the Master Servicer of a Series of Securities may be an affiliate of the Depositor. As described herein, the Depositor may acquire Receivables from an Originator who is an affiliate.

     Neither the Depositor nor any of its affiliates, including
Greenwich Capital Markets, Inc., will insure or guarantee the Securities of any Series.


                               THE ORIGINATORS

     Information regarding the Originator or Originators of the Receivables conveyed to a Trust will be provided in the related
Prospectus Supplement. One or more Originators with respect to a Trust may be an affiliate of the Depositor.

                           DESCRIPTION OF THE NOTES

GENERAL

     Each Owner Trust will, if so specified in the related Prospectus Supplement, issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Notes and Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository").
Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of such Series, as described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon.
If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing.
The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related Series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Master Servicer, a Subservicer or such other party as may be specified in the related Prospectus Supplement of its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements
- -- Termination".

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any such Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based on the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

CERTAIN PROVISIONS OF THE INDENTURE

     Events of Default; Rights upon Event of Default.  "Events of
Default" in respect of a Series of Notes under the related
Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Related Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; or (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution
Account; therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.

     Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the Indenture Trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding
Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing
Event of Default; (ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;
(iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

     None of the related Indenture Trustee or the related Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in such Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Master Servicer or otherwise in accordance with the Related Documents.

     Certain Covenants.  Each Indenture will provide that the related
Trust may not consolidate with or merge into any other entity, unless
(i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust shall have been advised by each Rating
Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; and (v) such Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust; (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

     Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Modification of Indenture. Unless otherwise specified in the related Prospectus Supplement, each Owner Trust and the related
Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.
However, unless otherwise specified in the related Prospectus Supplement, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes or, unless otherwise permitted or contemplated in such Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, an Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action does not materially and adversely affect the interests of any such Noteholder.

     Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor Indenture Trustee for such Series. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor Indenture Trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for a Series of Notes will become effective until acceptance of the appointment by the successor Indenture Trustee for such Series.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Trust will, if so provided in the related Prospectus
Supplement, issue one or more classes of Certificates pursuant to a
Trust Agreement or Pooling and Servicing Agreement, as applicable.  A form of each of the Trust Agreement and the Pooling and Servicing
Agreement has been filed as an exhibit to the Registration Statement of which
this Prospectus forms a part.   The following summary does not purport to be
complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by the Company, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository.
Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

Any Certificate of a Series owned by the Company will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and, if so specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different
Pass-Through Rate, which may be a fixed, variable or adjustable
Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related
Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

     In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust that also issues Notes, distributions in respect of such Certificates may be subordinated to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.


                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip
Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through
Rate, as the case may be, specified in the applicable Prospectus
Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread
Multiplier" is the
percentage that may be specified in the applicable
Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:
(i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a
"Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"),
(v) the CD Rate (a CD Rate Security) or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(5-19)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset
Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating
Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate
Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto.
The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation
Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such

CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination
Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial
Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate
Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial
Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper
Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:


                                         D X 360
               Money Market Yield = ----------------  X 100
                                    360 -- (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

          The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.
In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest
Reset Date for such Interest Reset Period (a "LIBOR Determination
Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two uch offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

          (ii) If fewer than two offered rates appear on the Reuters
Screen LIBO Page on such LIBOR Determination Date, the Calculation
Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury
Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding
Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset
Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate
Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the relate d Trustee, as such term is used in each Trust Agreement and Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial
Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the related Administrator or the related Indenture Trustee, if any, nor the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Administrator or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Trustee elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture
Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Distribution Date, the Master Servicer will prepare and forward, or cause to be prepared and forwarded, to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement
                                 33


setting forth for the related Collection Period the information specified in the related Prospectus Supplement.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See
"Certain Federal Income Tax Consequences".


LIST OF SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.

     Unless otherwise specified in the related Prospectus Supplement, three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each purchase agreement pursuant to which the Depositor will acquire the Receivables from the Originators (each, a "Purchase Agreement"), each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, pursuant to which a Trust will purchase Receivables from the Depositor and the Master Servicer will agree to be responsible for the servicing of such Receivables, each Trust Agreement (or, in the case of a Grantor Trust, each Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued, and each Administration Agreement pursuant to which the Master Servicer will undertake certain administrative duties with respect to an Owner Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.


SALE AND ASSIGNMENT OF RECEIVABLES

     The property of each Trust will include a pool of Receivables, which will consist of Receivables that were originated or acquired by one or more Originators and sold by such Originator or Originators to the Depositor in the ordinary course of business. An Originator may be an affiliate of the Depositor.

     The Receivables included in a Receivables Pool will be sold by the applicable Originator, directly or indirectly, to the Depositor pursuant to a Purchase Agreement. The related Prospectus Supplement will specify for the Initial Receivables to be included in each Receivables Pool the weighted average APR, the weighted average original and remaining terms to maturity, the geographic distribution and distribution by APR, and the percentage of such Receivables that are Precomputed Receivables or

Simple Interest Receivables. Each Prospectus Supplement will also provide information regarding the Originator or Originators of the related Receivables.

     The Originator will make certain representations and warranties in each Purchase Agreement regarding the related Receivables. Such representations and warranties will generally include that, immediately prior to the transfer and assignment of the Receivables, (i) the Originator has good title to, and is the sole owner of, the Receivables, (ii) the Receivables are subject to no offsets, defenses or counterclaims, (iii) each Receivable complies in all material respect with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) each Receivable is secured by a valid first lien on the related Financed Vehicle, (v) no Receivable is delinquent more than 90 days (or such longer period as may be specified in the related Prospectus Supplement) and there are no tax or mechanics' liens against the related Financed Vehicle, (vi) the related Financed Vehicles are covered by physical damage and loss insurance, and
(vii) the information provided by the Originator with respect to the Receivables is true and correct.

     The terms of each Purchase Agreement, including the representations and warranties of the Originator included therein, will apply to the Initial Receivables as well as to any Subsequent Receivables to be transferred to a Trust.

     If so specified in the related Prospectus Supplement, the representations and warranties of the Originator will not be made as of the applicable Cutoff Date but as of the date on which the Originator sold the Receivables to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Securities to which such Receivables relate. If the representations and warranties of an Originator do not address events that may have occurred following the sale of the Receivables by such Originator, its repurchase obligation described below would not arise if the relevant event that would otherwise have given rise to such obligation with respect to a Receivable occurs after the date of sale of such Receivable by the Originator to the Depositor or its affiliates. However, the Depositor will not include any Receivable in a Trust for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Originator will not be accurate and complete in all material respects in respect of such Receivable as of the date of issuance of the related Series of Securities.
If the Master Servicer is also an Originator with respect to a particular Series, such representations and warranties will be in addition to the representations and warranties made by the Master Servicer in its capacity as Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Originator, will promptly notify the relevant Originator of any breach of any representation or warranty made by it in respect of a Receivable which materially and adversely affects the interests of the Trust in such Receivable. Unless specified in the related Prospectus Supplement, if such Originator does not cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Originator will be obligated to repurchase such Receivable from the Trust at a price (the "Repurchase Amount") equal to 100% of the principal balance thereof as of the date of the repurchase plus accrued interest thereon at the applicable APR to the first day of the month in which the Purchase Amount is to be distributed. Except in those cases in which the Master Servicer is the Originator, the Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the holders of the Securities. This repurchase obligation will constitute the sole remedy available to holders of the Securities or the Trustee for a breach of representations and warranties by an Originator.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Originator) will be obligated to repurchase a Receivable if an Originator defaults on its obligation to do so, and no assurance can be given that Originators will carry out their respective repurchase obligations with respect to Receivables.

     On the related Closing Date, the Depositor will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to the related Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Concurrently with the transfer and assignment of such Receivables to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Notes and/or Certificates. The net proceeds from the sale of the Notes and/or Certificates will be applied to the purchase of the related Receivables and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount to the Pre-Funding Account and the initial deposit to the Collateral Reinvestment Account. Each Prospectus Supplement will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the related Trust.

     If the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account or Collateral Reinvestment Account, the applicable Originator or Originators will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement or Purchase Agreements, as applicable, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, Subsequent Receivables from time to time during the Funding Period or Revolving Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment
Account, as applicable Pre-Funded amount or the amount on deposit in the Collateral Reinvestment Account, as applicable. The related Trust will be obligated pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to purchase all such Subsequent Receivables from the Depositor subject to the satisfaction, on or before the related Subsequent Transfer Date, of the conditions precedent, among others, that (i) each such Subsequent Receivable shall satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and shall not have been selected from among the eligible Receivables in a manner that the applicable Originator or the Depositor deems adverse to the interests of the Securityholders; (ii) as of the applicable Cutoff Date for such Subsequent Receivables, all of the Receivables in the related Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related
Prospectus Supplement; and (iii) the applicable Originator must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor and the related Trust, respectively. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Depositor deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of such Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Originator or the Depositor, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

TRUST ACCOUNTS

     With respect to each Owner Trust that issues Notes, the Master
Servicer will establish and maintain with the related Indenture Trustee
(a) one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the "Collection Account") and
(b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust that issues Certificates and each Grantor Trust, the Master Servicer will establish and maintain an account with the related Trustee, in the name of such Trustee on behalf of the Certificate-holders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for distribution to such

Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Owner Trust that does not issue Notes or any Grantor Trust, the Master Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Master
Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture
Trustee (in the case of an Owner Trust that issues Notes) or Trustee (in the case of an Owner Trust that does not issue Notes or a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders.

     Pre-Funding Account and Collateral Reinvestment Account. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 40% of the initial aggregate principal amount of the Notes and Certificates of the related Series. In addition, if so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Collateral Reinvestment Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the amount, if any, specified in such Prospectus Supplement, and, during the Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period and Revolving Period, respectively. The amounts on deposit in the Pre-Funding Account during the Funding Period and the amount on deposit in the Collateral Reinvestment Account will be invested by the Trustee in Eligible Investments. Any Investment Income received on the Eligible Investments during a Collection Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period or Revolving Period, if any, for a Trust will begin on the related Closing
Date and will end on the date specified in the related Prospectus Supplement, which, in the case of the Funding Period, in no event will be later than the date that is one year after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period or in the Collateral Reinvestment Account at the end of the Revolving Period will be distri buted to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

     For each Series of Securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any
Pre-Funding Account, Collateral Reinvestment Account, reserve account or other accounts identified as such in the related Prospectus
Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) qualifying demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities;
(c) qualifying commercial paper; (d) qualifying investments in money market mutual funds (including funds for which the related Indenture Trustee or the related Owner Trustee or any of their respective affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b); (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and (g) any other investment specified in the related Prospectus Supplement or permitted by the rating agency rating the related Series of Securities. Except as described hereafter or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. Unless otherwise specified in the related Prospectus Supplement, Investment Income on funds deposited in the Trust Accounts will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit
Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency rating the related Series of Securities in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has a long-term or short-term unsecured debt rating or a deposit rating acceptable to the rating agency rating the related Series of Securities and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     If so specified in the related Prospectus Supplement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Depositor and each Trust will designate the Master Servicer, or another custodian specified in such Prospectus Supplement, as custodian to maintain possession, as such Trust's agent, of the related Contracts and any other documents relating to the Receivables. The Depositor's and the Master Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

     The Master Servicer, directly or through one or more Subservicers, will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing
Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Contracts it services for itself and others. Consistent with its normal procedures, the Master Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Master Servicer purchasing the Receivable for the Repurchase Amount, while others may result in the Master Servicer making Advances. The Master Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

     If so specified in the related Prospectus Supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the Receivables. The identity of any backup servicer, as well as a description of such responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in the related Prospectus Supplement.

COLLECTIONS

     With respect to each Trust, the Master Servicer will deposit or cause to be deposited all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during the period specified in the related Prospectus Supplement (the
"Collection Period") into the related Collection Account not later than two business days after receipt thereof.

     Collections on a Precomputed Receivable received during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Master Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full and if so provided in the related Prospectus Supplement, generally will be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.

ADVANCES

     If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Master Servicer will make a Precomputed Advance of the shortfall. The Master
Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Master Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Master Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Master Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Master Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     If so provided in the related Prospectus Supplement, on or before the business day prior to each Distribution Date, the Master Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Master Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) will be withdrawn from the Collection Account and paid to the Master Servicer in reimbursement of outstanding Simple Interest Advances. If so provided in the related Prospectus Supplement, no advances of principal will be made with respect to Simple Interest Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust the Master Servicer will be entitled to receive, out of interest collected on or in respect of the related Receivables, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. If so specified in the related Prospectus Supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series. Any fees due to any Subservicer with respect to a Receivables Pool will be the responsibility of the related Master Servicer and will not be an additional expense of the Trust.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Contracts and late fees and other charges in accordance with the Master Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Master Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and the disposition of defaulted Receivables and policing the collateral. The Servicing Fee will also compensate the Master Servicer for administering the related Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Indenture Trustee and/or Trustee, and generating federal income tax information for such
 Trust and for the related Noteholders and/or Certificateholders. The Servicing Fee also will reimburse the Master Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date collections on or in respect of the related Receivables will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a reserve account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates.
Distributions of principal on the Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, during a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related
Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements as may be described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

     The existence of a reserve account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses.
If so specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur that exceed the amount covered by such credit enhancement or that are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing
Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or
Trustee a statement as to compliance by the Master Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Master Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Master Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and ServicingAgreement or Pooling and ServicingAgreement, as applicable.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Office for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

     Prior to each Distribution Date with respect to each Series of Securities, the Master Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities -- Statements to Securityholders".

SERVICER DEFAULTS

     Unless otherwise provided in the related Prospectus Supplement, a "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver or cause to be delivered to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trustee, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Master Servicer or written notice of such failure is given (a) to the Master
Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Master Servicer and to the related Trustee or Indenture
Trustee, as applicable, by holders of Notes, if any, evidencing not less than 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less than 25% of the Certificate Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Master Servicer in the same manner described in clause (i) above; and (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT


     Unless otherwise provided in the related Prospectus Supplement, in the case of any Owner Trust that issues Notes, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Master
Servicer, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer and will be entitled to similar compensation arrangements. In the case of any Owner Trust that does not issue Notes or any Grantor Trust, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Trust Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Master Servicer, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. In the event that the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Master Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $10,000,000 (or such other amount as is specified in the related Prospectus Supplement) and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such successor master servicer, which in no event may be greater than the servicing compensation paid to the Master Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

     Unless otherwise provided in the related Prospectus Supplement,
(i) in the case of each Owner Trust that issues Notes, holders of the related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate
Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Owner Trust that does not issue Notes or each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance may, on behalf of all such Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision of the Master Servicer in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders and Certificateholders; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interests of any such Noteholder or Certificateholder.

     Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, of the related Series and the holders of Certificates evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.

INSOLVENCY EVENT

     With respect to any Owner Trust, unless otherwise provided in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables comprising the related
Receivables Pool will be liquidated and such Trust will be terminated
90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of Certificates, if any, (excluding any Certificates held by the Company) representing more than 50% of the aggregate outstanding principal amount of each such class (not including the principal amount of such Certificates held by the

Company) and (ii) holders of each class of Notes, if any, representing more than 50% of the aggregate outstanding principal amount of each such class of Notes, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Company, notice thereof is required to be given to the related Securityholders; provided, however, that any failure to give such notice will not prevent or delay the termination of such Trust. Upon any such termination of a Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Trust Accounts and any available credit enhancement are not sufficient to pay the related Notes and Certificates in full, the amount of principal returned to the holders thereof will be reduced and some or all of the related Securityholders will incur a loss.

     Each Pooling and Servicing Agreement and each Trust Agreement will provide that the related Trustee shall not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all related Certificateholders (including the Company) and the delivery to such Trustee by each such Certificateholder (including the Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT IN FULL OF THE NOTES

     Upon the payment in full of all outstanding Notes of a given
Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture
Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

     Unless otherwise provided in the related Prospectus Supplement, in the case of an Owner Trust, the Company will agree in the related Trust Agreement to be liable directly to any injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor with respect to such Owner Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Company was a general partner.


TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, the obligations of the Master Servicer, any Subservicer, the Depositor, each Originator, the related Trustee and the related Indenture Trustee, if any, with respect to the Trust pursuant to the related Transfer and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders, if any, of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expenses, the Master
Servicer will be permitted, at its option, to purchase from each Trust all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the then outstanding Pool Balance is 10% or less of the original Pool Balance (as defined in the related Prospectus Supplement), at a purchase price equal to the aggregate of the Repurchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus
Supplement, the Indenture Trustee or Trustee, as applicable, will, within the period of time specified in such Prospectus Supplement following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in such Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

ADMINISTRATION AGREEMENT

     The Master Servicer, in its capacity as administrator (the "Administrator"), may enter into an agreement (each, an "Administration Agreement") with an Owner Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. If so specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid as specified in the related Prospectus Supplement.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles, light duty trucks and vans generally is governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

     Unless otherwise specified in the related Prospectus Supplement, each Contract will name the applicable Originator as obligee or assignee and as the secured party. Unless otherwise specified in the related Prospectus Supplement, such Originator will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Unless otherwise specified in the related Prospectus Supplement, the Obligors on the Contracts will not be notified of the sale from the Originator, directly or indirectly, to the Depositor, or the sale from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from the Originator, directly or indirectly, to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     The Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Depositor, and the Depositor will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement. However, because of the administrative burden and expense, neither the Originator nor the Depositor will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

     In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

     Under the laws of most states, the perfected security interest in a vehicle will continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless otherwise specified in the related Prospectus Supplement, under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Master Servicer will be obligated to take appropriate steps, at the Master Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Master Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.
The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-
Lending Act, the Equal Credit Opportunity Act, the Federal Trade
Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle.
Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Originator's warranties under the related Purchase Agreement and would create an obligation of the Originator to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under most state vehicle dealer licensing laws, sellers of automobiles, minivans and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Master Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Transfer and Servicing Agreements.

     Under each Purchase Agreement, the Originator will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Originator and would create an obligation of the Originator to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences particular to them with respect to their purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.
Each Trust will be provided with an opinion of special federal tax counsel to the Trust specified in the related Prospectus Supplement ("Federal Tax Counsel") that the federal income tax matters discussed below are accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code, whether the Trust will be treated as a grantor trust or whether the Trust will issue one or more classes of Certificates treated as debt for federal income tax purposes. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made, whether the Trust will be treated as a grantor trust or whether the Trust will issue one or more classes of Certificates treated as debt for federal income tax purposes.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE OR WHICH ISSUE NO
CLASSES OF CERTIFICATES

TAX CHARACTERIZATION OF THE TRUST

     Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made or which issues no classes of certificates will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     General. The following discussion only applies to a Trust which elects to be treated as a partnership and issues one or more classes of Certificates. Furthermore, the following discussion assumes that all payments on the Certificates are denominated in U.S. dollars and that any such Certificates are sold to persons other than the Company. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax consideration with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Treatment of the Notes as Indebtedness.   The Depositor will
agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax
Counsel will, if so provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc.   The discussion below assumes that all
payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes.   Based on the above assumptions and
except as discussed in the following paragraph, although the matter is not entirely clear, Federal Tax Counsel is of the opinion that the Notes will not be considered issued with OID. In such case, the stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. In the opinion of Federal Tax Counsel, a purchaser who buys a Note for more or less than its principal amount will generally be subject to the premium amortization or market discount rules, respectively, of the Code.

     In the opinion of Federal Tax Counsel, a holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition.   In the opinion of Federal Tax
Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note.
Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders.   In the opinion of Federal Tax Counsel, interest
payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold
U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     In the opinion of Federal Tax Counsel, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding.   In the opinion of Federal Tax Counsel, each holder
of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder and remit the amount withheld to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes.   If, contrary to
the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders.
For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S.

tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership.   The Depositor will
agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Company is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc.   The following discussion assumes that
all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation.   In the opinion of Federal Tax Counsel, as a
partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In the opinion of Federal Tax Counsel, the Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     In the opinion of Federal Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders although Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     In the opinion of Federal Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     In the opinion of Federal Tax Counsel, an individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions.
Such miscellaneous itemized deductions are only allowed to the extent they exceed, in the aggregate, 2% of an individual's adjusted gross income. Furthermore, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium.   It is believed that the Receivables were
not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination.   Under Section 708 of the Code, the
Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, because the proper accounting for a Section 708 termination requires the Trust to be aware of the Certificateholders' tax basis in their respective Certificates, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates.   Generally, capital gain or loss
will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. In the opinion of Federal Tax Counsel, a Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income
(includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     In the opinion of Federal Tax Counsel, any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements.
Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     In the opinion of Federal Tax Counsel, if a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees.   In general, the
Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, in the opinion of Federal Tax Counsel, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election.   In the event that a Certificateholder
sells its Certificates at a profit (loss), the purchasing
Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters.   The Owner Trustee is required to keep or have
kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1.
The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i)
the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under
Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The
Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders.   It is not clear
whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.
In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.
In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding.   In the opinion of Federal Tax Counsel,
distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

PENDING LEGISLATION

     During 1995, the United States Congress passed the"Seven Year
Balanced Budget Act of 1995", H.R. 2491 (the "Bill"), which was vetoed by President Clinton. The Bill would have created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT", and future legislation may include provisions similar to the FASIT provisions of the Bill. If those provisions are reintroduced and enacted in the form contained in the Bill, they generally will enable certain arrangements similar to a Trust that is treated as a partnership to elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the related Trust Agreement and Indenture, the Depositor will be permitted to amend such Trust Agreement and Indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that FASIT provisions of the Bill will be reintroduced and enacted, that they will be enacted in their present form, or that they will permit an election to be made with respect to all or any portion of a Trust. There also can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. However, any such election will be made only if an opinion of Federal Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate.


TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made and the Trust does not issue one or more classes of Certificates treated as debt for Federal income tax purposes, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     Characterization.  In the opinion of Federal Tax Counsel, each
Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     In the opinion of Federal Tax Counsel, each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer.
Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income.
A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier.
If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables.
The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, in the opinion of Federal
Tax Counsel, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass
Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions", as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount. In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.
For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust
Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.
If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     Election to Treat All Interest as OID. In the opinion of Federal Tax Counsel, the OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. In the opinion of Federal Tax Counsel, a sale or exchange of a Grantor Trust
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     In the opinion of Federal Tax Counsel, Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S.
Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor \ Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

TRUSTS WHICH ISSUE ONE OR MORE CLASSES OF CERTIFICATES TREATED AS DEBT FOR FEDERAL INCOME TAX PURPOSES

TAX CHARACTERIZATION OF THE TRUST

     Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Certificates treated as debt for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.


TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Certificates as Indebtedness.   The Depositor
will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Certificates as debt for federal income tax purposes. Federal Tax Counsel will, if so provided in the related Prospectus Supplement, advise the Trust that the Certificates will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Certificates is correct.

     OID, Indexed Securities, etc.   The discussion below assumes that all
payments on the Certificates are denominated in U.S. dollars, and that the Certificates are not Indexed Securities or Strip Certificates. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Certificates.   Based on the above
assumptions and except as discussed in the following paragraph, although the matter is not entirely clear, Federal Tax Counsel is of the opinion that the Certificates will not be considered issued with OID. In such case, the stated interest thereon will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with such Certificateholder's method of tax accounting. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. In the opinion of Federal Tax Counsel, a purchaser who buys a Certificate for more or less than its principal amount will generally be subject to the premium amortization or market discount rules, respectively, of the Code.

     In the opinion of Federal Tax Counsel, a holder of a Certificate that has a fixed maturity date of not more than one year from the issue date of such Certificate (a "Short-Term Certificate") may be subject to special rules. An accrual basis holder of a Short-Term Certificate (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid
(or, if earlier, upon the taxable disposition of the Short-Term Certificate). However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Certificate in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

     Sale or Other Disposition.   In the opinion of Federal Tax
Counsel, if a Certificateholder sells a Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate to a particular Certificateholder will equal the holder's cost for the Certificate, increased by any market discount, acquisition discount, OID and gain previously included by such Certificateholder in income with respect to the Certificate and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Certificateholder with respect to such Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders.   In the opinion of Federal Tax Counsel, interest
payments made (or accrued) to a Certificateholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Certificates with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing the foreign person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Certificate. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     In the opinion of Federal Tax Counsel, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Certificate by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding.   In the opinion of Federal Tax Counsel, each holder
of a Certificate (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.
Should a nonexempt Certificateholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder and remit the amount withheld to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Certificates.   If,
contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Certificates did not represent debt for federal income tax purposes, the Certificates might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Certificates recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Certificates as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.


                                    * * *

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM WITH RESPECT TO THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                            ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given Series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given Series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES

     The following discussion applies only to nonsubordinated
Certificates (referred to herein as "Senior Certificates").

     The U.S. Department of Labor has granted to the lead underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2)  The rights and interests evidenced by the Senior
Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;


          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the Trustee, the Master Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the underwriter or underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.


                             PLAN OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus
Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with the other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions. The selling commission for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Receivables pending the sale of such Receivables or interests therein, including the Securities.

                                LEGAL MATTERS

     Certain legal matters relating to the Securities of any Series will be passed upon for the related Trust and the Depositor by Brown & Wood, New York, New York.

                           INDEX OF PRINCIPAL TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  44
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Bill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  27
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .  36
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .  19
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . .  27
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . .  26
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Commodity Indexed Securities  . . . . . . . . . . . . . . . . . . . . . .  30
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Currency Indexed Securities . . . . . . . . . . . . . . . . . . . . . . .  30
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
DTC Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .  37
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . .  28
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . .  26
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . .  26
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
GCM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Grantor Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . .  54
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  54
H.15(5-19)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Indexed Commodity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Indexed Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Indexed Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . .  30
Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Indirect DTC Participants . . . . . . . . . . . . . . . . . . . . . . . .  31
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Investment Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .  36
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Noteholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
OID regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Owner Certificate Distribution Account  . . . . . . . . . . . . . . . . .  36
Owner Collection Account  . . . . . . . . . . . . . . . . . . . . . . . .  36
Owner Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  59
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . 4
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  17

Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Receivable Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Repurchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Required Deposit Ratings  . . . . . . . . . . . . . . . . . . . . . . . .  37
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . .  29
Rule of 78's Receivables  . . . . . . . . . . . . . . . . . . . . . . . .  17
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . 7
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  55
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . .  17
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Stock Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Stock Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . .  30
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  11
Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . .  33
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . .  30
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

     SEC registration fee . . . . . . . . . . . . . . . . . . . .  $  172,414
     Legal fees and expenses  . . . . . . . . . . . . . . . . . .  $  450,000
     Accounting fees and expenses . . . . . . . . . . . . .        $  100,000
     Rating agency fees . . . . . . . . . . . . . . . . . .        $  200,000
     Trustees' fees and expenses  . . . . . . . . . . . . .        $   37,500
     Printing . . . . . . . . . . . . . . . . . . . . . . .        $  100,000
     Miscellaneous  . . . . . . . . . . . . . . . . . . . .        $  100,000
          Total . . . . . . . . . . . . . . . . . . . . . . . . .  $1,159,914
                                                                    =========
     ____________

     *  To be completed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Financial Asset Securities Corp. has undertaken in its certificate of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of Financial Asset Securities Corp. against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.

 1.1 Form of Underwriting Agreement for Notes
 1.2 Form of Underwriting Agreement for Certificates
 3.1 Certificate of Incorporation of the Depositor
 3.2 Bylaws of the Depositor
 4.1 Form of Trust Agreement (including form of Certificates)
 4.2 Form of Pooling and Servicing Agreement (including form of
     Certificates)
 4.3 Form of Indenture (including form of Notes)
 5.1 Opinion of Brown & Wood with respect to legality
 8.1 Opinion of Brown & Wood with respect to tax matters
10.1 Form of Sale and Servicing Agreement
10.2 Form of Administration Agreement
10.3 Form of Custodial Agreement
23.1 Consent of Brown & Wood (included in Exhibits 5.1 and 8.1)
24.1 Power of Attorney (included on Page II-4)
25.1 Statement of Eligibility and Qualification of Indenture Trustee
99.1 Form of Transfer Agreement
99.2 Form of Security Agreement
99.3 Form of Receivables Purchase Agreement
______________________


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust
Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, the State of Connecticut on the 23rd day of May, 1996.

                              FINANCIAL ASSET SECURITIES CORP.


                              By:   /s/ Konrad R. Kruger
                                   ----------------------------------
                                    Name:  Konrad R. Kruger
                                   Title:  President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature           Title                              Date
          ---------           -----                              ----


Konrad R. Kruger*      President & Director (Principal
___________________    Executive                                   May 23, 1996
                       Officer and Principal Financial Officer)

Kevin C. Piccoli*      Controller (Principal Financial Officer     May 23, 1996
______________________

/s/Stephen M. Peet*     Director                                   May 23, 1996
- ---------------------

Kensaku Higashi*       Director                                    May 23, 1996
- --------------------

*By /s/Stephen M. Peet
   --------------------------
     Stephen M. Peet
     Attorney-in-Fact

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Financial Asset Securities Corp., a Delaware corporation, hereby constitutes and appoints Stephen M. Peet, Charles A. Forbes, Jr., and John C. Anderson, each with full power of substitution and resubstitution, his true and lawful attorneys and agents to sign the name of the undersigned Director in the capacity indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following person in the capacity and on the date indicated:

          Signature           Title                              Date
          ---------           -----                              ----

/s/ David R. Jones             Director                      May 23, 1996
- -----------------------
David R. Jones

                                                    Registration No. 333-1548






=============================================================================




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                          _____________________


                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933


                         _____________________


                          FASCO AUTO TRUSTS
                (Issuer with respect to the Securities)


                   FINANCIAL ASSET SECURITIES CORP.
               (Originator of the Trusts described herein)
         (Exact name of Registrant as specified in its charter)

                       _____________________


                          EXHIBIT VOLUME



=============================================================================

                                EXHIBIT INDEX


Exhibit        Description                                            Page
- -------        -----------                                           ------

 1.1           Form of Underwriting Agreement for Notes
 1.2           Form of Underwriting Agreement for Certificates
 3.1           Certificate of Incorporation of the Depositor
 3.2           Bylaws of the Depositor
 4.1           Form of Trust Agreement (including form of Certificates)
 4.2           Form of Pooling and Servicing Agreement (including form of
               Certificates)
 4.3           Form of Indenture (including form of Notes)
 5.1           Opinion of Brown & Wood with respect to legality
 8.1           Opinion of Brown & Wood with respect to certain tax matters
10.1           Form of Sale and Servicing Agreement
10.2           Form of Administration Agreement
10.3           Form of Custodial Agreement
23.1           Consent of Brown & Wood
               (included in Exhibits 5.1 and 8.1)
24.1           Power of Attorney (included on Page II-4)
25.1           Statement of Eligibility and Qualification of Indenture Trustee
99.1           Form of Transfer Agreement
99.2           Form of Security Agreement
99.3           Form of Receivables Purchase Agreement

- -----------------------------------

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION
      Prospectus Supplement to Prospectus dated                  , 1996

FASCO AUTO TRUST 199  -
$                   % Asset Backed Notes, Class A-1
$                   % Asset Backed Notes, Class A-2
$                   % Asset Backed Certificates

FINANCIAL ASSET SECURITIES CORP., Depositor

(                                      ), Servicer
     FASCO Auto Trust 199   -   (the "Trust") will be formed pursuant to a
Trust Agreement, to be dated as of                          , 199   (the
"Closing Date"), among Financial Asset Securities Corp., a Delaware
corporation, as Depositor,                                 , a
                   corporation, as Servicer, and
      , a                        banking corporation, as Trustee.  The
Trust will issue $                            aggregate principal amount
of        % Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $
              aggregate principal amount of        % Asset Backed Notes,
Class A-2 (the "Class A-2 Notes" and, with the Class A-1 Notes, the
"Notes") pursuant to an Indenture, to be dated as of the Closing Date,
between the Trust and                       , a
banking corporation, as Indenture Trustee.  The Trust also will issue $
                aggregate principal amount of        % Asset Backed
Certificates (the "Certificates"). The assets of the Trust will include a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (the "Receivables") secured by the motor vehicles financed thereby and certain monies due or received thereunder on
or after                    , 199   .  The Receivables will be transferred
to the Trust by the Depositor as described herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture.
                                                (Continued on following page)

     THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE
NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS.

                              Price to the     Underwriting   Proceeds to the
                              Public(1)        Discount       Depositor(1)(2)
                              ------------     ------------   ----------------
Per Class A-1 Note . . . .           %             %                     %
Per Class A-2 Note . . . .           %             %                     %
Per Certificate  . . . . .           %             %                     %

Total  . . . . . . . . . .     $                $             $

____________________
(1)   Plus accrued interest, if any, from                        , 199  .
(2)   Before deducting expenses, estimated to be $


                     ----------------------------------
         The Notes and the Certificates are offered subject to prior sale, and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of The Depository Trust Company
on or about                         , 199  .

                       GREENWICH CAPITAL MARKETS, INC.
 The date of this Prospectus Supplement is                            , 199 .

     Interest on the classes of Notes will accrue at the fixed per annum
rates specified above and generally will be payable on the       day of
each month, commencing                      , 199   .  Principal of the
Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Certificates represent fractional undivided interests in the Trust. Interest, to the extent of
the Pass-Through Rate of       % per annum, will be distributed to

Certificateholders on each Distribution Date. No distributions of principal will be made on the Certificates until all of the Notes have been paid in full.

     To the extent not previously paid, the Class A-1 Notes will be
payable in full on                  , the Class A-2 Notes will be payable
in full on                        , and the Certificates will be payable
in full on                       ; however, one or both classes of Notes
or the Certificates may be paid in full prior to the final scheduled Distribution Date therefor, as described herein and in the Prospectus. In addition, the Class A-2 Notes will be subject to early redemption, and the Certificates will be subject to prepayment, in whole but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance thereof is reduced to 10% or less of their initial aggregate principal balance.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE SECURITIES OFFERED HEREBY AND, TO THAT EXTENT, SUPPLEMENTS THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                          REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


  Issuer  . . . . . . . . . . . . .       FASCO Auto Trust 199    -    (the
                                          "Trust"), a Delaware business
                                          trust to be formed pursuant to a
                                          Trust Agreement to be dated as of
                                                            , 199   (as
                                          amended and supplemented from time
                                          to time, the "Trust Agreement"),
                                          among the Depositor,
                                                    , a
                                               corporation (the "Company"),
                                          and the Owner Trustee.

  Depositor   . . . . . . . . . . .       Financial Asset Securities Corp.,
                                          a Delaware corporation (the
                                          "Depositor").

  Originator and Servicer   . . . .
                                         , a
                                          corporation (in its capacity as
                                          originator of the Receivables, the
                                          "Originator" and, in its capacity
                                          as servicer of the Receivables,
                                          the "Servicer").  The Servicer is
                                          referred to in the Prospectus as
                                          the Master Servicer.

  Indenture Trustee . . . . . . . .                        , a
                                             banking corporation, as trustee
                                          under the Indenture (the
                                          "Indenture Trustee").

  Owner Trustee . . . . . . . . . .                        , a
                                                   banking corporation, as
                                          trustee under the Trust Agreement
                                          (the "Owner Trustee").

  The Notes . . . . . . . . . . . .       The Trust will issue the      %
                                          Asset Backed Notes, Class A-1 in
                                          an aggregate principal amount of $
                                                          (the "Class A-1
                                          Notes") and the      % Asset
                                          Backed Notes, Class A-2 in an
                                          aggregate principal amount of $
                                                        (the "Class A-2
                                          Notes" and, with the Class A-1
                                          Notes, the "Notes") pursuant to an
                                          Indenture to be dated as of
                                                          , 199    (as
                                          amended and supplemented from time
                                          to time, the "Indenture"), between
                                          the Trust and the Indenture
                                          Trustee.

                                          Under the terms of the Indenture,
                                          the Notes will be secured by the
                                          assets of the Trust.

  The Certificates  . . . . . . . .       The Trust will issue      %
                                          Asset-Backed Certificates (the
                                          "Certificates" and, together with
                                          the Notes, the "Securities") with
                                          an aggregate initial Certificate
                                          Balance of $
                                                    .  The Certificates
                                          represent fractional undivided
                                          interests in the Trust and will be
                                          issued pursuant to the Trust
                                          Agreement.

  The Receivables . . . . . . . . .       On                     , 199
                                          (the "Closing Date"), the
                                          Depositor will purchase from the
                                          Originator pursuant to a Purchase
                                          Agreement dated as of
                                                , 199   (the "Purchase
                                          Agreement"), by and between the
                                          Originator and the Depositor,
                                          motor vehicle installment loan
                                          agreements and motor vehicle
                                          retail installment sale contracts
                                          secured by new or used
                                          automobiles, vans and light-duty
                                          trucks (the "Receivables") having
                                          an aggregate principal balance of
                                          approximately $
                                               as of                    ,
                                          199   (the "Cutoff Date").  The

                                          Trust, in turn, will acquire the
                                          Receivables from the Depositor
                                          pursuant to a Sale and Servicing
                                          Agreement to be dated as of
                                                             , 199  (as
                                          amended and supplemented from time
                                          to time, the "Sale and Servicing
                                          Agreement"), among the Trust, the
                                          Depositor and the Servicer, and
                                          the Servicer will agree to service
                                          the Receivables upon the terms set
                                          forth in the Sale and Servicing
                                          Agreement.  The Originator will
                                          make certain representations and
                                          warranties concerning the
                                          Receivables in the Purchase
                                          Agreement, and the Depositor will,
                                          in the Sale and Servicing
                                          Agreement, assign its rights under
                                          the Purchase Agreement to the
                                          Trust, including its right to
                                          cause the Originator to repurchase
                                          Receivables with respect to which
                                          the Originator is in breach of any
                                          such representation and warranty
                                          as of the Cutoff Date, if such
                                          breach has a material and adverse
                                          effect on the rights of the Trust
                                          in such Receivables and such
                                          breach is not cured in a timely
                                          manner.  The Depositor will have
                                          no obligation to repurchase from
                                          the Trust any Receivable with
                                          respect to which the Originator is
                                          in breach of a representation or
                                          warranty, nor will it have any
                                          other obligation with respect to
                                          the Receivables or the Securities.

                                          The Receivables have been selected
                                          from the Originator's portfolio of
                                          motor vehicle installment sale
                                          contracts and motor vehicle
                                          installment loan agreements based
                                          on the criteria specified in the
                                          Sale and Servicing Agreement and
                                          described herein under "The
                                          Receivables Pool" and in the
                                          Prospectus under "The Receivables
                                          Pools".  As of the Cutoff Date,
                                          the weighted average annual
                                          percentage rate of the Receivables
                                          was approximately           %, the
                                          weighted average remaining
                                          maturity of the Receivables was
                                          approximately           months and
                                          the weighted average original
                                          maturity of the Receivables was
                                          approximately           months.
                                          No Receivable has a scheduled
                                          maturity later than
                                                       (the "Final
                                          Scheduled Maturity Date").

                                          The "Pool Balance" at any time
                                          will equal the aggregate principal
                                          balance of all of the outstanding
                                          Receivables owned by the Trust at
                                          the end of the preceding
                                          Collection Period after giving
                                          effect to (i) all payments (other
                                          than Payaheads) received from
                                          Obligors during such Collection
                                          Period, (ii) all Advances and
                                          Repurchase Amounts to be remitted
                                          by the Servicer or the Originator,
                                          as the case may be, for such
                                          Collection Period and (iii) all
                                          losses realized on Receivables
                                          that were liquidated during such
                                          Collection Period.

  Terms of the Notes

     A.  Distribution Dates . . . .       Payments of interest and principal
                                          on the Notes will be made on the
                                                 day of each month or, if
                                          any such day is not a Business
                                          Day, on the next succeeding
                                          Business Day (each, a
                                          "Distribution Date") commencing
                                                              , 199   .
                                          Payments will be made to holders
                                          of record of the Notes (the
                                          "Noteholders") as of the day
                                          immediately preceding such
                                          Distribution Date (each, a "Record
                                          Date").  As used herein, "Business
                                          Day" means a day that in New York
                                          City or in the city in which the
                                          corporate trust office of the
                                          Indenture Trustee is located is
                                          neither a legal holiday nor a day
                                          on which banking institutions are
                                          authorized by law, regulation or
                                          executive order to be closed.

     B.  Interest Rates . . . . . .       Interest will be paid on the Class
                                          A-1 Notes at a per annum rate of
                                                 % (the "Class A-1 Rate")
                                          and on the Class A-2 Notes at a
                                          per annum rate of          % (the
                                          "Class A-2 Rate").  The Class A-1
                                          Rate and the Class A-2 Rate are
                                          sometimes referred to herein
                                          collectively as the "Interest
                                          Rates".

     C.  Interest . . . . . . . . .       Interest on the outstanding
                                          principal amount of the Class A-1
                                          Notes and the Class A-2 Notes in
                                          respect of any Distribution Date
                                          will accrue at the Class A-1 Rate
                                          and the Class A-2 Rate,
                                          respectively, from and including
                                          the most recent Distribution Date
                                          on which interest payments were
                                          distributed to Noteholders (or, in
                                          the case of the first Distribution
                                          Date, from and including the
                                          Closing Date) to but excluding
                                          such Distribution Date.  Interest
                                          on the Notes will be calculated on
                                          the basis of a 360-day year
                                          consisting of twelve 30-day
                                          months.  See "Description of the
                                          Notes -- Payments of Interest"
                                          herein.

     D.  Principal  . . . . . . . .       For as long as the Class A-1 Notes
                                          are outstanding, principal of the
                                          Class A-1 Notes will be payable on
                                          each Distribution Date in an
                                          amount equal to 100% of the Total
                                          Distribution Amount remaining
                                          following payment of the Servicing
                                          Fee and the Noteholders' Interest
                                          Distributable Amount on such date.

                                          On each Distribution Date from and
                                          including the Distribution Date on
                                          which the Class A-1 Notes are paid
                                          in full and for as long as the
                                          Class A-2 Notes are outstanding,
                                          principal of the Class A-2 Notes
                                          will be payable in an amount equal
                                          to 100% of the Total Distribution
                                          Amount remaining following payment
                                          of the Servicing Fee, the
                                          Noteholders' Interest
                                          Distributable Amount and, on the
                                          Distribution Date on which the
                                          Class A-1 Notes are paid in full,
                                          any amount distributed as
                                          principal to holders of the Class
                                          A-1 Notes.  No principal payment
                                          will be made on the Class A-2
                                          Notes until the Class A-1 Notes
                                          have been paid in full.

                                          The outstanding principal amount,
                                          if any, of the Class A-1 Notes
                                          will be payable in full on
                                                                (the "Class
                                          A-1 Final Scheduled Payment Date")
                                          and the outstanding principal
                                          amount, if any, of the Class A-2
                                          Notes will be payable in full on
                                                             (the "Class A-2
                                          Final Scheduled Payment Date").

                                          See "Description of the Notes --
                                          Payments of Principal" and
                                          "Description of the Transfer and
                                          Servicing Agreements --
                                          Distributions" herein.

     E.  Optional Redemption  . . .       The Class A-2 Notes may be
                                          redeemed in whole, but not in
                                          part, on any Distribution Date on
                                          which the Servicer exercises its
                                          option to purchase the
                                          Receivables.  Under the terms of
                                          the Sale and Servicing Agreement,
                                          the Servicer may purchase the
                                          Receivables when the aggregate
                                          principal amount thereof has been
                                          reduced to 10% or less of the
                                          original Pool Balance.  The
                                          redemption price for the Class A-2
                                          Notes will equal the unpaid
                                          principal amount of the Class A-2
                                          Notes plus accrued and unpaid
                                          interest thereon.  See
                                          "Description of the Notes --
                                          Optional Redemption" herein.

  Terms of the Certificates

     A.  Distribution Dates . . . .       Distributions with respect to the
                                          Certificates will be made on each
                                          Distribution Date, commencing
                                                              , 199    .
                                          Distributions will be made to
                                          holders of record of the
                                          Certificates (the
                                          "Certificateholders", and,
                                          together with the Noteholders, the
                                          "Securityholders") as of the
                                          related Record Date.

     B.  Pass-Through Rate  . . . .                 % per annum (the "Pass-
                                          Through Rate").

     C.  Interest . . . . . . . . .       On each Distribution Date, the
                                          Owner Trustee will distribute pro
                                          rata to Certificateholders accrued
                                          interest at the Pass-Through Rate
                                          on the Certificate Balance as of
                                          the preceding Distribution Date
                                          (after giving effect to
                                          distributions made on such
                                          preceding Distribution Date)
                                          generally to the extent of funds
                                          available following payment of the
                                          Servicing Fee and the Noteholders'
                                          Distributable Amount from the
                                          Total Distribution Amount and the
                                          Reserve Account.  Interest on the
                                          Certificates in respect of any
                                          Distribution Date will accrue from
                                          the most recent Distribution Date
                                          on which interest payments were
                                          distributed to Certificateholders
                                          (or, in the case of the first
                                          Distribution Date, the Closing
                                          Date) to but excluding such
                                          Distribution Date and will be
                                          calculated on the basis of a
                                          360-day year consisting of twelve
                                          30-day months.  See "Description
                                          of the Certificates --
                                          Distributions of Interest" herein.

     D.  Principal  . . . . . . . .       On each Distribution Date on and
                                          after the date on which the Class
                                          A-2 Notes are paid in full,
                                          principal of the Certificates will
                                          be payable in an amount generally
                                          equal to the Total Distribution
                                          Amount remaining after payment of
                                          the Servicing Fee, the
                                          Noteholders' Distributable Amount
                                          (on the Distribution Date on which
                                          the outstanding principal amount
                                          of the Class A-2 Notes is reduced
                                          to zero) and the
                                          Certificateholders' Interest
                                          Distributable Amount.

                                          The outstanding principal amount,
                                          if any, of the Certificates will
                                          be payable in full on
                                                             (the "Final
                                          Scheduled Distribution Date").

                                          See "Description of the
                                          Certificates -- Distributions of
                                          Principal" and "Description of the
                                          Transfer and Servicing Agreements
                                          -- Distributions" herein.

     E.  Optional Prepayment  . . .       If the Servicer exercises its
                                          option to purchase the
                                          Receivables, which it may do when
                                          the aggregate principal amount of
                                          the Receivables is 10% or less of
                                          the original Pool Balance, the
                                          Certificateholders will receive an
                                          amount in respect of the
                                          Certificates equal to the
                                          Certificate Balance plus accrued
                                          interest at the Pass-Through Rate,
                                          and the Certificates will be
                                          retired.  See "Description of the
                                          Certificates -- Optional
                                          Prepayment" herein.

  Reserve Account . . . . . . . . .       On the Closing Date, the Depositor
                                          will establish a separate reserve
                                          account (the "Reserve Account")
                                          with the Indenture Trustee and
                                          will make an initial deposit
                                          thereto of $
                                          .  Funds will be withdrawn from
                                          the Reserve Account on any
                                          Distribution Date on
                                          which, and to the extent that, the
                                          Total Distribution Amount for the
                                          related Collection Period
                                          remaining after payment of the
                                          Servicing Fee is less than the
                                          Noteholders' Distributable Amount
                                          and will be deposited in the Note
                                          Distribution Account for
                                          distribution to the Noteholders.
                                          In addition, funds will be
                                          withdrawn from the Reserve Account
                                          to the extent that the portion of
                                          the Total Distribution Amount
                                          remaining after payment of the
                                          Servicing Fee and the Noteholders'
                                          Distributable Amount is less than
                                          the Certificateholders'
                                          Distributable Amount and will be
                                          deposited in the Certificate
                                          Distribution Account for
                                          distribution to the
                                          Certificateholders.  On each
                                          Distribution Date, the amount
                                          available in the Reserve Account
                                          will be reinstated up to the
                                          Specified Reserve Account Balance
                                          by the deposit thereto of amounts
                                          remaining in the Collection
                                          Account after payment on such date
                                          of the Servicing Fee, the
                                          Noteholders' Distributable Amount
                                          and the Certificateholders'
                                          Distributable Amount.  Amounts on
                                          deposit in the Reserve Account on
                                          any Distribution Date (after
                                          giving effect to all distributions
                                          to be made on such Distribution
                                          Date) in excess of the Specified
                                          Reserve Account Balance will be
                                          released to the Company.  The
                                          Reserve Account will be maintained
                                          as an account in the name of the
                                          Indenture Trustee.  See
                                          "Description of the Transfer and
                                          Servicing Agreements -- Reserve
                                          Account" herein.

  Collection Account  . . . . . . .       Except under certain conditions
                                          described herein, the Servicer
                                          will be required to remit
                                          collections received with respect
                                          to the Receivables within two
                                          Business Days of receipt thereof
                                          to one or more accounts in the
                                          name of the Indenture Trustee (the
                                          "Collection Account").  Pursuant
                                          to the Sale and Servicing
                                          Agreement, the Servicer will have
                                          the revocable power to instruct
                                          the Indenture Trustee to withdraw
                                          funds on deposit in the Collection
                                          Account and to apply such funds on
                                          each Distribution Date to the
                                          following (in the priority
                                          indicated): (i) the Servicing Fee
                                          for the prior Collection Period
                                          and any overdue Servicing Fees to
                                          the Servicer, (ii) the
                                          Noteholders' Interest
                                          Distributable Amount and the
                                          Noteholders' Principal
                                          Distributable Amount to the Note
                                          Distribution Account, (iii) the
                                          Certificateholders' Interest
                                          Distributable Amount and, after
                                          the Class A-2 Notes have been paid
                                          in full, the Certificateholders'
                                          Principal Distributable Amount to
                                          the Certificate Distribution
                                          Account, and (iv) the remaining
                                          balance, if any, to the Reserve
                                          Account.  See "Description of the
                                          Transfer and Servicing Agreements
                                          -- Distributions" and "-- Reserve
                                          Account" herein.

  Tax Status  . . . . . . . . . . .       In the opinion of Brown & Wood,
                                          for federal income tax purposes,
                                          the Notes will be characterized as
                                          debt and the Trust will not be
                                          characterized as an association
                                          (or a publicly traded partnership)
                                          that is taxable as a corporation.
                                          In the opinion of
                                                        , the same
                                          characterization will apply for
                                          state income and business tax
                                          purposes.  Each Noteholder, by the
                                          acceptance of a Note, will agree
                                          to treat the Notes as
                                          indebtedness, and each
                                          Certificateholder, by the
                                          acceptance of a Certificate, will
                                          agree to treat the Trust as a
                                          partnership in which the
                                          Certificateholders are partners
                                          for federal income and state
                                          income and single business tax
                                          purposes.  Alternative
                                          characterizations of the Trust and
                                          the Certificates are possible, but
                                          would not result in materially
                                          adverse tax consequences to
                                          Certificateholders.  See "Certain
                                          Material Federal Income Tax
                                          Consequences" in the Prospectus
                                          for
                                          additional information
                                          concerning the application of
                                          federal income tax laws to the
                                          Trust and the Securities.

  ERISA Considerations  . . . . . .       Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Notes are eligible
                                          for purchase by employee benefit
                                          plans.  The Certificates may not
                                          be acquired by any employee
                                          benefit plan subject to the
                                          Employee Retirement Income
                                          Security Act of 1974, as amended,
                                          or by an individual retirement
                                          account.  See "ERISA
                                          Considerations" herein and in the
                                          Prospectus.

  Rating of the Securities  . . . .       It is a condition to the issuance
                                          of the Notes and Certificates that
                                          the Notes be rated in the highest
                                          rating category and the
                                          Certificates be rated at least "
                                            " or its equivalent, in each
                                          case by at least two nationally
                                          recognized statistical rating
                                          agencies.

                                          A rating is not a recommendation
                                          to purchase, hold or sell the
                                          Notes or Certificates, inasmuch as
                                          such rating does not comment as to
                                          market price or suitability for a
                                          particular investor.  A rating
                                          addresses the likelihood that
                                          principal of and interest on the
                                          particular class of Notes or the
                                          Certificates, as applicable, will
                                          be paid pursuant to its terms.
                                          There can be no assurance that a
                                          rating will not be lowered or
                                          withdrawn by a rating agency if
                                          circumstances so warrant.  See
                                          "Risk Factors -- Limited Nature of
                                          Ratings of the Securities" herein.

                                 RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

     Limited Liquidity. There is currently no secondary market for the Securities. The Underwriter currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

     Sub-prime Nature of Obligors; Servicing. The Obligors on the Receivables are primarily "sub-prime" borrowers who are generally relatively higher credit risks due to various factors, including their past credit experience and the absence or limited extent of their credit history. Typical "sub-prime" borrowers include young borrowers (18 to 25 years old) who are trying to establish an initial credit history, borrowers who have a low income level, previously bankrupt borrowers who desire to reestablish their credit history, slow payers of credit cards and department store accounts, and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of consumer credit. The average interest rate charged by the Originator to such "sub-prime" borrowers is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks and the captive finance companies of the automobile manufacturers. In the event of a default under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which may hot have a liquidation value sufficient to pay in full the amount financed by the related Receivable. See "The Originator -- Description of Business".

     The servicing of receivables of customers with such credit profiles requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If the Servicer resigns or is removed following a Servicer Default, collections on the Receivables may be adversely affected. See "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus.

     Servicer Default. If a Servicer Default occurs, the Indenture Trustee or the Noteholders may remove the Servicer without the consent of the Owner Trustee or the Certificateholders, in the manner described in the Prospectus under "Description of the Transfer and Servicing Agreements
- -- Rights upon Servicer Default". Neither the Owner Trustee nor the Certificateholders will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that might have a materially adverse effect on Certificateholders. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults" in the Prospectus.

     Subordination of the Class A-2 Notes. Payments of principal of the Class A-2 Notes will be subordinated in priority of payment to principal due on the Class A-1 Notes. Consequently, Class A-2 Noteholders will not receive any payments of principal until after the Class A-1 Notes have been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

     Subordination of the Certificates. Distributions of interest on and principal of the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

     Limited Assets of the Trust. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and certain rights with respect to the Reserve Account; therefore, holders of the Securities must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will have to rely solely on current distributions on the Receivables to make payments on the Notes and the Certificates. See "The Trust" and "Description of the Transfer and Servicing Agreements -- Reserve Account" herein.

     Limited Nature of Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates that the Notes be rated in the
highest rating category and the Certificates be rated    "  " or its
equivalent, in each case by at least two nationally recognized statistical rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables and the availability of funds in the Reserve Account.

     Limited Obligations of the Depositor and the Originator. Neither the Depositor nor the Originator is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables. In connection with its sale of the Receivables to the Depositor, the Originator will make certain representations and warranties and, in certain circumstances, will be required to repurchase Receivables with respect to which such representations and warranties are not true as of the date made. There can be no assurance, however, that the Originator will have the financial ability to effect any such repurchase. If the Originator fails to repurchase any Receivable with respect to which it is in breach of a representation or warranty, the Depositor will have no obligation to purchase such Receivable from the Trust.


                                  THE TRUST

GENERAL

     The Trust is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and the proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected therewith.

     The Trust initially will be capitalized with equity equal to $
                     , excluding amounts in the Reserve Account.
Certificates with an original principal balance of $
(which represents approximately (1)% of the initial Certificate Balance) will be sold to the Company and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Depositor, the Originator, the Servicer and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Owner Trustee, but will not stamp the Receivables to reflect their sale and assignment by the Originator to the Depositor or by the Depositor to the Trust, or amend the certificates of title of the related Financed Vehicles. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Securities. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements
- -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are located in
                      , Delaware, in care of
               , as Owner Trustee, at the address listed below under "-- The Owner Trustee".

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

     Class A-1 Notes     . . . . . . . . . . . . . .   $
     Class A-2 Notes     . . . . . . . . . . . . . .
     Certificates        . . . . . . . . . . . . . .    --------------
              Total                                     ==============


THE OWNER TRUSTEE

                       is the Owner Trustee under the Trust Agreement.
                               is a                banking corporation and
its principal offices are located at                             .  The
Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. The Depositor and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

     The Receivables were originated or purchased from Dealers by the Originator in the ordinary course of business, and were selected from the Originator's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) on the Cutoff Date, each Receivable had an outstanding gross balance of at least $
    , (ii) as of the Cutoff Date, none of the Receivables was more than days past due and (iii) as of the Cutoff Date, no Obligor on any Receivable was noted in the Originator's records as being the subject of a bankruptcy proceeding. Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by either the Originator or the Depositor to be adverse to Securityholders were used in selecting the Receivables.

     The composition and distribution of the Receivables Pool as of the Cutoff Date are as set forth in the following tables.


COMPOSITION OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE

 Weighted        Aggregate      Number of   Weighted Average Weighted Average
Average APR   Principal Balance Receivables Remaining Term   Original Term
- ------------- ----------------- ----------- ---------------- ----------------
     %        $                                 months            months

Average
Principal Balance
- -----------------
$



   DISTRIBUTION BY APR OF THE RECEIVABLES POOL AS OF THE INITIAL CUTOFF DATE
                                                          Percentage of
                      Number of         Aggregate           Aggregate
     APR Range       Receivables    Principal Balance  Principal Balance /(1)/
- ------------------  -------------   -----------------  -----------------------
                                    (Dollars in Thousands)
 0.00% to   15.00%                   $                                %
15.01% to   16.00%
16.01% to   17.00%
17.01% to   18.00%
18.01% to   19.00%
19.01% to   20.00%
20.01% to   21.00%
21.01% to   22.00%
22.01% to   23.00%
23.01% to   24.00%
24.01% to   25.00%
Greater than 25.00%
                    -------------   -----------------   -----------------------
  Total                              $                          100.00%
                    =============   =================   =======================

- ---------------------
/(1)/   Percentages may not add to 100.00% because of rounding.

 DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES POOL AS
                         OF THE CUTOFF DATE
                                                           Percentage of
   Range of Remaining    Number of       Aggregate            Aggregate
Principal Balances     Receivables   Principal Balance   Principal Balance/(1)/
- ---------------        -----------   -----------------   ----------------------
                                  (Dollars in Thousands)
$ 1,000 to $ 2,499 . .                   $                                %
$ 2,500 to $ 4,999 . .
$ 5,000 to $ 7,499 . .
$ 7,500 to $ 9,999 . .
$10,000 to $12,499 . .
$12,500 to $14,999 . .
$15,000 to $17,499 . .
$17,500 to $19,999 . .
$20,000 to $22,499 . .
$22,500 to $24,999 . .
$25,000 to $27,499 . .
$27,500 to $29,999 . .
$30,000 to $39,999 . .
$40,000 to $49,999 . . -----------     -----------------   --------------------
    Total. . . . . . .                   $                          100.00%
                       ===========     =================   ====================

_____________
/(1)/  Percentages may not add to 100.00% because of rounding.


     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES POOL AS OF THE
                          CUTOFF DATE
                                                             Percentage of
   Range of             Number of       Aggregate              Aggregate
Remaining Terms        Receivables   Principal Balance   Principal Balance/(1)/
- ---------------        -----------   -----------------   ----------------------
 3 to 11 months . .                    $                                 %
12 to 17 months . .
18 to 23 months . .
24 to 29 months . .
30 to 35 months . .
36 to 41 months . .
42 to 47 months . .
48 to 53 months . .
54 to 59 months . .
60 to 65 months . .
66 to 72 months . .
                       -----------   -----------------   ----------------------
   Total. . . . . .                    $                           100.00%
                       ===========   =================   ======================

- ------------------------
/(1)/   Percentages may not add to 100.00% because of rounding.

     GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL AS OF THE
                               CUTOFF DATE
                                                             Percentage of
                        Number of       Aggregate             Aggregate
  State/(1)/           Receivables   Principal Balance   Principal Balance/(2)/
- --------------         -----------   -----------------   ----------------------
                                       $                                   %


                       -----------   -----------------   ----------------------
  Total                                $                             100.00%
                       ===========   =================   ======================

_____________
(/(1)/   Based on billing addresses of the Obligors.)
 /(2)/   Percentages may not add to 100.00% because of rounding.




     As of the Cutoff Date, approximately           % of the Receivables,
by aggregate principal balance, constitute Precomputed Receivables and
      % of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest
Receivables.  As of the Cutoff Date, approximately          % of the
aggregate principal balance of the Receivables, constituting          %
of the number of Receivables, represent used vehicles.


                                THE DEPOSITOR

     Information regarding the Depositor is set forth under "The
Depositor" in the Prospectus.


                                THE ORIGINATOR

  (The data in this section to be provided with respect to each Originator)

DESCRIPTION OF BUSINESS




UNDERWRITING STANDARDS




SERVICING STANDARDS




CREDIT LOSS EXPERIENCE



DELINQUENCY EXPERIENCE

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities.


                           DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the description of the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which descriptions reference is hereby
made.                                          , a
banking corporation, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

     Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes monthly on each Distribution Date commencing
               , 199   .  Interest with respect to any Distribution Date
will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal of the Class A-1 Notes will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholders' Interest Distributable Amount for such date. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes and funds available, if any, in the Reserve Account. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

     The Class A-2 Notes may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which the Servicer may do after the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the original Pool Balance. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the description of the related Trust Agreement set forth in the Prospectus, to which descriptions reference is hereby made.

DISTRIBUTIONS OF INTEREST

     Certificateholders will be entitled to distributions of interest on
each Distribution Date beginning on                      , 199   .
Interest will accrue on the Certificates at the Pass-Through Rate on the Certificate Balance as of the preceding Distribution Date, after giving effect to distributions on such Distribution Date. Interest distributable with respect to the Certificates on a Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve

30-day months. Interest distributions due but not distributed on any Distribution Date will be due on the next Distribution Date, with interest on such overdue interest at the Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL

     Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables, which it may do when the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the original Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Pass-Through Rate, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information with respect to the conveyance of the Receivables on the Closing Date by the Originator to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. See also "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus for additional information regarding the Receivables and certain obligations of the Originator and the Servicer with respect to the Receivables.
                                    S-17

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Trust Accounts" in the Prospectus, the Depositor will also establish and maintain the Reserve Account with the Indenture Trustee, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

     The Servicer will be entitled to receive the Servicing Fee for each
Collection Period in an amount equal to            % per annum of the Pool
Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid to the Servicer prior to the distribution of any portion of the Interest Distribution Amount to Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     Deposits to Collection Account.  On or about the         Business Day
of each month, the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Repurchase Amount of Receivables to be repurchased by the Originator or to be purchased by the Servicer.

     On or before each Distribution Date, the Servicer will cause any amounts held in the Payahead Account that became due during the related Collection Period as scheduled payments under the related Contracts to be transferred from the Payahead Account to the Collection Account.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account.
The "Total Distribution Amount" for a Distribution Date will equal the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "Interest Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related Collection
Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited
into the Payahead   Account) allocable to interest; (ii) all proceeds of the
liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the related Obligor ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Repurchase Amount of each Receivable that was repurchased by the Originator or purchased by the Servicer during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date.

     The "Principal Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related
Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection
Period in accordance with the Servicer's customary servicing procedures, plus all Realized Losses with respect to such Liquidated Receivables;
(iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Originator or purchased by the Servicer during the related
Collection Period; and (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular
Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period; and

          (iv) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) to the extent of any unreimbursed Simple Interest Advances.

     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii)  to the Note Distribution Account, from the Total
Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

          (iii)  to the Note Distribution Account, from the Total
Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
(iii), the Certificateholders' Interest Distributable Amount;

          (v) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
(iv), the Certificateholders' Principal Distributable Amount; and

          (vi) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (v).

     For purposes hereof, the following terms shall have the following meanings:

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date.

          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Final Scheduled Payment Date, the Noteholder's Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Notes Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; and (ii) on the Class A-2 Final Scheduled Payment Date the Noteholders' Principal Distributable
Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero.



          "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

          "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

          "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

          "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date.

          "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders'
Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

          "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes).

          "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding
Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

          "Certificate Balance" equals, initially, $
           and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders and all Realized Losses allocable to the Certificates.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

          (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero: and

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults or delinquencies on the Receivables, as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of $
            . In addition, on each Distribution Date until the amount on deposit in the Reserve Account equals (state amount or formula for determining amount) (the "Specified Reserve Account Balance"), all amounts remaining in the Collection Account after payment of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount will be deposited into the Reserve Account. Thereafter, the amount available in the Reserve Account will be reinstated on each Distribution Date up to the Specified Reserve Account Balance by the deposit thereto of any portion of the Total Distribution Amount remaining after payment on such date of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute an amount equal to such excess to the Depositor, subject to certain limitations set forth in the Sale and Servicing Agreement. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing
Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

     If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note
Distribution Account, the Certificateholders generally will not receive any distributions.

     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted.


                             ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e) (1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to Greenwich Capital Markets, Inc. (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

     The Depositor has been advised by the Underwriter that it proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain
dealers at such prices less a concession of         % per Class A-1 Note,
     % per Class A-2 Note and        % per Certificate; that the
Underwriter and such dealers may allow a discount of        % per Class
A-1 Note,        % per Class A-2 Note and         % per Certificate on
sales to certain other dealers; and that after the initial public offering of the Securities, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or of such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

                                LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon for the Trust and the Depositor by Brown & Wood, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Brown & Wood and certain state income and business tax matters
will be passed upon for the Trust by                                    .

                                INDEX OF TERMS

Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Certificateholders' Distributable Amount  . . . . . . . . . . . . . . .  S-20
Certificateholders' Interest Carryover Shortfall  . . . . . . . . . . .  S-20
Certificateholders' Interest Distributable Amount . . . . . . . . . . .  S-20
Certificateholders' Monthly Interest Distributable Amount . . . . . . .  S-20
Certificateholders' Monthly Principal Distributable Amount  . . . . . .  S-21
Certificateholders' Principal Carryover Shortfall . . . . . . . . . . .  S-21
Certificateholders' Principal Distributable Amount  . . . . . . . . . .  S-20
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A-1 Final Scheduled Payment Date  . . . . . . . . . . . . . . . . . S-5
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A-1 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Class A-2 Final Scheduled Payment Date  . . . . . . . . . . . . . . . . . S-5
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A-2 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . . S-6
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . S-4
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . .  S-18
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . . .  S-19
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . . .  S-19
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . . .  S-19
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . . .  S-19
Noteholders' Monthly Principal Distributable Amount . . . . . . . . . .  S-20
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . . .  S-20
Noteholders' Principal Distributable Amount . . . . . . . . . . . . . .  S-20
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . .  S-18
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18

Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . S-4
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . .  S-21
State Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . .  S-18
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . .  S-17
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . .  S-23

No dealer, salesperson or other person has been
authorized to give any information or to make
any representations other than those contained
or incorporated by reference in this Prospectus          FASCO AUTO TRUST
Supplement and the Prospectus in connection with         199  -
the offer made by this Prospectus Supplement and
the Prospectus and, if given or made, such               $                  %
information or representations must not be relied       ASSET BACKED NOTES,
upon as having been authorized.  This Prospectus           CLASS A-1
Supplement and the Prospectus do not constitue an        $                  %
offer or solicitation by anyone in any state in          ASSET BACKED NOTES,
in any state in which such offer or solicitation is      CLASS A-1
unauthorized or in which the person making such offer    $
or solicitation is not qualified to do so or to          ASSET BACKED
anyone to whom it is unlawful to make                      CERTIFICATES
such offer or solicitation.  Neither the delivery        FINANCIAL ASSET
of this Prospectus Supplment and the Prospectus          SECURITIES CORP.,
nor any  sale made hereunder shall, under any               Depositor
circumstances, create any implication that the
information contained herein or therein is
correct as of any time subsequent to the date of
this Prospectus Supplement or Prospectus.                  (               )
                                                               Servicer


                 TABLE OF CONTENTS              Page
               PROSPECTUS SUPPLEMENT
Reports to Securityholders  . . . . . . . . .    S-2
Summary of Terms  . . . . . . . . . . . . . .    S-3            PROSPECTUS
Risk Factors  . . . . . . . . . . . . . . . .    S-9            SUPPLEMENT
The Trust . . . . . . . . . . . . . . . . . .   S-10
The Receivables Pool  . . . . . . . . . . . .   S-11
The Depositor . . . . . . . . . . . . . . . .   S-14
The Originator  . . . . . . . . . . . . . . .   S-14
Weighted Average Life of the Securities . . .   S-15
Description of the Notes  . . . . . . . . . .   S-15          GREENWICH CAPITAL
Description of the Certificates   . . . . . .   S-16              MARKETS, INC.
Description of the Transfer and Servicing
Agreements  . . . . . . . . . . . . . . . . .   S-17                          36
ERISA Considerations. . . . . . . . . . . . .   S-23
Underwriting . . . . . . . . . . . . . . . . .  S-23
Legal Matters. . . . . . . . . . . . . . . . .  S-24
Index of Terms. . . . . . . . . . . . . . . . . S-25
                PROSPECTUS
Available Information. . . . . . . . . . . . .   2
Incorporation of Certain Documents by
 Reference . . . . . . . . . . . . . . . . . . . 2
Summary of Terms  . . . . . . . . . . . . . . .  3
Risk Factors  . . . . . . . . . . . . . . . . . 10
The Trusts. . . . . . . . . . . . . . . . . . . 14
The Receivables Pools . . . . . . . . . . . . . 15
Weighted Average Life of the Securities . . . . 17
Pool Factors and Trading Information. . . . . . 17
Use of Proceeds . . . . . . . . . . . . . . . . 18
The Depositor . . . . . . . . . . . . . . . . . 18
The Originators . . . . . . . . . . . . . . . . 19
Description of the Notes. . . . . . . . . . . . 19
Description of the Certificates . . . . . . . . 23
Certain Information Regarding the Securities. . 24
Description of the Transfer and Servicing
Agreements. . . . . . . . . . . . . . . . . . . 32
Certain Legal Aspects of the Receivables. . . . 42
Certain Federal Income Tax Consequences   . . . 45
ERISA Considerations. . . . . . . . . . . . . . 57
Plan of Distribution. . . . . . . . . . . . . . 59
Legal Matters . . . . . . . . . . . . . . . . . 59
Index of Principal Terms. . . . . . . . . . . . 60


Until 90 days after the date of this Prospectus
Supplement, all dealers effecting transactions in the Certificates described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


SUBJECT TO COMPLETION
Prospectus Supplement to Prospectus Dated                   , 1996

FASCO Auto Trust 199  -
$                              % Asset Backed Certificates, Class A
$                              % Asset Backed Certificates, Class B
FINANCIAL ASSET SECURITIES CORP., Depositor
(                                             ), Servicer

     FASCO Auto Trust 199  -   (the "Trust") will be formed pursuant to a
Pooling and Servicing Agreement dated as of              , 199  , among
Financial Asset Securities Corp., a Delaware corporation, as depositor
(the "Depositor"),                                  , a
      corporation, as originator (in such capacity, the "Originator") and
servicer of the Receivables, and                                  , a
                        banking corporation, as trustee (the "Trustee"),
and will issue $                   aggregate principal amount of         %
Asset Backed Certificates, Class A (the "Class A Certificates") and
$                   aggregate principal amount of         % Asset Backed
Certificates, Class B (the "Class B Certificates" and, with the Class A Certificates, the "Certificates").

     The assets of the Trust will include a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (the "Initial Receivables") secured by the new and used automobiles, vans and light duty trucks financed thereby, certain monies
due or received thereunder on and after                , 199   , and
certain other property, as described herein. The assets of the Trust also will include a security interest in monies on deposit in a Pre-Funding Account, which will be used by the Depositor to purchase additional Receivables from the Originator from time to time on or before
  , 199   .  The Trust may also draw on funds on deposit in a Reserve
Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Reserve Account will not be part of the Trust.
                                                (Continued on following page)

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN FINANCIAL ASSET SECURITIES CORP. OR ANY OF ITS AFFILIATES. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY FINANCIAL ASSET SECURITIES CORP. OR ANY OF ITS AFFILIATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              Price to the     Underwriting     Proceeds to the
                               Public(1)         Discount        Sellers (1)(2)
                              ------------     ------------     ---------------

Per Class A Certificate. . .          %                 %                   %
Per Class B Certificate. . .          %                 %                   %
     Total                     $                $                $


(1)  Plus accrued interest, if any, from                 , 199   .
(2)  Before deducting expenses, estimated to be $              .

                      ------------------------

     The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made through the Same Day Funds
System of the Depository Trust Company on or about                   , 199
 .
GREENWICH CAPITAL MARKETS, INC.
The date of this Prospectus Supplement is               , 199  .

     The Class A Certificates will evidence in the aggregate an undivided
ownership interest in approximately          % of the Trust.   The Class B
Certificates will evidence in the aggregate an undivided ownership
interest in approximately          % of the Trust.  Principal and interest
at the applicable Pass-Through Rate generally will be distributed to
Certificateholders on the        day of each month, commencing
   , 199   .  The rights of the Class B Certificateholders to receive distributions are subordinated to the rights of the Class A Certificateholders to the extent described herein. The outstanding principal amount, if any, of the Certificates will be due and payable on
                   , 199  .


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION
ABOUT THE OFFERING OF THE CERTIFICATES.   ADDITIONAL INFORMATION IS
CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE SECURITIES OFFERED HEREBY AND, TO THAT EXTENT, SUPPLEMENTS THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                        REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . .       FASCO Auto Trust 199    -     , a
                                          trust to be formed pursuant to a
                                          Pooling and Servicing Agreement to
                                          be dated as of
                                                    , 199   (the "Pooling
                                          and Servicing Agreement"), among
                                          the Depositor,
                                               , as Originator and Servicer,
                                          and the Trustee.

  Depositor . . . . . . . . . . . .       Financial Asset Securities Corp.,
                                          a Delaware corporation (the
                                          "Depositor").

  Originator and
  Servicer  . . . . . . . . . . . .                                    , a

                                          corporation (in its capacity as
                                          originator of the Receivables the
                                          "Originator"; in its capacity as
                                          servicer of the Receivables, the
                                          "Servicer").  The Servicer is
                                          referred to as the Master Servicer
                                          in the Prospectus.

  Trustee   . . . . . . . . . . . .                                    ,
                                          a                       banking
                                          corporation, as trustee under the
                                          Pooling and Servicing Agreement
                                          (the "Trustee").

  The Certificates  . . . . . . . .       The Certificates will be issued on
                                                                      (the
                                          "Closing Date") pursuant to the
                                          Pooling and Servicing Agreement
                                          and will represent fractional
                                          undivided interests in the Trust.
                                          The Class A Certificates will be
                                          issued in an initial aggregate
                                          principal amount of $
                                                (the "Initial Class A
                                          Certificate Balance") and will
                                          evidence in the aggregate an
                                          undivided ownership interest in
                                          approximately        % of the
                                          Trust (the "Class A Percentage").
                                          The "Class A Certificate Balance"
                                          on any date of determination will
                                          equal the Initial Class A
                                          Certificate Balance reduced by all
                                          distributions made to the Class A
                                          Certificateholders and allocable
                                          to principal.

                                          The Class B Certificates will be
                                          issued in an initial aggregate
                                          principal amount of $
                                                        (the "Initial Class
                                          B Certificate Balance") and will
                                          evidence in the aggregate an
                                          undivided ownership interest in
                                          approximately           % of the
                                          Trust (the "Class B Percentage").
                                          The "Class B Certificate Balance"
                                          on any date of determination will
                                          equal the Initial Class B
                                          Certificate Balance reduced by (i)
                                          all distributions made to the
                                          Class B Certificateholders and
                                          allocable to principal and (ii)
                                          Realized Losses allocable to the
                                          Class B Certificates.

                                          The Class B Certificates will be
                                          subordinated to the Class A
                                          Certificates to the extent
                                          described herein.

                                          See "Description of the
                                          Certificates" herein.

                                          Each class of Certificates will be
                                          represented initially by one or
                                          more certificates registered in
                                          the name of Cede & Co., as the
                                          nominee of DTC.  No person
                                          acquiring a beneficial interest in
                                          a Class A Certificate or a Class B
                                          Certificate will be entitled to
                                          receive a definitive certificate
                                          representing such person's
                                          interest in the Trust except in
                                          the limited circumstances
                                          described in the Prospectus.
                                          Under the terms of the Pooling and
                                          Servicing Agreement, unless and
                                          until the Certificates are issued
                                          in definitive form, the beneficial
                                          owners thereof will not be
                                          recognized as Certificateholders
                                          and will be permitted to exercise
                                          the rights of Certificateholders
                                          only indirectly through DTC.  See
                                          "Certain Information Regarding the
                                          Securities -- Book-Entry
                                          Registration" and "-- Definitive
                                          Securities" in the Prospectus.

  The Receivables   . . . . . . . .       On the Closing Date, the Depositor
                                          will purchase Receivables (the
                                          "Initial Receivables") from the
                                          Originator having an aggregate
                                          principal balance of approximately
                                          $                        as of
                                                          , 199   (the
                                          "Initial Cutoff Date").  The
                                          Receivables will be purchased
                                          pursuant to a purchase agreement
                                          dated as of              ,199
                                          (the "Purchase Agreement"), between
                                          the Originator and the Depositor.
                                          The Trust, in turn, will purchase
                                          the Initial Receivables on the
                                          Closing Date from the Depositor, and
                                          the Servicer will agree to service
                                          the Receivables, pursuant to the
                                          Pooling and Servicing Agreement.
                                          In addition, the Originator will
                                          be obligated under the terms of
                                          the Purchase Agreement to sell
                                          (subject only to the availability
                                          thereof), and the Depositor will
                                          be obligated to purchase (subject
                                          only to the satisfaction of
                                          certain conditions set forth
                                          therein), additional Receivables
                                          (the "Subsequent Receivables")
                                          having an aggregate principal
                                          balance of approximately $
                                                     , which is the amount
                                          to be deposited to the Pre-Funding
                                          Account on the Closing Date (the
                                          "Pre-Funded Amount").  The
                                          Depositor will be obligated under
                                          a Transfer Agreement dated as of
                                                      , 199  (the "Transfer
                                          Agreement"), between the Depositor
                                          and the Trust, to transfer the
                                          Subsequent Receivables to the
                                          Trust.  The Depositor will
                                          designate as a cutoff date (each,
                                          a "Subsequent Cutoff Date") each
                                          date as of which particular
                                          Subsequent Receivables are
                                          conveyed by the Originator to the
                                          Depositor and by the Depositor to
                                          the Trust.  Each date during the
                                          Funding Period on which Subsequent
                                          Receivables will be conveyed to
                                          the Trust is referred to herein as
                                          a "Subsequent Transfer Date".  See
                                          "Description of the Certificates -
                                          - Sale and Assignment of
                                          Receivables; Subsequent
                                          Receivables" and "The Receivables
                                          Pool" herein and "The Receivables
                                          Pools" in the Prospectus.

                                          The Receivables will consist of
                                          sub-prime motor vehicle retail
                                          installment sale contracts and
                                          motor vehicle installment loan
                                          agreements (the "Contracts")
                                          secured by new or used
                                          automobiles, light duty trucks,
                                          vans and minivans, including the
                                          right to receive certain payments
                                          in respect thereof, security
                                          interests in the vehicles financed
                                          thereby (the "Financed Vehicles")
                                          and the proceeds thereof.  The
                                          Receivables arise, or will arise,
                                          from Contracts originated or
                                          acquired from motor
                                          vehicle dealers (the "Dealers") by
                                          the Originator in the ordinary course
                                          of business.  The Obligors on the
                                          Contracts are primarily consumers
                                          with limited access to traditional
                                          sources of credit ("sub-prime"
                                          borrowers), who are generally
                                          relatively higher credit risks due
                                          to various factors, including
                                          their past credit experience and
                                          the absence or limited extent of
                                          their credit history.  See "Risk
                                          Factors -- Sub-Prime Nature of
                                          Obligors; Servicing" and "The
                                          Originator".

                                          The Initial Receivables have been
                                          selected, and the Subsequent
                                          Receivables will be selected, from
                                          the Contracts owned by the
                                          Originator based on the criteria
                                          specified in the Purchase
                                          Agreement and the Pooling and
                                          Servicing Agreement and described
                                          herein under "The Receivables
                                          Pool" and in the Prospectus under
                                          "The Receivables Pools".  As of
                                          the Initial Cutoff Date, the
                                          weighted average APR of the
                                          Initial Receivables was
                                          approximately          %, the
                                          weighted average remaining term to
                                          maturity of the Initial
                                          Receivables was approximately
                                             months and the weighted average
                                          original term to maturity of the
                                          Initial Receivables was
                                          approximately      months.  No
                                          Initial Receivable has, and no
                                          Subsequent Receivable will have, a
                                          scheduled maturity later than
                                                         (the "Final
                                          Scheduled Maturity Date").

                                          Subsequent Receivables may be
                                          originated or acquired from
                                          Dealers by the Originator at a
                                          later date using credit criteria
                                          that differ from those that were
                                          applied to the Initial Receivables
                                          and may be of a different credit
                                          quality and seasoning.  In
                                          addition, following the transfer
                                          of Subsequent Receivables to the
                                          Trust, the characteristics of the
                                          entire pool of Receivables
                                          included in the Trust may vary
                                          significantly from those of the
                                          Initial Receivables.  See "Risk
                                          Factors -- The Pre-Funding
                                          Account", "-- Conveyance of
                                          Subsequent Receivables to the
                                          Trust", "The Receivables Pool" and
                                          "Description of the Certificates -
                                          -  Sale and Assignment of
                                          Receivables; Subsequent
                                          Receivables" herein.

                                          The Originator will make certain
                                          representations and warranties
                                          with respect to the Receivables in
                                          the Purchase Agreement and will
                                          undertake to repurchase any
                                          Receivable with respect to which
                                          an uncured breach of any such
                                          representation or warranty exists
                                          if such breach materially and
                                          adversely affects the rights
                                          therein of the Trustee and the
                                          Certificateholders, as assignees
                                          of the Depositor, if such breach
                                          is not cured by the Originator in
                                          a timely manner.  See "Description
                                          of the Certificates -- Sale and
                                          Assignment of Receivables;
                                          Subsequent Receivables" herein.
                                          In the Pooling and Servicing
                                          Agreement, the Depositor will
                                          assign its rights under the
                                          Purchase Agreement, including its
                                          right to cause the Originator to
                                          repurchase Receivables with
                                          respect to which it is in breach
                                          of a representation or warranty, to
                                          the Trustee for the benefit of the
                                          Certificateholders.  The Depositor
                                          will have no obligation to repurchase
                                          from the Trust Receivables with
                                          respect to which the Originator is
                                          in breach of a representation or
                                          warranty, nor will it have any other
                                          obligation with respect to the
                                          Receivables or the Certificates.

  Terms of the Certificates

    A.  Distribution Dates  . . . .       Distributions of interest and
                                          principal on the Certificates will
                                          be made on the        day of each
                                          month or, if any such day is not a
                                          Business Day, on the next
                                          succeeding Business Day (each, a
                                          "Distribution Date"), commencing
                                                               , 199    .
                                          Distributions will be made to
                                          holders of record of the
                                          Certificates (the
                                          "Certificateholders") as of the
                                          day immediately preceding such
                                          Distribution Date (each, a "Record
                                          Date").  A "Business Day" is a day
                                          other than a Saturday, a Sunday or
                                          day on which banking institutions
                                          or trust companies in the City of
                                          New York or the city in which the
                                          corporate trust office of the
                                          Trustee is located are authorized
                                          by law, regulation or executive
                                          order to be closed.

    B.  Pass-Through Rates  . . . .       Interest will accrue on the Class
                                          A Certificates at the rate of
                                                 % per annum (the "Class A
                                          Pass-Through Rate") and on the
                                          Class B Certificates at the rate
                                          of          % per annum (the
                                          "Class B Pass-Through Rate"),
                                          calculated on the basis of a 360-
                                          day year consisting of twelve 30-
                                          day months.

    C.  Distributions   . . . . . .       Interest.  On each Distribution
                                          Date, the Trustee will distribute
                                          interest (i) to holders of record
                                          of the Class A Certificates (the
                                          "Class A Certificateholders"), pro
                                          rata, in a maximum amount equal to
                                          the Class A Interest Distributable
                                          Amount and (ii) to holders of
                                          record of the Class B Certificates
                                          (the "Class B Certificateholders"),
                                          pro rata, in a maximum amount equal
                                          to the Class B Interest Distributable
                                          Amount.

                                          The "Class A Interest
                                          Distributable Amount" for each
                                          Distribution Date will equal the
                                          sum of (A) 30 days' interest (or,
                                          in the case of the first
                                          Distribution Date, interest
                                          accrued from and including the
                                          Closing Date to and including
                                                      , 199 ) at the Class A
                                          Pass-Through Rate on the Class A
                                          Certificate Balance on the
                                          previous Distribution Date (or, in
                                          the case of the first Distribution
                                          Date, on the Closing Date) after
                                          giving effect to all distributions
                                          to Certificateholders on such date
                                          and (B) any accrued and unpaid
                                          interest due to Class A
                                          Certificateholders from previous
                                          Distribution Dates.  The Class A
                                          Interest Distributable Amount
                                          generally will be payable to the
                                          Class A Certificateholders on each
                                          Distribution Date to the extent of
                                          funds available therefor from, in
                                          the following order of priority,
                                          (i) the Class A Percentage of the
                                          Interest Distribution Amount (as
                                          reduced by Servicing Fees paid to
                                          the Servicer on such date), (ii)
                                          funds, if any, available in the
                                          Reserve Account and (iii) that
                                          portion of the Total Distribution
                                          Amount otherwise distributable on
                                          such date to Class B
                                          Certificateholders.

                                          The "Class B Interest
                                          Distributable Amount" for each
                                          Distribution Date will equal the
                                          sum of (A) 30 days' interest (or,
                                          in the case of the first
                                          Distribution Date, interest
                                          accrued from and including the

                                          Closing Date to and
                                          including               , 199   )
                                          at the Class B Pass-Through Rate
                                          on the Class B Certificate Balance
                                          on the previous Distribution Date
                                          (or, in the case of the first
                                          Distribution Date, on the Closing
                                          Date) after giving effect to all
                                          distributions to
                                          Certificateholders on such date
                                          and (B) any accrued and unpaid
                                          interest due to Class B
                                          Certificateholders from previous
                                          Distribution Dates.  The Class B
                                          Interest Distributable Amount
                                          generally will be payable to the
                                          Class B Certificateholders on each
                                          Distribution Date to the extent of
                                          funds available therefor from, in
                                          the following order of priority,
                                          (i) the Class B Percentage of the
                                          Interest Distribution Amount (as
                                          reduced by Servicing Fees paid to
                                          the Servicer and amounts
                                          distributed as interest to the
                                          Class A Certificateholders on such
                                          date) and (ii) funds, if any,
                                          available in the Reserve Account
                                          on such date after distribution to
                                          the Class A Certificateholders of
                                          the Class A Interest Distributable
                                          Amount.

                                          The rights of the Class B
                                          Certificateholders to receive
                                          distributions of interest will be
                                          subordinated to the rights of the
                                          Class A Certificateholders to
                                          receive interest to the extent
                                          described herein.  See
                                          "Description of the Certificates -
                                          - Distributions" and "--
                                          Subordination of the Class B
                                          Certificates; Reserve Account".

                                          Principal.  Principal of the Class
                                          A Certificates will be payable on
                                          each Distribution Date, pro rata
                                          to the Class A Certificateholders,
                                          in a maximum amount equal to the
                                          Class A Principal Distributable
                                          Amount for such date.  The "Class
                                          A Principal Distributable Amount"
                                          for any Distribution Date will
                                          equal the sum of (i) the Class A
                                          Percentage of the Principal
                                          Distribution Amount for the
                                          related Collection Period and (ii)
                                          any outstanding principal amounts
                                          due but not distributed to Class A
                                          Certificateholders on previous
                                          Distribution Dates.  The Class A
                                          Principal Distributable Amount
                                          generally will be payable to Class
                                          A Certificateholders to the extent
                                          of funds available therefor from
                                          (i) the Class A Percentage of the
                                          Principal Distribution Amount
                                          (exclusive of the portion thereof
                                          attributable to Realized Losses),
                                          (ii) funds, if any, available in
                                          the Reserve Account on such date
                                          after payment of the Class A
                                          Interest Distributable Amount and
                                          the Class B Interest Distributable
                                          Amount and (iii) the Total
                                          Distribution Amount remaining
                                          after the payment on such date of
                                          the Class A Interest Distributable
                                          Amount and Class B Interest
                                          Distributable Amount.

                                          Principal of the Class B
                                          Certificates will be payable on
                                          each Distribution Date, pro rata
                                          to the Class B Certificateholders,
                                          in a maximum amount equal to the
                                          Class B Principal Distributable
                                          Amount for such date.  The "Class
                                          B Principal Distributable Amount"
                                          for any Distribution Date will
                                          equal the sum of (i) the Class B
                                          Percentage of the Principal
                                          Distribution Amount for the
                                          related Collection Period and (ii)
                                          any outstanding principal amounts
                                          due but not distributed to Class B
                                          Certificateholders on previous
                                          Distribution Dates.  The Class B
                                          Principal Distributable Amount
                                          generally will be payable to Class
                                          B Certificateholders on each
                                          Distribution Date to the extent of
                                          funds available therefor from, in
                                          the following order of priority
                                          (i) any remaining portion of
                                          the Total Distribution Amount and
                                          (ii) funds, if any, remaining in the
                                          Reserve Account on such date after
                                          payment of the Class A Interest
                                          Distributable Amount, the Class A
                                          Principal Distributable Amount and
                                          the Class B Interest Distributable
                                          Amount.

                                          The "Collection Period" with
                                          respect to each Distribution Date
                                          will be the calendar month
                                          immediately preceding the month in
                                          which such Distribution Date
                                          occurs (or, in the case of the
                                          first Distribution Date, the
                                          period from and including the
                                          Initial Cutoff Date through and
                                          including                     ,
                                          199   ).

                                          The outstanding principal amount
                                          of the Class A Certificates and
                                          the Class B Certificates, if any,
                                          will be payable in full on the
                                          Final Scheduled Distribution Date.

                                          See "Description of the
                                          Certificates -- Distributions".

  Subordination of the Class B
    Certificates; Reserve
    Account   . . . . . . . . . . .       The rights of the Class B
                                          Certificateholders to receive
                                          distributions with respect to the
                                          Receivables will be subordinated
                                          to the rights of the Class A
                                          Certificateholders to the extent
                                          described herein.  This
                                          subordination is intended to
                                          enhance the likelihood of timely
                                          receipt by the Class A
                                          Certificateholders of the full
                                          amount of interest and principal
                                          payable to them and to afford the
                                          Class A Certificateholders limited
                                          protection against losses in
                                          respect of the Receivables.

                                          No distribution of interest will
                                          be made to the Class B
                                          Certificateholders on any
                                          Distribution Date until the full
                                          amount of interest payable on the
                                          Class A Certificates on such
                                          Distribution Date has been
                                          distributed to the Class A
                                          Certificateholders, and no
                                          distribution of principal will be
                                          made to the Class B
                                          Certificateholders on any
                                          Distribution Date until the full
                                          amount of interest on and
                                          principal of the Class A
                                          Certificates payable on such
                                          Distribution Date has been
                                          distributed to the Class A
                                          Certificateholders.  Distributions
                                          of interest on the Class B
                                          Certificates, to the extent of
                                          collections on or in respect of
                                          the Receivables allocable to
                                          interest and amounts, if any,
                                          available in the Reserve Account,
                                          will not be subordinated to
                                          distributions of principal of the
                                          Class A Certificates.

                                          The protection afforded to the
                                          Class A Certificateholders by the
                                          subordination feature described
                                          above will be effected both by the
                                          preferential right of the Class A
                                          Certificateholders to receive, to
                                          the extent described herein,
                                          current distributions from
                                          collections on or in respect of
                                          the Receivables and by the
                                          establishment on the Closing Date
                                          of a segregated collateral account
                                          held by and pledged to the
                                          Trustee, as collateral agent, for
                                          the benefit of the
                                          Certificateholders (the "Reserve
                                          Account").  The Reserve Account
                                          will not be a part of the Trust.

                                          The Reserve Account will be funded
                                          by the Depositor (i) on the
                                          Closing Date with a deposit of
                                          cash and/or Eligible Investments
                                          having a value of approximately
                                          $              and (ii) on each
                                          Subsequent Transfer Date by a
                                          deposit of cash and/or Eligible
                                          Investments having a value equal
                                          to          % of the outstanding
                                          principal amount of the Subsequent
                                          Receivables conveyed to the Trust
                                          on such date (collectively, the
                                          "Reserve Account Initial
                                          Deposit").  In addition, any
                                          portion of the Total Distribution
                                          Amount remaining in the Collection
                                          Account on each Distribution Date
                                          after payment of the Servicing
                                          Fee, the Class A Distributable
                                          Amount and the Class B
                                          Distributable Amount will be
                                          transferred to the Reserve
                                          Account.

                                          On each Distribution Date, funds
                                          will be withdrawn from the Reserve
                                          Account for distribution, first,
                                          to Class A Certificateholders to
                                          the extent of any shortfalls in
                                          the Class A Interest Distributable
                                          Amount, second, to Class B
                                          Certificateholders to the extent
                                          of any shortfalls in the Class B
                                          Interest Distributable Amount,
                                          third, to Class A Certificateholders
                                          to the extent of any shortfalls in
                                          the Class A Principal Distributable
                                          Amount and, fourth, to Class B
                                          Certificateholders to the extent
                                          of any shortfalls in the Class B
                                          Principal Distributable Amount.
                                          On each Distribution Date, after
                                          giving effect to all withdrawals
                                          from and deposits to the Reserve
                                          Account on such date, any amounts
                                          remaining in the Reserve Account
                                          in excess of the greater of (i)
                                               %  of the Pool Balance as of
                                          the close of business on the last
                                          day of the related Collection
                                          Period and (ii) $
                                                (the "Specified Reserve
                                          Account Balance") will be
                                          distributed to the Depositor, and
                                          upon such distribution the
                                          Certificateholders will have no
                                          further rights in, or claims to,
                                          such amounts.

                                          See "Description of the
                                          Certificates -- Subordination of
                                          the Class B Certificates; Reserve
                                          Account".

  Optional Prepayment . . . . . . .       If the Servicer exercises its
                                          option to purchase the
                                          Receivables, which it may do after
                                          the aggregate principal balance of
                                          the Receivables (the "Pool
                                          Balance") declines to 10% or less
                                          of the Initial Pool Balance, the
                                          Class A Certificateholders will
                                          receive an amount equal to the
                                          Class A Certificate Balance
                                          together with accrued interest at
                                          the Class A Pass-Through Rate, the
                                          Class B Certificateholders will
                                          receive an amount equal to the
                                          Class B Certificate Balance
                                          together with accrued interest at
                                          the Class B Pass-Through Rate, and
                                          the Certificates will be retired.
                                          The "Initial Pool Balance" will
                                          equal the sum of (i) the aggregate
                                          principal amount of the Initial
                                          Receivables as of the Initial
                                          Cutoff Date plus (ii) the
                                          aggregate principal balances of
                                          all Subsequent Receivables added
                                          to the Trust as of their
                                          respective Subsequent Cutoff
                                          Dates.  See "Description of the
                                          Certificates -- Optional
                                          Prepayment" herein.

  Mandatory Repurchase  . . . . . .       The Certificates will be prepaid,
                                          in part, pro rata on the basis of
                                          their initial principal amounts,
                                          on the Distribution Date on or
                                          immediately following the last day
                                          of the Funding Period in the event
                                          that any amount remains on deposit
                                          in the Pre-Funding Account after
                                          giving effect to the purchase of
                                          all Subsequent Receivables,
                                          including any such purchase on
                                          such date.  The aggregate
                                          principal amount of Certificates
                                          to be prepaid will be an amount
                                          equal to the amount remaining on
                                          deposit in the Pre-Funding
                                          Account.  See "-- Pre-Funding
                                          Account" in this Summary of Terms,
                                          "Risk Factors -- The Pre-Funding
                                          Account" and "-- Conveyance of
                                          Subsequent Receivables to the
                                          Trust" herein and "Description of
                                          the Certificates -- Sale and
                                          Assignment of Receivables" in the
                                          Prospectus.

  Trust Accounts  . . . . . . . . .       The property of the Trust will
                                          include all amounts on deposit
                                          from time to time in the
                                          Collection Account and a security
                                          interest in the Pre-Funding
                                          Account.  See "Description of the
                                          Transfer and Servicing Agreements
                                          -- Trust Accounts" in the
                                          Prospectus.

                                          The Depositor will maintain the
                                          Reserve Account with the Trustee
                                          as a segregated trust account;
                                          however, the Reserve Account will
                                          not be property of the Trust.  See
                                          "Description of the Certificates -
                                          - Subordination of the Class B
                                          Certificates; Reserve Account" in
                                          this Prospectus Supplement.

  Pre-Funding Account   . . . . . .       During the period (the "Funding
                                          Period") from and including the
                                          Closing Date until the earliest to
                                          occur of (a) the date on which the
                                          amount on deposit in the Pre-
                                          Funding Account is equal to
                                          $100,000 or less, (b) an Event of
                                          Default under the Pooling and
                                          Servicing Agreement, (c) certain
                                          events of insolvency with respect
                                          to the Originator or (d) the
                                                       Distribution Date,
                                          the Pre-Funded Amount will be
                                          maintained in a separate
                                          collateral account (the "Pre-
                                          Funding Account"), which will be
                                          established by the Depositor on
                                          the Closing Date pursuant to a
                                          Security Agreement dated as of
                                                       , 199  (the "Security
                                          Agreement"), between the Depositor
                                          and the Trustee, as collateral
                                          agent.  Amounts on deposit in the
                                          Pre-Funding Account will be
                                          pledged to the Trustee for the
                                          benefit of the Certificateholders
                                          and will be used to purchase
                                          Subsequent Receivables from time
                                          to time during the Funding Period
                                          in accordance with the Pooling and
                                          Servicing Agreement and the
                                          Purchase Agreement.  See
                                          "Description of the Transfer and
                                          Servicing Agreements -- Trust
                                          Accounts -- Pre-Funding Account
                                          and Collateral Reinvestment
                                          Account" and "Description of the
                                          Transfer and Servicing Agreements
                                          -- Sale and Assignment of
                                          Receivables" in the Prospectus.

                                          Funds on deposit in the Pre-
                                          Funding Account will be invested
                                          by the Trustee, as collateral
                                          agent, during the Funding Period
                                          in Eligible Investments, and any
                                          Investment Income with respect to
                                          such Eligible Investments will be
                                          treated as interest collections on
                                          the Receivables and distributed on
                                          the following Distribution Date.
                                          The Certificates will be prepaid,
                                          in part, pro rata on the basis of
                                          their initial principal amounts,
                                          on the Distribution Date on or
                                          immediately following the last day
                                          of the Funding Period in the
                                          event that any amount remains on
                                          deposit in the Pre-Funding Account
                                          after giving effect to the purchase
                                          of all Subsequent Receivables,
                                          including any such purchase on
                                          such date.  The aggregate
                                          principal amount of Certificates
                                          to be prepaid will be an amount
                                          equal to the amount then on
                                          deposit in the Pre-Funding
                                          Account.  See "Risk Factors -- The
                                          Pre-Funding Account" herein and
                                          "Description of the Transfer and
                                          Servicing Agreements -- Sale and
                                          Assignment of Receivables" in the
                                          Prospectus.

  Tax Status  . . . . . . . . . . .       In the opinion of Brown & Wood,
                                          the Trust will be treated as a
                                          grantor trust for federal income
                                          tax purposes and will not be
                                          subject to federal income tax.
                                          Owners of beneficial interests in
                                          the Certificates will report their
                                          pro rata share of all income
                                          earned on the Receivables (other
                                          than amounts, if any, treated as
                                          "stripped coupons") and, subject
                                          to certain limitations in the case
                                          of such owners who are
                                          individuals, trusts or estates,
                                          may deduct their pro rata share of
                                          reasonable servicing and other
                                          fees.

                                          See "Certain Material Federal
                                          Income Tax Consequences" in the
                                          Prospectus for additional
                                          information concerning the
                                          application of federal income tax
                                          laws to the Trust and the
                                          Certificates.  Persons considering
                                          a purchase of Class B Certificates
                                          should also consider and discuss
                                          with their tax advisors the
                                          information set forth in the
                                          Prospectus under "Certain Material
                                          Federal Income Tax Consequences --
                                          Trusts Treated as Grantor Trusts".


  ERISA Considerations  . . . . . .       During the Funding Period, not
                                          more than 24.9% of the Class A
                                          Certificates may be held by
                                          "employee benefit plans" as
                                          defined in Section 3 of the
                                          Employee Retirement Income
                                          Security Act of 1974, as amended
                                          ("ERISA").  After the termination
                                          of the Funding Period and subject
                                          to the considerations discussed
                                          under "ERISA Considerations"
                                          herein and in the Prospectus, the
                                          Class A Certificates will be
                                          eligible for purchase by employee
                                          benefit plans subject to ERISA.

                                          Because the Class B Certificates
                                          are subordinated to the Class A
                                          Certificates, employee benefit
                                          plans subject to ERISA will not be
                                          eligible to purchase Class B
                                          Certificates.

                                          Any benefit plan fiduciary
                                          considering a purchase of
                                          Certificates should, among other
                                          things, consult with experienced
                                          legal counsel in determining
                                          whether all required conditions
                                          for such purchase have been
                                          satisfied.  See "ERISA
                                          Considerations" herein and in the
                                          Prospectus.

  Ratings of the Certificates   . .       It is a condition to the issuance
                                          of the Certificates that the Class
                                          A Certificates be rated at least
                                                 by                   (the
                                          "Rating Agencies") and that the
                                          Class B Certificates be rated at
                                          least by                   .
                                          The ratings of the Class A
                                          Certificates will be based
                                          primarily on the credit quality of
                                          the Receivables, the subordination
                                          of the Class B Certificates and
                                          the availability of the Reserve
                                          Account.  The ratings of the Class
                                          B Certificates will be
                                          based primarily on the credit
                                          quality of the Receivables and
                                          the availability of the Reserve
                                          Account.

                                          A rating is not a recommendation
                                          to purchase, hold or sell the
                                          Certificates, inasmuch as such
                                          rating does not comment as to
                                          market price or suitability for a
                                          particular investor.  The ratings
                                          address the likelihood that
                                          principal of and interest on the
                                          Certificates will be paid pursuant
                                          to their terms.  There can be no
                                          assurance that a rating will not
                                          be lowered or withdrawn by a
                                          rating agency if circumstances so
                                          warrant.  See "Risk Factors --
                                          Limited Nature of Ratings of the
                                          Certificates" herein.

                                 RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Certificates.

     Limited Liquidity. There is currently no secondary market for the Class A Certificates or the Class B Certificates. The Underwriter currently intends to make a market in the Class A Certificates and the Class B Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     Sub-Prime Nature of Obligors; Servicing. The Obligors on the Receivables are primarily "sub-prime" borrowers who are generally relatively higher credit risks due to various factors, including their past credit experience and the absence or limited extent of their credit history. Typical "sub-prime" borrowers include young borrowers (18 to 25 years old) who are trying to establish an initial credit history, borrowers who have a low income level, previously bankrupt borrowers who desire to reestablish their credit history, slow payers of credit cards and department store accounts, and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of consumer credit. The average interest rate charged by the Originator to such "sub-prime" borrowers is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks and the captive finance companies of the automobile manufacturers. In the event of a default under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which may not have a liquidation value sufficient to pay in full the amount financed by the related Receivable. See "The Originator -- Description of Business".

     The servicing of receivables of customers with such credit profiles requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If the Servicer resigns or is removed following a Servicer Default, collections on the Receivables may be adversely affected. See "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus.

     The Pre-Funding Account. On the Closing Date, the Trustee will deposit the Pre-Funded Amount into the Pre-Funding Account. The Pre-Funding Account will be established in the name of the Trustee as collateral agent and all amounts deposited thereto will be pledged to the Trustee for the benefit of the Certificateholders. The Pre-Funded Amount will be used only to purchase Subsequent Receivables, and prior to withdrawal from the Pre-Funding Account as payment for the Subsequent Receivables, funds on deposit in the Pre-Funding Account will be invested in Eligible Investments. Any Investment Income from the investment of the Pre-Funded Amount in Eligible Investments will be included in the Interest Distribution Amount and distributed on the following Distribution Date pursuant to payment priorities described in this Prospectus Supplement.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Receivables by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded
Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal amount of the Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and, therefore, that there will be at least a nominal amount of principal prepaid to the Certificateholders. See "Description of the Certificates -- Mandatory Repurchase".

     Conveyance of Subsequent Receivables to the Trust. On the Closing Date, the Depositor will transfer Initial Receivables to the Trust having
an aggregate principal balance of $                      , which Initial
Receivables the Depositor will purchase from the Originator using part of the proceeds from the sale of the Certificates. The Depositor will pledge
$                                    , i.e., the remaining Certificate
proceeds (representing the Pre-Funded Amount) pursuant to the Security Agreement in favor of the Trust, and such amount will be deposited into the Pre-Funding Account. The Pre-Funded Amount will be used during the Funding Period to purchase Subsequent Receivables from the Originator. If the principal amount of eligible Receivables originated or acquired by the Originator prior to the termination of the Funding Period is less than the Pre-Funded Amount, the Originator will have insufficient Receivables to sell to the Depositor, and the Depositor will have insufficient Receivables to transfer to the Trust, thereby resulting in a prepayment of principal to the Certificateholders as described above. In addition, any conveyance of Subsequent Receivables by the Originator to the Depositor and the Depositor to the Trust will be subject to the satisfaction, on or before the applicable Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Pooling and Servicing Agreement;
(ii) neither the Originator nor the Depositor shall have selected such Subsequent Receivable in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such date, must satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve
Account Initial Deposit for such Subsequent Transfer Date shall have been made; (v) the Originator shall have executed and delivered to the Depositor, and the Depositor shall have executed and delivered to the Trustee, a written assignment conveying such Subsequent Receivables to the Depositor and the Trust, respectively (including a schedule identifying such Subsequent Receivables); (vi) the Depositor shall have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables to the Trust; (vii) the Trustee shall have received written confirmation from a firm of certified public accountants that the Receivables, including such Subsequent Receivables, meet the criteria described herein under "The Receivables Pool" and in the Prospectus under "The Receivables Pools"; and
(viii) the Rating Agencies shall have notified the Depositor in writing that, following the conveyance of all the Subsequent Receivables to the Trust, the Certificates will continue to be rated by the Rating Agencies in the same rating categories in which they were rated on the Closing Date. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, van and light duty truck receivables in the portfolio serviced by the Servicer.

     The Originator is obligated under the Purchase Agreement and the Pooling and Servicing Agreement to repurchase any Subsequent Receivable that fails to satisfy the conditions listed in the preceding paragraph at a purchase price equal to the Repurchase Amount therefor.

     Each Subsequent Receivable, at the time it is conveyed to the Trust, must satisfy the eligibility criteria specified in the Pooling and Servicing Agreement. However, Subsequent Receivables may have been originated or acquired by the Originator after the Closing Date using credit criteria different from those that were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, except as described herein and in the Prospectus, there will be no other required characteristics of Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "The Receivables Pools" in the Prospectus.

     Subordination. On each Distribution Date, distributions of interest on the Class B Certificates will be subordinated to distributions of interest on the Class A Certificates, and distributions of principal of the Class B Certificates will be subordinated to distributions of interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions of interest on a Distribution Date until the full amount of interest payable on the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders, and Class B Certificateholders will not receive any distributions of principal on a Distribution Date until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders.

     Limited Assets of the Trust. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, its security interest in the Pre-Funding Account and certain rights with respect to the Reserve Account, and Certificateholders generally must rely on payments on the Receivables for distributions of interest and principal on the Certificates. The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to funds not invested in Receivables on the Closing Date and is not designed to cover losses on the Receivables. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates. See "The Trust" and "Description of the Certificates -- Subordination of the Class B Certificates; Reserve Account" herein.

     Limited Obligations of the Depositor and the Originator. The Certificates are obligations of the Trust only, and neither the Depositor nor the Originator is obligated to make any payments on the Certificates. In addition, if the Originator fails to repurchase any Receivable with respect to which it is in breach of a representation or warranty, the Depositor will have no obligation to purchase such Receivable from the Trust.

     Limited Nature of Ratings of the Certificates. It is a condition to the issuance of the Certificates that the Class A Certificates be rated at
least         or its equivalent by                         , and the Class
B Certificates be rated at least          or its equivalent by
                              .  The ratings of the Class A Certificates
will be based primarily on the credit quality of the Receivables, the subordination of the Class B Certificates and the availability of funds in the Reserve Account. The ratings of the Class B Certificates will be based primarily on the credit quality of the Receivables and the availability of the Reserve Account.

     A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood that principal of and interest on the Certificates will be paid pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement.


                                THE ORIGINATOR

  (The data in this section to be provided with respect to each Originator)

DESCRIPTION OF BUSINESS

UNDERWRITING STANDARDS










SERVICING STANDARDS







CREDIT LOSS EXPERIENCE







DELINQUENCY EXPERIENCE









                                  THE TRUST

GENERAL

     The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables and the related documents by the Trustee, but will not stamp the Receivables or amend the certificates of title of the Financed Vehicles to reflect the sale and assignment of the Receivables by the Originator to the Depositor or by the Depositor to the Trust. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Certificates. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Subordination of the Class B Certificates; Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables (including any Subsequent Receivables) transferred by the Originator to the Depositor and by the Depositor to the Trust and all payments due thereunder, in the case of Precomputed Receivables, or received thereunder, in the case of Simple Interest Receivables, on or after the Initial Cutoff Date or related Subsequent Cutoff Date, as applicable. The Trust property also includes
(i) such amounts as from time to time may be held in the Collection Account; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (v) a security interest in all amounts on deposit in the Pre-Funding Account; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

THE TRUSTEE

                       is Trustee under the Pooling and Servicing
Agreement.                     is a           banking corporation, and its
principal offices are located at                  .  The Depositor and its
affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.


                             THE RECEIVABLES POOL

     The pool of Receivables conveyed to the Trust (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and any Subsequent Receivables purchased as of the applicable Subsequent Cutoff Dates (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

     The Initial Receivables were, and the Subsequent Receivables were or will be, originated or acquired from Dealers by the Originator in the ordinary course of business, and were or will be selected from the Originator's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) as of the applicable Cutoff Date each Receivable had, or will have, an outstanding gross
balance of at least $                        ; (ii) as of the applicable
Cutoff Date, none of the Receivables shall be more than         days past
due; and (iii) as of the applicable Cutoff Date, no Obligor on any Receivable was noted in the records of the applicable Originator as being the subject of a bankruptcy proceeding. Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by either the Originator or the Depositor to be adverse to Certificateholders were or will be used in selecting the Receivables.

     The obligation of the Trust to purchase Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) the weighted
average APR of the Receivables shall not be less than           %; and
(ii) the weighted average remaining term of the Receivables shall not be
greater than         months.  Such criteria will be based on the
characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates.


     The Initial Receivables will represent approximately          % of
the aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs, the Subsequent Receivables are not required to have any specific characteristics; therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR and the geographic distribution, may vary significantly from those of the Initial Receivables. The composition, distribution by APR and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables.

COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE INITIAL CUTOFF DATE

 Weighted           Aggregate          Number of      Weighted Average
Average APR     Principal Balance     Receivables      Remaining Term
___________     -----------------     -----------     ----------------

        %        $                                           months


Weighted Average          Average
 Original Term       Principal Balance
- ----------------     -----------------
       months        $

   DISTRIBUTION OF INITIAL RECEIVABLES BY APR AS OF THE INITIAL CUTOFF DATE
                                                           Percentage of
                      Number of         Aggregate            Aggregate
     APR Range       Receivables    Principal Balance   Principal Balance /(1)/
- ------------------  -------------   -----------------   -----------------------
 0.00% to   15.00%                   $                                %
15.01% to   16.00%
16.01% to   17.00%
17.01% to   18.00%
18.01% to   19.00%
19.01% to   20.00%
20.01% to   21.00%
21.01% to   22.00%
22.01% to   23.00%
23.01% to   24.00%
24.01% to   25.00%
Greater than 25.00%
                    -------------   -----------------   -----------------------
  Total                              $                          100.00%
                    =============   =================   =======================

- ---------------------
/(1)/   Percentages may not add to 100.00% because of rounding.

 DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE INITIAL RECEIVABLES AS
                         OF THE INITIAL CUTOFF DATE
                                                           Percentage of
   Range of             Number of       Aggregate            Aggregate
Remaining Terms        Receivables   Principal Balance   Principal Balance/(1)/
- ---------------        -----------   -----------------   ----------------------
$ 1,000 to $ 2,499 . .                   $                                %
$ 2,500 to $ 4,999 . .
$ 5,000 to $ 7,499 . .
$ 7,500 to $ 9,999 . .
$10,000 to $12,499 . .
$12,500 to $14,999 . .
$15,000 to $17,499 . .
$17,500 to $19,999 . .
$20,000 to $22,499 . .
$22,500 to $24,999 . .
$25,000 to $27,499 . .
$27,500 to $29,999 . .
$30,000 to $39,999 . .
$40,000 to $49,999 . . -----------     -----------------   --------------------
    Total. . . . . . .                   $                          100.00%
                       ===========     =================   ====================

_____________
/(1)/  Percentages may not add to 100.00% because of rounding.


     DISTRIBUTION BY REMAINING TERM OF THE INITIAL RECEIVABLES AS OF THE
                          INITIAL CUTOFF DATE
                                                             Percentage of
   Range of             Number of       Aggregate              Aggregate
Remaining Terms        Receivables   Principal Balance   Principal Balance/(1)/
- ---------------        -----------   -----------------   ----------------------
 3 to 11 months . .                    $                                 %
12 to 17 months . .
18 to 23 months . .
24 to 29 months . .
30 to 35 months . .
36 to 41 months . .
42 to 47 months . .
48 to 53 months . .
54 to 59 months . .
60 to 65 months . .
66 to 72 months . .
                       -----------   -----------------   ----------------------
   Total. . . . . .                    $                           100.00%
                       ===========   =================   ======================

- ------------------------
/(1)/   Percentages may not add to 100.00% because of rounding.

     GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES AS OF THE INITIAL
                               CUTOFF DATE
                                                             Percentage of
                        Number of       Aggregate             Aggregate
  State/(1)/           Receivables   Principal Balance   Principal Balance/(2)/
- --------------         -----------   -----------------   ----------------------
                                       $                                   %


                       -----------   -----------------   ----------------------
  Total                                $                             100.00%
                       ===========   =================   ======================

_____________
(/(1)/   Based on billing addresses of the Obligors.)
 /(2)/   Percentages may not add to 100.00% because of rounding.


     As of the Initial Cutoff Date, approximately          % of the
Initial Receivables, by aggregate principal balance, constitute
Precomputed Receivables and approximately          % of the Initial
Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest Receivables. As of the
Initial Cutoff Date, approximately         % of the Initial Receivables by
aggregate principal balance, constituting approximately         % of the
number of Initial Receivables, represent used vehicles.


                                THE DEPOSITOR

     Information regarding the Depositor is set forth under "The
Depositor" in the Prospectus.


                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on the Certificates.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the description of the related Pooling and Servicing Agreement set forth in the Prospectus, to which descriptions reference is hereby made.

     The Class A Certificate Balance initially will equal $
      and, as of any date of determination thereafter, will equal the Initial Class A Certificate Balance less all amounts previously distributed to Class A Certificateholders and allocable to principal. The Class B Certificate Balance initially will equal $
and, as of any date of determination thereafter, will equal the Initial Class B Certificate Balance less the sum of all amounts previously distributed to Class B Certificateholders and allocable to principal and any Realized Losses allocable to the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership
interest in approximately          % of the Trust, and the Class B
Certificates will evidence in the aggregate an undivided ownership
interest in approximately          % of the Trust.

DISTRIBUTIONS

     Collection of Receivables and Calculation of Distributable Amounts.
On or about the              day of each month, the Servicer will provide
the Trustee with certain information with respect to the immediately preceding Collection Period, including the aggregate amount of collections on the Receivables, Advances and Repurchase Amounts, the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Interest Distributable Amount and the Class B Principal Distributable Amount.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for any Distribution Date will equal the sum of the Interest Distribution Amount plus the Principal Distribution Amount for such date (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds with respect thereto, to the extent allocable to principal.

     The "Interest Distribution Amount" for a Distribution Date generally will equal the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest in accordance with the Servicer's customary servicing procedures; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligors on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures;
(iii) all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iv) all Advances made by the Servicer of amounts allocable to interest; (v) the Repurchase Amount of each Receivable that was repurchased by the Originator during the related Collection Period, to the extent attributable to accrued interest thereon; and (vi) Investment Earnings, if any, on amounts on deposit in the Collection Account and the Pre-Funding Account.

     The "Principal Distribution Amount" for a Distribution Date generally will equal the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal in accordance with the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Advances made by the Servicer on Precomputed Receivables that are allocable to principal and (iv) the Repurchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the related Collection Period, to the extent attributable to principal.

     On each Distribution Date the Trustee will distribute, pro rata, to the Class A Certificateholders (i) interest on the Class A Certificates in a maximum amount equal to the Class A Interest Distributable Amount and
(ii) principal in a maximum amount equal to the Class A Principal Distributable Amount. In addition, on each Distribution Date the Trustee will distribute, pro rata, to the Class B

Certificateholders (i) interest on the Class B Certificates in a maximum amount equal to the Class B Interest Distributable Amount and (ii) principal in a maximum amount equal to the Class B Principal Distributable Amount.

     The "Class A Interest Distributable Amount" for each Distribution
Date will equal the sum of the Class A Monthly Interest Distributable
Amount for such date plus any Class A Interest Carryover Shortfall on such date. The "Class A Monthly Interest Distributable Amount" on each Distribution Date will equal the product of (i) one-twelfth, (ii) the Class A Pass-Through Rate and (iii) the Class A Certificate Balance on the previous Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions to Certificateholders on such date. The "Class A Interest Carryover Shortfall" on each Distribution
Date will equal the excess, if any, of the sum of the Class A Monthly
Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding
Distribution Date over the amount of interest actually distributed to Class A Certificateholders on such preceding Distribution Date.

     The "Class A Principal Distributable Amount" on each Distribution Date will equal the Class A Monthly Principal Distributable Amount plus any Class A Principal Carryover Shortfall on such Distribution Date. The "Class A Monthly Principal Distributable Amount" on each Distribution Date will be the Class A Percentage of the Principal Distribution Amount. The "Class A Principal Carryover Shortfall" on each Distribution Date will equal the amount, if any, by which the Class A Monthly Principal Distributable Amount for the preceding Distribution Date, plus any Class A Principal Carryover Shortfall on such preceding Distribution Date, exceeded the amount of principal actually distributed to Class A Certificateholders on such date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of the outstanding principal amount, if any, of the Receivables remaining in the Trust as of the Final Scheduled Maturity Date and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class B Interest Distributable Amount" for each Distribution Date will equal the sum of the Class B Monthly Interest Distributable Amount for such date plus any Class B Interest Carryover Shortfall on such date. The "Class B Monthly Interest Distributable Amount" on each Distribution Date will equal the product of (i) one-twelfth, (ii) the Class B Pass-Through Rate and (iii) the Class B Certificate Balance on the previous Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions to Certificateholders on such date. The "Class B Interest Carryover Shortfall" on each Distribution Date will equal the excess, if any, of the sum of the Class B Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date over the amount of interest actually distributed to Class B Certificateholders on such preceding Distribution Date.

     The "Class B Principal Distributable Amount" on each Distribution Date will equal the Class B Monthly Principal Distributable Amount plus any Class B Principal Carryover Shortfall on such Distribution Date. The "Class B Monthly Principal Distributable Amount" on each Distribution Date will equal the Class B Percentage of the Principal Distribution Amount. The "Class B Principal Carryover Shortfall" on each Distribution Date will equal the amount, if any, by which the Class B Monthly Principal Distributable Amount for the preceding Distribution Date, plus any Class B Principal Carryover Shortfall on such preceding Distribution Date, exceeded the amount of principal actually distributed to Class B Certificateholders on such date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of the outstanding principal amount, if any, of the Receivables remaining in the Trust as of the Final Scheduled Maturity Date and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     Distributions to Certificateholders. On each Distribution Date, the Trustee will make the following distributions, in the priority indicated, from the Total Distribution Amount and, if necessary and to the extent provided below, from amounts on deposit in the Reserve Account:

          (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Class A Certificateholders, from the Class A Percentage of the Interest Distribution Amount (after payment therefrom of amounts due to the Servicer pursuant to clause (i) above), the Class A Interest Distributable Amount; provided, that, if the Class A Percentage of the Interest Distribution Amount is less than the Class A Interest Distributable Amount for such date, such deficiency shall be paid, to the extent of available funds, first from the Reserve Account, then from that portion of the Total Distribution Amount otherwise distributable to Class B Certificateholders;

          (iii) to the Class B Certificateholders, from the Class B Percentage of the Interest Distribution Amount (after payment therefrom of amounts due to the Servicer and to the Class A Certificateholders pursuant to clauses (i) and (ii) above), the Class B Interest Distributable Amount; provided, that, if the Class B Percentage of the Interest Distribution Amount is less than the Class B Interest Distributable Amount for such date, such deficiency shall be paid, to the extent of available funds (after payment of the Class A Interest Distributable Amount), from the Reserve Account;

          (iv) to the Class A Certificateholders, from the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses), an amount equal to the Class A Principal Distributable Amount; provided, that, if the Class A Percentage of such Principal Distribution Amount is less than the Class A Principal Distributable Amount for such date, such deficiency shall be paid, to the extent of available funds, first from amounts available in the Reserve Account on such date after payment of the Class A Interest Distributable Amount and Class B Interest Distributable Amount and then from the Total Distribution Amount remaining after payment therefrom of amounts due to the Servicer, the Class A Interest Distributable Amount and the Class B Interest Distributable Amount;

          (v) to the Class B Certificateholders, from any remaining portion of the Total Distribution Amount, an amount equal to the Class B Principal Distributable Amount; provided, that, if such remaining portion of the Total Distribution Amount is less than the Class B Principal Distributable Amount for such date, such deficiency shall be paid from amounts, if any, available in the Reserve Account after payment of the Class A Distributable Amount and the Class B Interest Distributable Amount on such date; and

          (vi) after the payment of the amounts described in clauses (i) through (v) above, any portion of the Total Distribution Amount remaining in the Collection Account on any Distribution Date shall be deposited into the Reserve Account.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to such rights of the Class A Certificateholders to the extent described herein. This subordi-nation is intended to enhance the likelihood of timely receipt by the Class A Certificateholders of the full amount of interest and principal distributable to them on each Distribution Date, and to afford the Class A Certificateholders limited protection against losses in respect of the Receivables.

     No distribution of interest will be made to the Class B Certificateholders on any Distribution Date until the full amount of interest payable on the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders and no distribution of principal will be made to the Class B Certificateholders on any Distribution Date until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates will not be subordinated to distributions of principal of the Class A Certificates. Because the rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal, the Class B Certificates will be more sensitive than the Class A Certificates to losses on the Receivables. If the aggregate amount of losses on the Receivables exceeds the amount on deposit in the Reserve Account, Class B Certificateholders may not recover their initial investment in the Class B Certificates.

     In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive distributions on the Receivables in the manner and to the extent described above and by the establishment of the Reserve Account.

     The Reserve Account will be established on the Closing Date by the Depositor and will be held by the Trustee, as collateral agent for the Depositor, but will not be a part of or otherwise includible in the Trust. On the Closing Date, the Depositor will deposit the Reserve Account Initial Deposit into the Reserve Account, which shall consist of cash and/or Eligible Investments having a value of approximately $
          .  On each Subsequent Transfer Date, the Depositor will direct
the Trustee to transfer an amount equal to           % of the aggregate
principal amount of the Subsequent Receivables to be transferred to the Trust on such date from the Pre-Funding Account to the Reserve Account.
In addition, on each Distribution Date thereafter, the Reserve Account Initial Deposit will be augmented by the deposit thereto of any funds remaining in the Distribution Account on such date after the payment of the Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount. The Specified Reserve Account Balance with respect
to any Distribution Date will equal the greater of (i)            % of the
Pool Balance as of the close of business on the last day of the related
Collection Period and (ii) $                                 .  In no
event will the Specified Reserve Account Balance exceed the sum of the Class A Certificate Balance and the Class B Certificate Balance.

     On each Distribution Date, funds available in the Reserve Account will be withdrawn for distribution, first, to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates, second, to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B Certificates, third, to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and, fourth, to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B Certificates.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such date) is greater than the Specified Reserve Account Balance, the Trustee will release and distribute such excess to the Depositor. Upon the release to the Depositor on any Distribution Date of amounts from the Reserve Account in excess of the Specified Reserve Account Balance, the Certificateholders will have no further rights in, or claims to, such amounts.

OPTIONAL PREPAYMENT

     On any Distribution Date following the Determination Date on which the Pool Balance is determined to be 10% or less of the Initial Pool Balance, the Servicer may elect to exercise its option to purchase all of the Receivables for a purchase price equal to the aggregate Repurchase Amounts of all the outstanding Receivables. Any such exercise of its option by the Servicer will result in the prepayment of the Certificates and the early termination of the Trust. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

MANDATORY REPURCHASE

     Principal distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date. The aggregate principal amount of the Certificates to be repurchased will be the amount then on deposit in the Pre-Funding Account.


                             ERISA CONSIDERATIONS

     During the Funding Period, not more than 24.9% of the Class A Certificates may be held by "employee benefit plans" as defined in Section 3 of ERISA. After the termination of the Funding Period and subject to the considerations set forth under "ERISA Considerations -- Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by employee benefit plans or individual retirement accounts (each, a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

     Because the Class B Certificates are subordinated to the Class A Certificates, the Class B Certificates may not be purchased by Plans.


                                 UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement relating to the Certificates (the "Underwriting Agreement") between the Depositor and (Greenwich Capital Markets, Inc.), (as representative of the underwriters,) the Depositor has agreed to cause the Trust to sell to the underwriters listed below (the "Underwriters"), and the Underwriters have agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite each Underwriter's name below:

                             CLASS A CERTIFICATES

Greenwich Capital Markets, Inc. . . . . . . . . . . . . .     $
                                                             --------------

     Total  . . . . . . . . . . . . . . . . . . . . . . .     $
                                                              =============


                             CLASS B CERTIFICATES

Greenwich Capital Markets, Inc. . . . . . . . . . . . . . . .  $
                                                               ------------

     Total  . . . . . . . . . . . . . . . . . . . . . . . .    $
                                                               ============
                                     S-25

     The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Class A Certificates and the Class B Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain
dealers at such price less a concession of           % per Class A
Certificate and           % per Class B Certificate; that the Underwriters
and such dealers may allow a discount of          % per Class A
Certificate and          % per Class B Certificate on sales to certain
other dealers; and that after the initial public offering of the Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriters.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Collection Account in Eligible Investments acquired from the Underwriters.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Trust and the Depositor by Brown & Wood, New York, New York.

                                INDEX OF TERMS



Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . 3
Class A Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . 6
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .  22
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . . . 6
Class A Monthly Interest Distributable Amount . . . . . . . . . . . . . .  22
Class A Monthly Principal Distributable Amount  . . . . . . . . . . . . .  22
Class A Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . 6
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .  22
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . . . . 7
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . 3
Class B Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . 6
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .  22
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . . . 6
Class B Monthly Interest Distributable Amount . . . . . . . . . . . . . .  22
Class B Monthly Principal Distributable Amount  . . . . . . . . . . . . .  22
Class B Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . 6
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .  22
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . . . . 7
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . . 5
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Initial Class A Certificate Balance . . . . . . . . . . . . . . . . . . . . 3
Initial Class B Certificate Balance . . . . . . . . . . . . . . . . . . . . 3
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . .  21
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .  21
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Mandatory Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . 3

Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  21
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Reserve Account Initial Deposit . . . . . . . . . . . . . . . . . . . . . . 9
Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . . . . 9
sub-prime borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Subsequent Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . 4
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . .  21
Transfer Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  25

No dealer, salesperson or other person has been
authorized to give any information or to make any
representations other than those contained or
incorporated by reference in this Prospectus                FASCO AUTO TRUST
Supplement and the Prospectus in connection with         199  -
the offer made by this Prospectus Supplement and
the Prospectus and, if given or  made, such                    $
information or representations must not be relied      % ASSET BACKED NOTES,
upon as having been authorized.  This Prospectus          CLASS A
Supplement and the Prospectus do not constitute an             $
solicitation by anyone in  any state in which such     % ASSET BACKED NOTES,
offer or solicitation is unauthorized or in which         CLASS B
the person making such offer or solicitation is not
qualified to do so or to anyone to whom it is unlawful
to make such offer or solicitation.  Neither the
delivery of this Prospectus Supplement and the          FINANCIAL ASSET SECURI-
and the Prospectus nor any sale made hereunder           TIES CORP.,
shall, under any circumstances, create any                    Depositor
implication that the information contained
herein or therein is correct as of any time
subsequent to the date of this Prospectus Supplement
or Prospectus.                                                   (      )

                                                                     Servicer

                 TABLE OF CONTENTS              Page
               PROSPECTUS SUPPLEMENT

Reports to Certificateholders . . . . . . . .    S-2
Summary of Terms  . . . . . . . . . . . . . .    S-3
Risk Factors  . . . . . . . . . . . . . . . .   S-13      PROSPECTUS SUPPLEMENT
The Originator. . . . . . . . . . . . . . . .   S-15
The Trust . . . . . . . . . . . . . . . . . .   S-16
The Receivables Pool  . . . . . . . . . . . .   S-17
The Depositor . . . . . . . . . . . . . . .     S-20
Weighted Average Life of the Securities . . .   S-20
Description of the Certificates   . . . . . .   S-20          GREENWICH CAPITAL
ERISA Considerations  . . . . . . . . . . . .   S-20               MARKETS INC.
Underwriting. . . . . . . . . . . . . . . . .   S-25
Legal Matters . . . . . . . . . . . . . . . .   S-26
Index of Terms. . . . . . . . . . . . . . . .   S-27
                Prospectus
Available Information . . . . . . . . . . . . .  2
Incorporation of Certain Documents by Reference  2
Summary of Terms  . . . . . . . . . . . . . . .  3
Risk Factors  . . . . . . . . . . . . . . . . . 10
The Trusts. . . . . . . . . . . . . . . . . . . 14
The Receivables Pools . . . . . . . . . . . . . 15
Weighted Average Life of the Securities . . . . 17
Pool Factors and Trading Information. . . . . . 17
Use of Proceeds . . . . . . . . . . . . . . . . 18
The Depositor . . . . . . . . . . . . . . . . . 18
The Originators . . . . . . . . . . . . . . . . 19
Description of the Notes. . . . . . . . . . . . 19
Description of the Certificates . . . . . . . . 23
Certain Information Regarding the Securities. . 24
Description of the Transfer and Servicing
Agreements. . . . . . . . . . . . . . . . . . . 32
Certain Legal Aspects of the Receivables. . . . 42
Certain Federal Income Tax Consequences   . . . 45
ERISA Considerations. . . . . . . . . . . . . . 57
Plan of Distribution. . . . . . . . . . . . . . 59
Legal Matters . . . . . . . . . . . . . . . . . 59
Index of Principal Terms. . . . . . . . . . . . 60


Until 90 days after the date of this Prospectus
Supplement, all dealers effecting transactions in the Certificates described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996
                                             Registration No. 333-1548

SECURITIES AND EXCHANGE COMMISSION
      Washington , D.C. 20549

   AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

- ----------------------------------

FASCO AUTO TRUSTS
(Issuer with respect to the Securities)

FINANCIAL ASSET SECURITIES CORP.
(Originator of the Trusts described herein)
(Exact name of Registrant as specified in its charter)
Delaware                            Applied for
(State or other jurisdiction of incorporation or organization)(I.R.S. Employer Identification No.)
600 Steamboat Road
Greenwich, Connecticut 06830
(203) 625-2700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Charles A. Forbes, Jr.
Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut  06830
(203) 625-5673
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
     Daniel M. Rossner, Esq.                         John  C. Anderson, Esq.

     Brown & Wood                            Financial Asset Securities Corp.
     One World Trade Center                       600 Steamboat Road
     New York, New York 10048               Greenwich, Connecticut 06830

- ----------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /x
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration number of the earlier effective registration statement for the same offering.
/ /
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   / /
                       CALCULATION OF REGISTRATION FEE



    Title of Securities      Amount to Be  Proposed Maximum  Proposed Maximum
    to Be Registered         Registered    Offering Price    Aggregate
                                           Per Unit (1)      Offering Price(1)
    Asset Backed Securities  $500,000,000  100%              $500,000,000


     Amount of
     Registration Fee
     $172,414

(1) Estimated solely for the purpose of calculating the registration fee. THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of Series of Asset Backed Notes and/or Asset Backed Certificates by various FASCO Auto Trusts created from time to time by Financial Asset Securities Corp. and (ii) two forms of Prospectus
Supplement relating to the offering by FASCO Auto Trust 199  -    of the
particular Series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by Financial Asset Securities Corp. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 29, 1996
    PROSPECTUS
                              FASCO AUTO TRUSTS
                              Asset Backed Notes
                          Asset Backed Certificates

                         --------------------------

                       FINANCIAL ASSET SECURITIES CORP.
                                  Depositor

                         --------------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates. The property of each Trust will include a pool of motor vehicle retail installment sale contracts or motor vehicle installment loans secured by new and used automobiles, vans and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable cutoff date, security interests in the vehicles financed thereby and certain other property, as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account, which will be used to purchase additional Receivables after the Closing Date. The Receivables will have been acquired by Financial Asset Securities Corp. (the "Depositor"), either directly or indirectly, from one or more institutions (each an "Originator"), which may be affiliates of the Depositor. Each Originator will be an entity generally in the business of originating or acquiring Receivables. Specific information regarding the Receivables included in each pool and the Originator or Originators thereof will be provided in the related Prospectus Supplement. The Prospectus Supplement for each Series will name the entity, which may be an affiliate of the Depositor, that will act, directly or indirectly through one or more Subservicers, as Master Servicer of the Receivables.

         Each class of Securities of each Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE ^ 12 OF THIS PROSPECTUS.
                 -

 THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                      -------------------------------
                       Greenwich Capital Markets, Inc.

                            AVAILABLE INFORMATION

     The Depositor, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS SUPPLEMENT AND PROSPECTUS FROM AN UNDERWRITER OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS, THE DEPOSITOR OR THE UNDERWRITER WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, TO SUCH INVESTOR A PAPER COPY OF THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                          REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Distribution Date, the Master Servicer will prepare and forward, or cause to be prepared and forwarded, to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the information specified in the related Prospectus Supplement.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

     Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.




               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor with the Commission on behalf of the Trust referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Depositor will provide on behalf of each Trust without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Peter Sanchez, Operations Manager, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830. Telephone requests may be directed to Peter Sanchez at
(203) 625-7909.

                               SUMMARY OF TERMS


     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms".

  Issuer  . . . . . . . . . . . . .       With respect to any Series of
                                          Securities, a Trust formed
                                          pursuant to either (i) a pooling
                                          and servicing agreement (a
                                          "Pooling and Servicing Agreement")
                                          among the Depositor, the Master
                                          Servicer, the Trustee for such
                                          Trust and, if so specified in the
                                          related Prospectus Supplement, one
                                          or more Originators (as defined
                                          below) of the related Receivables
                                          (each such Trust being referred to
                                          herein as a "Grantor Trust") or
                                          (ii) a trust agreement (a "Trust
                                          Agreement") among the Depositor,
                                          an entity to be specified in the
                                          related Prospectus Supplement (the
                                          "Company") and the Trustee for
                                          such Trust (each such Trust being
                                          referred to herein as an "Owner
                                          Trust").

  Depositor . . . . . . . . . . . .       Financial Asset Securities Corp.
                                          is a Delaware corporation and an
                                          indirect limited purpose finance
                                          subsidiary of The Long-Term Credit
                                          Bank of Japan, Limited and an
                                          affiliate of Greenwich Capital
                                          Markets, Inc.  See "The
                                          Depositor".

  Master Servicer . . . . . . . . .       The entity, which may be an
                                          affiliate of the Depositor, named
                                          as Master Servicer in the related


                                          Prospectus Supplement (the "Master
                                          Servicer").  Each Prospectus
                                          Supplement will specify whether
                                          the Master Servicer will service
                                          the Receivables in the related
                                          Receivables Pool directly or
                                          indirectly through one or more
                                          subservicers (each, a
                                          "Subservicer").

     Originators  . . . . . . . . .       The Depositor will acquire the
                                          Receivables, directly or
                                          indirectly, from one or more
                                          institutions, which may be
                                          affiliates of the Depositor (each
                                          an "Originator").  Each Originator
                                          will be an entity generally in the
                                          business of originating or
                                          acquiring Receivables, or an
                                          affiliate of such an entity.  The
                                          Receivables will be either (i)
                                          originated by the related
                                          Originator, (ii) originated by
                                          various dealers (" Dealers") and
                                          assigned to the Originator or
                                          (iii) acquired by the related
                                          Originator from other originators
                                          or owners of receivables.

  Trustee . . . . . . . . . . . . .       With respect to each Owner Trust
                                          and each Grantor Trust, the
                                          trustee specified in the related
                                          Prospectus Supplement (the "
                                          Trustee").

  Indenture Trustee   . . . . . . .       With respect to any Series of
                                          Securities that is issued by an
                                          Owner Trust and includes one or
                                          more classes of Notes, the
                                          indenture trustee specified in the
                                          related Prospectus Supplement (the
                                          "Indenture Trustee").

     Securities Offered   . . . . .       Each Series of Securities issued
                                          by an Owner Trust  may include one
                                          or more classes of Certificates
                                          and/or one or more classes of
                                          Notes.  Each Series of Securities
                                          issued by a Grantor Trust will
                                          include one or more classes of
                                          Certificates, but will not include
                                          any Notes.  Each class of Notes
                                          will be issued pursuant to an
                                          indenture (each, an "Indenture")
                                          between the related Owner Trust
                                          and the Indenture Trustee
                                          specified in the related

                                          Prospectus Supplement.  Each class
                                          of Certificates will be issued
                                          pursuant to the related Trust
                                          Agreement (in the case of
                                          Certificates issued by an Owner
                                          Trust) or the related Pooling and
                                          Servicing Agreement (in the case
                                          of Certificates issued by a
                                          Grantor Trust).  The related
                                          Prospectus Supplement will specify
                                          which class or classes of Notes
                                          and/or Certificates of the related
                                          Series are being offered thereby.

  Notes   . . . . . . . . . . . . .        Each class of Notes will have a
                                          stated principal amount and will
                                          bear interest at a specified rate
                                          or rates (with respect to each
                                          class of Notes, the "Interest
                                          Rate") as set forth in the related
                                          Prospectus Supplement.  Each class
                                          of Notes may have a different
                                          Interest Rate, which may be a
                                          fixed, variable or adjustable
                                          Interest Rate or any combination
                                          of the foregoing.  The related
                                          Prospectus Supplement will specify
                                          the Interest Rate, or the method
                                          for determining the Interest Rate,
                                          for each class of Notes.

                                          A Series of Securities issued by
                                          an Owner Trust may include two or
                                          more classes of Notes that differ
                                          as to timing and priority of
                                          payments, seniority, allocations
                                          of losses, Interest Rate or amount
                                          of payments of principal or
                                          interest.  Additionally, payments
                                          of principal or interest in
                                          respect of any such class or
                                          classes may or may not be made
                                          upon the occurrence of specified
                                          events or on the basis of
                                          collections from designated
                                          portions of the Receivables Pool.
                                          If specified in the related
                                          Prospectus Supplement, one or more
                                          classes of Notes ("Strip Notes")
                                          may be entitled to (i) principal
                                          payments with disproportionate,
                                          nominal or no interest payments or
                                          (ii) interest payments with
                                          disproportionate, nominal or no
                                          principal payments.  See
                                          "Description of the Notes --
                                          Distributions of Principal and
                                          Interest".

                                             Unless otherwise specified in
                                          the related Prospectus Supplement,
                                          Notes will be available for
                                          purchase in denominations of
                                          $1,000 and integral multiples
                                          thereof and will be available in
                                          book-entry form only.  Noteholders
                                          will be able to receive Definitive
                                          Notes only in the limited
                                          circumstances described herein or
                                          in the related Prospectus
                                          Supplement.  See "Certain
                                          Information Regarding the
                                          Securities -- Definitive
                                          Securities".





                                    If the Master Servicer exercises
                                          its option to purchase the
                                          Receivables of a Trust (or if not
                                          and, if and to the extent provided
                                          in the related Prospectus
                                          Supplement, satisfactory bids for
                                          the purchase of such Receivables
                                          are received) in the manner and on
                                          the respective terms and
                                          conditions described under
                                          "Description of the Transfer and
                                          Servicing Agreements --
                                          Termination", all of the
                                          outstanding Notes will be redeemed
                                          as set forth in the related
                                          Prospectus Supplement.  In
                                          addition, if the related
                                          Prospectus Supplement provides
                                          that the property of a Trust will
                                          include monies in  a Pre-Funding
                                          Account  or Collateral
                                          Reinvestment Account that will be
                                          used to purchase additional
                                          Receivables after the Closing
                                          Date, one or more classes of the
                                          outstanding Notes may be subject
                                          to partial redemption at or
                                          immediately following the end of
                                          the period specified in such
                                          Prospectus Supplement for the
                                          purchase of such additional
                                          Receivables  in the manner and to
                                          the extent specified in the
                                          related Prospectus Supplement.

       The Certificates . . . . . .        Each class of Certificates will
                                          have a stated certificate balance
                                          (the "Certificate Balance") and
                                          will accrue interest on such
                                          Certificate Balance

                                          at a specified rate (with respect to
                                          each class of Certificates, the
                                          "Pass-Through Rate") as set forth
                                          in the related Prospectus Supplement.
                                          Each class of Certificates may have
                                          a different Pass-Through Rate, which
                                          may be a fixed, variable or
                                          adjustable Pass-Through Rate, or
                                          any combination of the foregoing.
                                          The related Prospectus Supplement
                                          will specify the Pass-Through
                                          Rate, or the method for
                                          determining the applicable Pass-
                                          Through Rate, for each class of
                                          Certificates.

                                          A Series of Securities may include
                                          two or more classes of
                                          Certificates that differ as to
                                          timing and priority of
                                          distributions, seniority,
                                          allocations of losses, Pass-
                                          Through Rate or amount of
                                          distributions in respect of
                                          principal or interest.
                                          Additionally, distributions in
                                          respect of principal or interest
                                          in respect of any such class or
                                          classes may or may not be made
                                          upon the occurrence of specified
                                          events or on the basis of
                                          collections from designated
                                          portions of the related
                                          Receivables Pool.  If specified in
                                          the related Prospectus Supplement,
                                          one or more classes of
                                          Certificates ("Strip
                                          Certificates") may be entitled to
                                          (i) principal distributions with
                                          disproportionate, nominal or no
                                          interest distributions or (ii)
                                          interest distributions with
                                          disproportionate, nominal or no
                                          principal distributions.  See
                                          "Description of the Certificates -
                                          - Distributions of Principal and
                                          Interest".  If a Series of
                                          Securities issued by an Owner
                                          Trust includes one or more classes
                                          of Notes, distributions in respect
                                          of the Certificates may be
                                          subordinated in priority of
                                          payment to payments on the Notes
                                          to the extent specified in the
                                          related Prospectus Supplement.

                                             Unless otherwise specified in
                                          the related Prospectus Supplement,
                                          Certificates will be available for
                                          purchase in a minimum denomination
                                          of $20,000 and in integral
                                          multiples of $1,000 in excess
                                          thereof and will be available in
                                          book-entry form only.
                                          Certificateholders will be able to
                                          receive Definitive Certificates
                                          only in the limited circumstances
                                          described herein or in the related
                                          Prospectus Supplement.  See
                                          "Certain Information Regarding the
                                          Securities -- Definitive
                                          Securities".



   If the Master Servicer or any
                                          Subservicer exercises its option
                                          to purchase the Receivables of a
                                          Trust (or if not and, if and to
                                          the extent provided in the related
                                          Prospectus Supplement,
                                          satisfactory bids for the purchase
                                          of such Receivables are received),
                                          in the manner and on the
                                          respective terms and conditions
                                          described under "Description of
                                          the Transfer and Servicing
                                          Agreements -- Termination", the
                                          Certificates will be prepaid as
                                          set forth in the related
                                          Prospectus Supplement.  In
                                          addition, if the related
                                          Prospectus Supplement provides
                                          that the property of a Trust will


                                          include a Pre-Funding Account or
                                          Collateral Reinvestment Account
                                          that will be used to purchase
                                          additional Receivables after the
                                          Closing Date, one or more classes
                                          of Certificates may be subject to
                                          a partial prepayment of principal
                                          at or immediately following the
                                          end of the  period specified in
                                          such Prospectus Supplement for the
                                          purchase of such additional
                                          Receivables, in the manner and to
                                          the extent specified in the
                                          related Prospectus Supplement.

  The Trust Property  . . . . . . .       The property of each Trust will
                                          include a pool of simple interest
                                          or precomputed interest motor
                                          vehicle installment sale contracts
                                          or motor vehicle installment loans
                                          secured by new and used
                                          automobiles, vans and light duty
                                          trucks (the "Receivables"),
                                          including the right to receive
                                          payments received or due on or
                                          with respect to such Receivables
                                          on and after the date or dates
                                          specified in the related
                                          Prospectus Supplement (each, a
                                          "Cutoff Date"), security interests
                                          in the vehicles financed thereby
                                          (the "Financed Vehicles"), and any
                                          proceeds from claims under certain
                                          related insurance policies.  On
                                          the date of issuance of a Series
                                          of Securities specified in the
                                          related Prospectus Supplement (the
                                          "Closing Date"), the Depositor
                                          will convey Receivables having the
                                          aggregate principal balance
                                          specified in such Prospectus
                                          Supplement as of the Cutoff Date
                                          specified therein to such Trust
                                          pursuant to either (i) a Pooling
                                          and Servicing Agreement (in the
                                          case of a Grantor Trust) or (ii) a
                                          sale and servicing agreement (a
                                          "Sale and Servicing Agreement")
                                          among the Depositor, the Master
                                          Servicer, such Trust and, if so
                                          specified in the related
                                          Prospectus Supplement, one or more
                                          Originators of the related
                                          Receivables (in the case of an
                                          Owner Trust).  The property of
                                          each Trust also will include
                                          amounts on deposit in, or certain
                                          rights with respect to, certain
                                          trust accounts, including the
                                          related Collection Account , any
                                          Pre-Funding Account, any
                                          Collateral Reinvestment Account
                                          and any other account identified
                                          in the applicable Prospectus
                                          Supplement.  See "Description of
                                          the Transfer and Servicing
                                          Agreements -- Trust Accounts".

                                          If the related Prospectus
                                          Supplement provides that the
                                          property of a Trust will include
                                          monies initially deposited into an
                                          account (a "Pre-Funding Account")
                                          to purchase additional Receivables
                                          after the Closing Date, the
                                          Depositor will be obligated
                                          pursuant to the Sale and Servicing
                                          Agreement or Pooling and Servicing
                                          Agreement, as applicable, to sell
                                          additional Receivables (the
                                          "Subsequent Receivables") to the
                                          related Trust, subject only to the
                                          availability thereof, having an
                                          aggregate principal balance
                                          approximately equal to the amount
                                          deposited to the Pre-Funding
                                          Account on the Closing Date (the
                                          "Pre-Funded Amount"), and the
                                          Trust will be obligated to
                                          purchase such Subsequent
                                          Receivables (subject to the
                                          satisfaction of certain conditions
                                          set forth in such Sale and
                                          Servicing Agreement or Pooling and
                                          Servicing Agreement) from time to
                                          time during the   period (the
                                          "Funding Period") specified in
                                          such Prospectus Supplement for the
                                          purchase of such Subsequent
                                          Receivables.  Any Subsequent
                                          Receivables conveyed to a Trust
                                          will have been acquired by the
                                          Depositor, directly or indirectly,
                                          from the same Originator or
                                          Originators from which the
                                          Depositor acquired the Receivables
                                          conveyed to such Trust on the
                                          related Closing Date (the "Initial
                                          Receivables") and will meet all of
                                          the credit and other criteria set
                                          forth herein and in the related
                                          Prospectus Supplement.  See "Risk
                                          Factors -- Sales of Subsequent
                                          Receivables", "The Receivables
                                          Pools" and "Description of the
                                          Transfer and Servicing Agreements
                                          -- Sale and Assignment of
                                          Receivables" herein and "The
                                          Receivables Pool" in the related
                                          Prospectus Supplement.

                                          In addition, if so provided in the
                                          related Prospectus Supplement, in
                                          lieu of a Funding Period, during
                                          the period (the "Revolving
                                          Period") from the Closing Date
                                          until the first to occur of (i)
                                          such event or events as are
                                          described in the related
                                          Prospectus Supplement (each, an
                                          "Early Amortization Event") or
                                          (ii) the last day of the
                                          Collection Period preceding a
                                          Distribution Date specified in the
                                          related Prospectus Supplement, an
                                          account will be maintained in the
                                          name of the  Trustee, the Owner
                                          Trustee or the Indenture Trustee
                                          (the "Collateral Reinvestment
                                          Account").  The amount on deposit
                                          in the Collateral Reinvestment
                                          Account on the Closing Date
                                          may, if so specified in the related
                                          Prospectus Supplement, include an
                                          amount specified in the related
                                          Prospectus Supplement (which will
                                          be deposited out of the net
                                          proceeds of the sale of the
                                          related Securities) and, during
                                          the Revolving Period principal
                                          will not be distributed on the
                                          Securities of the related series
                                          and principal collections,
                                          together with (if and to the
                                          extent described in the related
                                          Prospectus Supplement) interest
                                          collections on the Receivables
                                          that are in excess of amounts
                                          required to be distributed
                                          therefrom will be deposited from
                                          time to time in the Collateral
                                          Reinvestment Account and will be
                                          used to purchase Subsequent
                                          Receivables.

                                          As used in this Prospectus, the
                                          term Receivables will include the
                                          Initial Receivables transferred to
                                          a Trust on the Closing Date as
                                          well as any Subsequent Receivables
                                          transferred to such Trust during
                                          the related Funding Period or
                                          Revolving Period, if any.

                                          Amounts on deposit in any Pre-
                                          Funding Account during the related
                                          Funding Period or in any
                                          Collateral Reinvestment Account
                                          during the related Revolving
                                          Period will be invested by the
                                          Trustee (as directed by the Master
                                          Servicer) in Eligible Investments,
                                          and any resultant investment
                                          income, less any related
                                          investment expenses ("Investment
                                          Income"), will be added, on the
                                          Distribution Date immediately
                                          following the date on which such
                                          Investment Income is paid to the
                                          Trust, to interest collections on
                                          the Receivables for the related
                                          Collection Period and distributed
                                          in the manner specified in the
                                          related Prospectus Supplement.
                                          Any funds remaining in a Pre-
                                          Funding Account at the end of the
                                          related Funding Period or in a
                                          Collateral Reinvestment Account at
                                          the end of the related Revolving
                                          Period will be distributed as a
                                          prepayment or early distribution
                                          of principal to holders of one or
                                          more classes of the Notes and/or
                                          Certificates of the related Series
                                          of Securities, in the amounts and
                                          in accordance with the payment
                                          priorities specified in the
                                          related Prospectus Supplement.  In
                                          no event will a Funding Period
                                          continue for more than one year
                                          after the related Closing Date.
                                          See "Risk Factors -- Pre-Funding
                                          Accounts", "-- Sales of Subsequent
                                          Receivables" and "Description of
                                          the Transfer and Servicing
                                          Agreements -- Trust Accounts --
                                          Pre-Funding Accounts".


  Credit and Cash Flow                    If and to the extent specified in
    Enhancement   . . . . . . . . .       the related Prospectus Supplement,
                                          credit enhancement with respect to
                                          a Trust or any class or classes of
                                          Securities may include any one or
                                          more of the following:
                                          subordination of one or more other
                                          classes of Securities of the same
                                          Series, reserve funds, spread
                                          accounts, surety bonds, insurance
                                          policies, letters of credit,
                                          credit or liquidity facilities,
                                          cash collateral accounts, over-
                                          collateralization, guaranteed
                                          investment contracts, swaps or
                                          other interest rate protection
                                          agreements, repurchase
                                          obligations, other agreements with
                                          respect to third party payments or
                                          other support, cash deposits, or
                                          other arrangements.  To the extent
                                          specified in the related
                                          Prospectus Supplement, a form of
                                          credit enhancement with respect to
                                          a Trust or a class or classes of
                                          Securities may be subject to
                                          certain limitations and exclusions
                                          from coverage thereunder.

     Transfer and Servicing
    Agreements  . . . . . . . . . .       The Depositor will sell the
                                          related Receivables to a Trust
                                          pursuant to a Sale and Servicing
                                          Agreement or Pooling and Servicing
                                          Agreement, as applicable.  The
                                          rights and benefits of an Owner
                                          Trust under any such Sale and
                                          Servicing Agreement will, if such
                                          Owner Trust issues Notes, be
                                          assigned to the related Indenture
                                          Trustee as collateral for  such
                                          Notes  pursuant to the Indenture.
                                          The Master Servicer will agree
                                          with each Trust to be responsible
                                          for servicing, managing,
                                          maintaining custody of and making
                                          collections on the Receivables,
                                          either directly or indirectly
                                          through one or more Subservicers.
                                          In addition, the Master Servicer
                                          may undertake certain
                                          administrative duties under an
                                          Administration Agreement with
                                          respect to an Owner Trust.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Master Servicer will advance
                                          scheduled payments under each
                                          Precomputed Receivable that are
                                          not timely made (a "Precomputed
                                          Advance") to the extent that the
                                          Master Servicer, in its sole
                                          discretion, expects to recoup such
                                          Precomputed Advance from
                                          subsequent payments on or with
                                          respect to such Receivable or from
                                          other Precomputed Receivables.
                                          If so provided in the related
                                          Prospectus Supplement, with
                                          respect to Simple Interest
                                          Receivables, the Master Servicer
                                          will advance any interest
                                          shortfall (a "Simple Interest
                                          Advance").  As used herein, "
                                          Advance" means any Precomputed
                                          Advance or Simple Interest
                                          Advance.  The Master Servicer will
                                          be entitled to reimbursement of
                                          Advances from subsequent payments
                                          on or with respect to the
                                          Receivables to the extent
                                          described in the related
                                          Prospectus Supplement.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Master Servicer will receive a fee
                                          for servicing the Receivables of
                                          each Trust equal to the percentage
                                          specified in the related
                                          Prospectus Supplement of the
                                          aggregate outstanding principal
                                          balance of the related Receivables
                                          Pool, plus certain late fees,
                                          prepayment charges and other
                                          administrative fees or similar
                                          charges.  Fees payable to any
                                          Subservicer as compensation for
                                          performing certain servicing
                                          functions with respect to all or a
                                          portion of the Receivables in a
                                          Receivables Pool will be the
                                          responsibility of the Master
                                          Servicer and will not be an
                                          additional expense of the Trust.
                                          See "Description of the Transfer
                                          and Servicing Agreements --
                                           Servicing Compensation and
                                          Payment of Expenses" herein.



     Tax Considerations   . . . . .       If a Prospectus Supplement
                                          specifies that the related Trust
                                          will be  a partnership or will not
                                          issue any classes of Certificates,
                                          upon the issuance of the related
                                          Series of Securities (a) Federal
                                          Tax Counsel to such Trust will
                                          deliver an opinion to the effect
                                          that, for federal income tax
                                          purposes: (i) any Notes of such
                                          Series will be characterized as
                                          debt and (ii) such Trust will not
                                          be characterized as an association
                                          or a publicly traded partnership
                                          taxable as a corporation and (b)
                                          local tax counsel to such Trust
                                          will deliver an opinion to the
                                          effect that the same
                                          characterizations apply for
                                          applicable state income and
                                          business tax purposes.  In respect
                                          of any such Series, each holder of
                                          a Note (each, a "Noteholder"), by
                                          the acceptance of a Note of such
                                          Series, will agree to treat such
                                          Note as indebtedness, and each
                                          holder of a Certificate, if any,
                                          (each, a "Certificateholder"), by
                                          the acceptance of a Certificate of
                                          such Series, will agree to treat
                                          such Trust as a partnership in
                                          which such Certificateholder is a
                                          partner for federal income and for
                                          state income and business tax
                                          purposes.  Alternative
                                          characterizations of such Trust
                                          and  any such Certificates are
                                          possible, but would not result in
                                          materially adverse tax
                                          consequences to
                                          Certificateholders.

                                          If a Prospectus Supplement
                                          specifies that the related Trust
                                          will be a Grantor Trust, upon the
                                          issuance of the related Series of
                                          Certificates Federal Tax Counsel
                                          to such Trust will deliver an
                                          opinion to the effect that such
                                          Trust will be treated as a grantor
                                          trust for federal income tax
                                          purposes and will not be subject
                                          to federal income tax.

                                             If a Prospectus Supplement
                                          specifies that the related Trust
                                          will issue one or more classes of
                                          Certificates treated as debt, upon
                                          the issuance of the related Series
                                          of Securities (a) Federal Tax
                                          Counsel to such Trust will deliver
                                          an opinion to the effect that for
                                          federal income tax purposes: (i)
                                          unless provided otherwise in the
                                          Prospectus Supplement, any
                                          Certificates of such Series will
                                          be characterized as debt and (ii)
                                          such Trust will not be
                                          characterized as an association or
                                          a publicly traded partnership
                                          taxable as a corporation and (b)
                                          local tax counsel to such Trust
                                          will deliver an opinion to the
                                          effect that the same
                                          characterizations apply for
                                          applicable state income and
                                          business tax purposes.  In respect
                                          of any such Series, each
                                          Certificateholder, by the
                                          acceptance of a Certificate of
                                          such Series, will agree to treat
                                          such Certificate as indebtedness.
                                          Alternative characterizations of
                                          such Trust and such Certificates
                                          are possible, but would not result
                                          in materially adverse tax
                                          consequences to
                                          Certificateholders.

                                          See "Certain Federal Income Tax
                                          Consequences" for additional
                                          information regarding the
                                          application of federal tax laws.

     ERISA Considerations   . . . .       Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          related Prospectus Supplement, and
                                          if so specified therein, (i) the
                                          Notes of any Series issued by an
                                          Owner Trust and (ii) any
                                          Certificates issued by an Owner
                                          Trust or a Grantor Trust that meet
                                          certain Department of Labor
                                          requirements are eligible for
                                          purchase by employee benefit
                                          plans.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Certificates of any Series that
                                          are subordinated to any other
                                          Security of that Series may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended, or by any
                                          individual retirement account.
                                          See "ERISA Considerations" herein
                                          and in the related Prospectus
                                          Supplement.

     Ratings  . . . . . . . . . . .       It is a condition to the issuance
                                          of the Securities to be offered
                                          hereunder that they be rated in
                                          one of the four highest rating
                                          categories by at least one
                                          nationally recognized statistical
                                          rating organization.  A rating is
                                          not a recommendation to purchase,
                                          hold or sell Securities inasmuch
                                          as such rating does not comment as
                                          to market price or suitability for
                                          a particular investor.  Ratings of
                                          Securities will address the
                                          likelihood of the payment of
                                          principal and interest thereon
                                          pursuant to their terms.  The
                                          ratings of Securities will not
                                          address the likelihood of an Early
                                          Amortization Event.  There can be
                                          no assurance that a rating will
                                          remain for a given period of time
                                          or that a rating will not be
                                          lowered or withdrawn entirely by a
                                          rating
                                          agency if in its judgment
                                          circumstances in the future so
                                          warrant.  For more detailed
                                          information regarding the ratings
                                          assigned to any class of a
                                          particular Series of Securities,
                                          see "Summary of Terms -- Rating of
                                          the Securities" and "Risk Factors
                                          -- Ratings of the Securities" in
                                          the related Prospectus Supplement.

                                 RISK FACTORS

     Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

     Pre-Funding Accounts and Collateral Reinvestment Accounts. If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 40% of the initial aggregate principal amount of the Notes
and/or Certificates of the related Series of Securities.   In addition, if
so specified in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the amount, if any, specified in such Prospectus Supplement into the Collateral Reinvestment Account and, during the Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used to purchase Subsequent Receivables from the Depositor (which, in turn, will acquire such Subsequent Receivables from the Originator or Originators specified in the related Prospectus Supplement) from time to time during the related
Funding Period or Revolving Period. During the related Funding Period or Revolving Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account or the Collateral Reinvestment Account will be invested by the Trustee (as instructed by the Master Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection Period and allocated to interest and will be distributed on the Distribution Date pursuant to the payment priorities specified in the related Prospectus Supplement. No Funding Period will end more than one year after the related Closing Date.

     To the extent that the entire Pre-Funded Amount or the entire amount on deposit in the Collateral Reinvestment Account has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period or Revolving Period, any amounts remaining in the Pre-Funding Account or the Collateral Reinvestment Account will be distributed as a prepayment of principal to Noteholders and Certificateholders (collectively the "Securityholders") on the Distribution Date at or immediately following the end of the Funding Period or Revolving Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

     Sales of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Depositor will be obligated pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Depositor from the applicable Originator or Originators during a Funding Period or Revolving Period is less than the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as the case may be, the Depositor may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period or Revolving Period as described above under "Pre-Funding Accounts and Collateral Reinvestment Accounts".

     Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable; (ii) the Depositor shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Depositor must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Depositor deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Originator or the Depositor, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables Pools" herein.

     Certain Legal Aspects -- Security Interests in Financed Vehicles.   In
connection with its transfer of Receivables to a Trust, the Originator of such Receivables will transfer and assign its security interest in the related Financed Vehicles to the Depositor, and the Depositor will transfer and assign such security interest to the Trust. However, because of the administrative burden and expense, neither the Originator nor the Depositor will amend any certificates of title to identify such Trust as the new secured party on the certificates of title relating to such Financed Vehicles. In the absence of such amendments, such Trust may not have a perfected security interest in such Financed Vehicles in certain states. As more fully described in the related Prospectus Supplement, each Originator will make certain representations and warranties with respect to its conveyance of a perfected security interest in a Financed Vehicle to a related Trust and the Originator will be obligated to repurchase the related Receivable from the Trust if there is a breach of such representations and warranties that materially adversely affects the interest of the Trust in such Receivable and such breach has not been cured.

     If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, the Trust could lose its security interest or the priority of its security interest as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. None of the applicable Originator, the Depositor or the Master Servicer will have any obligation to repurchase a Receivable in respect of which a Trust so loses its security interest or the priority of its security interest in the related Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interests in Financed Vehicles".

     Certain Legal Aspects -- Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Originator will be obligated to repurchase any Receivable that fails to comply with such legal requirements, and the Depositor and the Master Servicer will undertake to enforce such obligation on behalf of the Trust.
See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws".

     Certain Legal Aspects -- Insolvency Considerations.    The Depositor
will take steps in structuring the transactions contemplated hereby that are intended to ensure that the sale of the Receivables from each Originator to the Depositor and from the Depositor to a Trust is, in each such case, a valid sale of the Receivables. Notwithstanding the foregoing, if an Originator or the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables by such debtor should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to Securityholders could occur or (should the court rule in favor of any such trustee, creditor or debtor) reductions in the amounts of such payments could result. If a transfer of Receivables by an Originator or the Depositor is treated as a pledge instead of a sale by it, a tax or government lien on its property arising before the transfer of such Receivables by such debtor may have priority over the related Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Originators' or the Depositor's bankruptcy estate and would not be available to creditors of the Originators or the Depositor.

     Additionally, because the Originators may have purchased the Receivables from other originators or dealers, it is possible that (as a result of recourse retained against such other originators or dealers or otherwise) the transfer of the Receivables from such originators or dealers to the Originator could be treated as a pledge rather than a sale and the corresponding negative implications for timing and receipt of payments by a Trust could apply.

     The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) determined that "accounts", a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of an Originator , the Depositor, or an originator or dealer which sells Receivables to the Originator, even if the transfer of Receivables by it were treated as a sale, the Receivables would be part of its bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

      If so specified in the related Prospectus Supplement, with respect to each Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Company, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Note Distribution Account, if any, and the Certificate Distribution Account, if any, with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay the Notes and/or the Certificates of the related Series in full, the amount of principal returned to such Noteholders and/or the Certificateholders will be reduced and such Noteholders and/or Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements -- Insolvency Event".

     Nature of Contracts and Obligors. If and to the extent specified in the related Prospectus Supplement, the Obligors on the Receivables to be conveyed to a Trust may include "sub -prime" borrowers who have a low income level and/or limited or adverse credit histories. Typical "sub-prime" borrowers include young borrowers (18 to 25 years old) who do not have a credit history, previously bankrupt borrowers who desire to reestablish their credit history, slow payers of credit cards and department store accounts and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of consumer credit. The average interest rate charged by the Originators to such "sub-prime" borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

     Social, Economic and Other Factors. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.


 Limited Obligation of the Depositor. None of the Depositor, any Originator or any of their affiliates will insure or be obligated to make any payments in respect of the Notes, the Certificates or the Receivables of a given Trust.

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account and reserve account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Depositor, any Originator, any of their affiliates or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related Prospectus Supplement.

     Maturity and Prepayment Considerations. All of the Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. The rate of prepayment on the Receivables also may be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, the applicable Originator may be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the holders of the related Series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Master Servicer's or one or more Subservicers' option to purchase the Receivables of a given Receivables Pool and "-- Insolvency Event" regarding the sale of the Receivables by certain Owner Trusts if an Insolvency Event occurs with respect to the Company.

     Holders of Notes and Certificates should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

     Servicer Default. If so provided in the related Prospectus Supplement with respect to a Series of Securities issued by an Owner Trust that includes Notes, upon the occurrence of a Servicer Default the related Indenture Trustee or Noteholders may remove the Master Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholders with respect to such Series that includes Notes will not have the ability to remove the Master Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to each Series that includes Notes will have the ability, with certain specified exceptions, to waive defaults by the Master Servicer, including defaults that could materially and adversely affect the Certificateholders of such Series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     Ratings of the Securities. It is a condition of the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of the Securities will not address the likelihood of an Early Amortization Event. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Certificates, see "Summary of Terms -- Rating of the Securities" and "Risk Factors -- Ratings of the Securities" in the related Prospectus Supplement.

     Book-Entry Registration.   If so specified in the related Prospectus
Supplement, each class of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede") or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees.
 Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS

     With respect to each Series of Securities, the Depositor will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a " Receivables Pool") of Receivables secured by new and used automobiles, vans or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Depositor will sell Receivables to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Depositor will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Depositor during the related Funding Period.
 In addition, if so provided in the related Prospectus Supplement, the property of a Trust may also include monies deposited by the Depositor to the Collateral Reinvestment Account on the Closing Date and, during the

Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account and will be used by the Trust to purchase Subsequent Receivables during the related Revolving Period. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust, subject, in the case of any Owner Trust that issues Notes, to the prior rights therein of the related Indenture Trustee and the Noteholders. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and
(v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a reserve account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

     If the protection provided to (i) holders of the Notes, if any, issued by an Owner Trust by the subordination of the related Certificates, if any, and by the reserve account, if any, or any other available form of credit enhancement for such Series or (ii) Certificateholders, if any, by any such reserve account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The Master Servicer for each Trust will be responsible for the servicing of the Receivables held by the Trust and will receive fees for such services. The Master Servicer may subcontract all or any portion of its obligations as Master Servicer to qualified Subservicers, but the Master Servicer will not be relieved thereby of its liability with respect to such obligations. Any fees due to any such Subservicers will be the responsibility of the Master Servicer and will not be an additional obligation of the related Trust. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein.


THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The
Administrator of any Owner Trust that issues Notes and the Master Servicer with respect to any Grantor Trust may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Master Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.


                            THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be originated or acquired by the Originators, and acquired by the Depositor from such Originators, in the ordinary course of business. The Depositor expects that each Receivable so acquired will have been originated or acquired by the Originator thereof in accordance with the underwriting criteria specified in the related Prospectus Supplement. Each Originator will be an entity generally in the business of originating or acquiring Receivables, or an affiliate of such an entity. The Depositor may acquire Receivables from an Originator who is an affiliate.

      If so provided in the related Prospectus Supplement, each Receivable
(i) will be secured by a new or used vehicle, (ii) will provide for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of a Balloon Payment Receivable, may be a final balloon payment ) that fully amortize the amount financed over the original term to maturity of the related Contract
(iii) will be a Precomputed Receivable or a Simple Interest Receivable and
(iv) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement.

      "Precomputed Receivables" will consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the APR under the related Contract multiplied by the unpaid principal balance of the loan, plus (y) and an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78's.

     "Balloon Payment Receivables" are receivables secured by new and used automobiles or light duty trucks with a final payment which is greater than the scheduled monthly payments. A Balloon Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also provides for a final "balloon" payment due after payment of such monthly installments, which payment may be substantially larger than the regular scheduled payments and may result in a balloon payment at maturity which may be equal to a high percentage of the original amount financed. If so specified in the related Prospectus Supplement, the final balloon payment on a Balloon Payment Receivable may be satisfied by one or more of (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Originator or its assignee subject to certain conditions, or (iii) refinancing the balloon payment in accordance with certain conditions. If so specified in the related Prospectus Supplement, only the principal payments due prior to the final balloon payment and not the final balloon payment will be included initially in the related Trust.

      "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments; however, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (calculated as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable and allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based on state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Master Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate ("APR") and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the applicable Originator or Originators with respect to each Receivables Pool pertaining to delinquencies, repossessions and net losses in respect of motor vehicle retail installment sale contracts and installment loan contracts (referred to herein collectively as "Contracts") will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience of the applicable Originator or to such information.

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any Series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, and the Repurchase Amount of Receivables repurchased by the applicable Originator or purchased by the Master Servicer for administrative reasons.) The Receivables generally will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable Originator will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, as a result of breaches of representations and warranties with respect to the Receivables, and the Master Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements
- -- Termination" regarding the Master Servicer's or one or more Subservicers' option to purchase Receivables from a given Trust and "-- Insolvency Event"
regarding the sale of the Receivables owned by  certain Owner   Trusts if an
Insolvency Event occurs with respect to the Company. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Receivables to the Trust during such period could affect the weighted average life of the Securities of the related series.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular
Receivables Pool and the related Series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Master Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Master Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     Unless otherwise provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders, if any, will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders".


                               USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the Depositor and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account or the initial deposit, if any, to the Collateral Reinvestment Account, if any. The Depositor will use the portion of such proceeds paid to it for general corporate purposes.


                                THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on August 2, 1995 and is an indirect, limited purpose finance subsidiary of The Long-Term Credit Bank of Japan, Limited and an affiliate of Greenwich Capital Markets,
Inc.   The Long-Term Credit Bank of Japan, Limited is a bank organized under the laws of Japan conducting commercial banking, corporate finance, capital markets and financial advisory services on a global basis. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich, Connecticut 06830; telephone (203) 625-2700.

     As described herein under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables", the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     If so provided in the related Prospectus Supplement, the Master Servicer of a Series of Securities may be an affiliate of the Depositor. As described herein, the Depositor may acquire Receivables from an Originator who is an affiliate.

     Neither the Depositor nor any of its affiliates, including Greenwich Capital Markets, Inc., will insure or guarantee the Securities of any Series.



                               THE ORIGINATORS

     Information regarding the Originator or Originators of the Receivables conveyed to a Trust will be provided in the related Prospectus Supplement. One or more Originators with respect to a Trust may be an affiliate of the Depositor.

                           DESCRIPTION OF THE NOTES

GENERAL

     Each Owner Trust will, if so specified in the related Prospectus Supplement, issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Notes and Indenture.
Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of
such Series, as described in the related Prospectus Supplement.   If so
provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related Series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Master Servicer , a Subservicer or such other party as may be specified in the related Prospectus Supplement of its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements
- -- Termination".

      To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any such Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based on the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class.



CERTAIN PROVISIONS OF THE INDENTURE

     Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of:
(i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; or (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account; therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.


   Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.


     If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the Indenture Trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;
(iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

     None of the related Indenture Trustee or the related Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in such Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Master Servicer or otherwise in accordance with the Related Documents.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture;
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust shall have been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; and (v) such Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;
(ii)
claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.


    Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Modification of Indenture. Unless otherwise specified in the related Prospectus Supplement, each Owner Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. However, unless otherwise specified in the related Prospectus Supplement, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes or, unless otherwise permitted or contemplated in such Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of such Indenture.

      Unless otherwise provided in the applicable Prospectus Supplement, an Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action does not materially and adversely affect the interests of any such Noteholder.

     Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor Indenture Trustee for such Series. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor Indenture Trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for a Series of Notes will become effective until acceptance of the appointment by the successor Indenture Trustee for such Series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Trust will, if so provided in the related Prospectus Supplement, issue one or more classes of Certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.
 The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.


    Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by the Company, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

Any Certificate of a Series owned by the Company will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and, if so specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

     In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust that also issues Notes, distributions in respect of such Certificates may be subordinated to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.


                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating
Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"),
(iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a CD Rate Security) or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(5-19)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of
a given class.   All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of
                                28

the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.


     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable
Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading
"Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:


                                         D X 360
               Money Market Yield =                 X 100
                                   360 -- (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

           The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.
In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking
Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.


      The "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United
States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate
Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified
Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate
Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the related Trustee, as such term is used in each Trust Agreement and Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

      Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited.

DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the related Administrator or the related Indenture Trustee, if any, nor the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Administrator or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Trustee elects, at its option, to terminate the book-entry system through DTC or
(iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Distribution Date, the Master Servicer will prepare and forward, or cause to be prepared and forwarded, to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the information specified in the related Prospectus Supplement.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.

     Unless otherwise specified in the related Prospectus Supplement, three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each purchase agreement pursuant to which the Depositor will acquire the Receivables from the Originators (each, a "Purchase Agreement"), each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, pursuant to which a Trust will purchase Receivables from the Depositor and the Master Servicer will agree to be responsible for the servicing of such Receivables, each Trust Agreement (or, in the case of a Grantor Trust, each Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued, and each Administration Agreement pursuant to which the Master Servicer will undertake certain administrative duties with respect to an Owner Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     The property of each Trust will include a pool of Receivables, which will consist of Receivables that were originated or acquired by one or more Originators and sold by such Originator or Originators to the Depositor in the ordinary course of business. An Originator may be an affiliate of the Depositor.

     The Receivables included in a Receivables Pool will be sold by the applicable Originator, directly or indirectly, to the Depositor pursuant to a Purchase Agreement. The related Prospectus Supplement will specify for the Initial Receivables to be included in each Receivables Pool the weighted average APR, the weighted average original and remaining terms to maturity, the geographic distribution and distribution by APR, and the percentage of such Receivables that are Precomputed Receivables or Simple Interest Receivables. Each Prospectus Supplement will also provide information regarding the Originator or Originators of the related Receivables.

      The Originator will make certain representations and warranties in each Purchase Agreement regarding the related Receivables. Such representations and warranties will generally include that, immediately prior to the transfer and assignment of the Receivables, (i) the Originator has good title to, and is the sole owner of, the Receivables, (ii) the Receivables are subject to no offsets, defenses or counterclaims, (iii) each Receivable complies in all material respect with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) each Receivable is secured by a valid first lien on the related Financed Vehicle, (v) no Receivable is delinquent more than 90 days (or such longer period as may be specified in the related Prospectus Supplement) and there are no tax or mechanics' liens against the related Financed Vehicle, (vi) the related Financed Vehicles are covered by physical damage and loss insurance, and (vii) the information provided by the Originator with respect to the Receivables is true and correct.

     The terms of each Purchase Agreement, including the representations and warranties of the Originator included therein, will apply to the Initial Receivables as well as to any Subsequent Receivables to be transferred to a Trust.

     If so specified in the related Prospectus Supplement, the representations and warranties of the Originator will not be made as of the applicable Cutoff Date but as of the date on which the Originator sold the Receivables to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Securities to which such Receivables relate. If the representations and warranties of an Originator do not address events that may have occurred following the sale of the Receivables by such Originator, its repurchase obligation described below would not arise if the relevant event that would otherwise have given rise to such obligation with respect to a Receivable occurs after the date of sale of such Receivable by the Originator to the Depositor or its affiliates. However, the Depositor will not include any Receivable in a Trust for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Originator will not be accurate and complete in all material respects in respect of such Receivable as of the date of issuance of the related Series of Securities. If the Master Servicer is also an Originator with respect to a particular Series, such representations and warranties will be in addition to the representations and warranties made by the Master Servicer in its capacity as Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Originator, will promptly notify the relevant Originator of any breach of any representation or warranty made by it in respect of a Receivable which materially and adversely affects the interests of the Trust in such Receivable. Unless specified in the related Prospectus Supplement, if such Originator does not cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Originator will be obligated to repurchase such Receivable from the Trust at a price (the "Repurchase Amount") equal to 100% of the principal balance thereof as of the date of the repurchase plus accrued interest thereon at the applicable APR to the first day of the month in which the Purchase Amount is to be distributed. Except in those cases in which the Master Servicer is the Originator, the Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the holders of the Securities. This repurchase obligation will constitute the sole remedy available to holders of the Securities or the Trustee for a breach of representations and warranties by an Originator.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Originator) will be obligated to repurchase a Receivable if an Originator defaults on its obligation to do so, and no assurance can be given that Originators will carry out their respective repurchase obligations with respect to Receivables.

     On the related Closing Date, the Depositor will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to the related Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Concurrently with the transfer and assignment of such Receivables to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Notes and/or Certificates.
The net proceeds from the sale of the Notes and/or Certificates will be applied to the purchase of the related Receivables and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount to the Pre-Funding Account and the initial deposit to the Collateral Reinvestment Account. Each Prospectus Supplement will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the related Trust.

     If the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account or Collateral Reinvestment Account, the applicable Originator or Originators will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement or Purchase Agreements, as applicable, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, Subsequent Receivables from time to time during the Funding Period or Revolving Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as applicable. The related Trust will be obligated pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to purchase all such Subsequent Receivables from the Depositor subject to the satisfaction, on or before the related Subsequent Transfer Date, of the conditions precedent, among others, that (i) each such Subsequent Receivable shall satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and shall not have been selected from among the eligible Receivables in a manner that the applicable Originator or the Depositor deems adverse to the interests of the Securityholders; (ii) as of the applicable Cutoff Date for such Subsequent Receivables, all of the Receivables in the related Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iii) the applicable Originator must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor and the related Trust, respectively. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Depositor deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of such Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Originator or the Depositor, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

TRUST ACCOUNTS

     With respect to each Owner Trust that issues Notes, the Master Servicer will establish and maintain with the related Indenture Trustee (a) one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the "Collection Account") and (b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust that issues Certificates and each Grantor Trust, the Master Servicer will establish and maintain an account with the related Trustee, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Owner Trust that does not issue Notes or any Grantor Trust, the Master Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Master Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of an Owner Trust that issues Notes) or Trustee (in the case of an Owner Trust that does not issue Notes or a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders.

     Pre-Funding Account and Collateral Reinvestment Account. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded
Amount will not exceed 40% of the initial aggregate principal amount of the Notes and Certificates of the related Series. In addition, if so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Collateral Reinvestment Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the amount, if any, specified in such Prospectus Supplement, and, during the Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period and Revolving Period, respectively. The amounts on deposit in the Pre-Funding Account during the Funding Period and the amount on deposit in the Collateral Reinvestment Account will be invested by the Trustee in Eligible Investments. Any Investment Income received on the Eligible Investments during a Collection Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period or Revolving Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which, in the case of the Funding Period, in no event will be later than the date that is one year after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period or in the Collateral Reinvestment Account at the end of the Revolving Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

     For each Series of Securities, funds in the Collection Account, Note Distribution Account , Certificate Distribution Account and any Pre-Funding Account, Collateral Reinvestment Account, reserve account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as
applicable, in Eligible Investments.  "Eligible Investments"   means book-
entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) qualifying demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; (c) qualifying commercial paper; (d) qualifying investments in money market mutual funds (including funds for which the related Indenture Trustee or the related Owner Trustee or any of their respective affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b); (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and (g) any other investment specified in the related Prospectus Supplement or permitted by the rating agency rating the related Series of Securities. Except as described hereafter or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next
scheduled distribution to Securityholders of such Series.   Unless otherwise
specified in the related Prospectus Supplement, Investment Income on funds deposited in the Trust Accounts will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating
from each   rating agency rating the related Series of Securities in one of its generic rating categories that signifies investment grade. " Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or
(b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia
(or any domestic branch of a foreign bank) (i) that has a long-term or short-term unsecured debt rating or a deposit rating acceptable to the rating agency rating the related Series of Securities and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

      If so specified in the related Prospectus Supplement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Depositor and each Trust will designate the Master Servicer, or another custodian specified in such Prospectus Supplement, as custodian to maintain possession, as such Trust's agent, of the related Contracts and any other documents relating to the Receivables. The Depositor's and the Master Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

     The Master Servicer, directly or through one or more Subservicers, will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Contracts it services for itself and others. Consistent with its normal procedures, the Master Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Master Servicer purchasing the Receivable for the Repurchase Amount, while others may result in the Master Servicer making Advances. The Master Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

     If so specified in the related Prospectus Supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the Receivables. The identity of any backup servicer, as well as a description of such responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in the related Prospectus Supplement.

COLLECTIONS

     With respect to each Trust, the Master Servicer will deposit or cause to be deposited all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during the period specified in the related Prospectus Supplement (the "Collection Period") into the related Collection Account not later than two business days after receipt thereof.

     Collections on a Precomputed Receivable received during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Master Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full and if so provided in the related Prospectus Supplement, generally will be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.

ADVANCES

      If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Master Servicer will make a Precomputed Advance of the shortfall. The Master Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Master Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Master Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Master Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Master Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

      If so provided in the related Prospectus Supplement, on or before the business day prior to each Distribution Date, the Master Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Master Servicer in reimbursement of outstanding Simple

Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) will be withdrawn from the Collection Account and paid to the Master Servicer in reimbursement of outstanding Simple Interest Advances.
If so provided in the related Prospectus Supplement, no advances of principal will be made with respect to Simple Interest Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust the Master Servicer will be entitled to receive, out of interest collected on or in respect of the related

Receivables, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance as of
the first day of such Collection Period.   If so specified in the related
Prospectus Supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series. Any fees due to any Subservicer with respect to a Receivables Pool will be the responsibility of the related Master Servicer and will not be an additional expense of the Trust.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Contracts and late fees and other charges in accordance with the Master Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Master Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and the disposition of defaulted Receivables and policing the collateral. The Servicing Fee will also compensate the Master Servicer for administering the related Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Indenture Trustee and/or Trustee, and generating federal income tax information for such Trust and for the related Noteholders and/or Certificateholders. The Servicing Fee also will reimburse the Master Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date collections on or in respect of the related Receivables will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a reserve account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified
in the related Prospectus Supplement.   If so provided in the related
Prospectus Supplement, distributions in respect of principal of a class of Securities of a Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates. Distributions of principal on the Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, during a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements as may be described in the related Prospectus Supplement,
or any combination of the foregoing.   Unless otherwise specified in the
applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

     The existence of a reserve account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the
likelihood that such Securityholders will experience losses.   If so
specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur that exceed the amount covered by such credit enhancement or that are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or Trustee a statement as to compliance by the Master Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Master Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Master Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Office for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

     Prior to each Distribution Date with respect to each Series of Securities, the Master Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities -- Statements to Securityholders".

SERVICER DEFAULTS

     Unless otherwise provided in the related Prospectus Supplement, a "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver or cause to be delivered to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trustee, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Master Servicer or written notice of such failure is given (a) to the Master Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Master Servicer and to the related Trustee or Indenture
Trustee, as applicable, by holders of Notes, if any, evidencing not less than 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less than 25% of the Certificate Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Master Servicer in the same manner described in clause (i) above; and (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master
Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

     Unless otherwise provided in the related Prospectus Supplement, in the case of any Owner Trust that issues Notes, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Master Servicer, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer and will be entitled to similar compensation arrangements. In the case of any Owner Trust that does not issue Notes or any Grantor Trust, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Trust Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Master Servicer, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. In the event that the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Master Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $10,000,000 (or such other amount as is specified in the related Prospectus Supplement) and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such successor master servicer, which in no event may be greater than the servicing compensation paid to the Master Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

     Unless otherwise provided in the related Prospectus Supplement, (i) in the case of each Owner Trust that issues Notes , holders of the related
Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Owner Trust that does not issue Notes or each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance may, on behalf of all such Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision of the Master
Servicer in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders and Certificateholders; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interests of any such Noteholder or Certificateholder.

     Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, of the related Series and the holders of Certificates evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.

INSOLVENCY EVENT



     With respect to any Owner Trust, unless otherwise provided in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables comprising the related Receivables Pool will be liquidated and such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of Certificates, if any, (excluding any Certificates held by the Company) representing more than 50% of the aggregate outstanding principal amount of each such class (not including the principal amount of such Certificates held by the Company) and (ii) holders of each class of Notes, if any, representing more than 50% of the aggregate outstanding principal amount of each such class of Notes, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Company, notice thereof is required to be given to the related Securityholders; provided, however, that any failure to give such notice will not prevent or delay the termination of such Trust. Upon any such termination of a Trust, the related Trustee shall, or shall direct the related Indenture
Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Trust Accounts and any available credit enhancement are not sufficient to pay the related Notes and Certificates in full, the amount of principal returned to the holders thereof will be reduced and some or all of the related Securityholders will incur a loss.

     Each Pooling and Servicing Agreement and each Trust Agreement will provide that the related Trustee shall not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all related Certificateholders (including the Company) and the delivery to such Trustee by each such Certificateholder (including the Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT IN FULL OF THE NOTES

     Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

      Unless otherwise provided in the related Prospectus Supplement, in the case of an Owner Trust, the Company will agree in the related Trust Agreement to be liable directly to any injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor with respect to such Owner Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Company was a general partner.

TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, the obligations of the Master Servicer, any Subservicer, the Depositor, each Originator, the related Trustee and the related Indenture Trustee, if any, with respect to the Trust pursuant to the related Transfer and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders, if any, of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expenses, the Master Servicer will be permitted, at its option, to purchase from each Trust all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the then outstanding Pool Balance is 10% or less of the original Pool Balance (as defined in the related Prospectus Supplement), at a purchase price equal to the aggregate of the Repurchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement, the Indenture Trustee or Trustee, as applicable, will, within the period of time specified in such Prospectus Supplement following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in such Prospectus Supplement, solicit bids for the purchase of the

Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

ADMINISTRATION AGREEMENT

     The Master Servicer, in its capacity as administrator (the " Administrator"), may enter into an agreement (each, an " Administration Agreement") with an Owner Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. If so specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid as specified in the related Prospectus Supplement.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles, light duty trucks and vans generally is governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

     Unless otherwise specified in the related Prospectus Supplement, each Contract will name the applicable Originator as obligee or assignee and as
the secured party.   Unless otherwise specified in the related Prospectus
Supplement, such Originator will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Unless otherwise specified in the related Prospectus Supplement, the Obligors on the Contracts will not be notified of the sale from the Originator, directly or indirectly, to the Depositor, or the sale from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from the Originator, directly or indirectly, to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     The Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Depositor, and the Depositor will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement. However, because of the administrative burden and expense, neither the Originator nor the Depositor will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

     In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

     Under the laws of most states, the perfected security interest in a vehicle will continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a
motor vehicle, re-registration could defeat perfection.   Unless otherwise
specified in the related Prospectus Supplement, under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Master Servicer will be obligated to take appropriate steps, at the Master Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Master Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period.
In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors ) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Originator's warranties under the related Purchase Agreement and would create an obligation of the Originator to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under most state vehicle dealer licensing laws, sellers of automobiles, minivans and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Master Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Transfer and Servicing Agreements.

     Under each Purchase Agreement, the Originator will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Originator and would create an obligation of the Originator to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences particular to them with respect to their purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special federal tax counsel to the Trust specified in the related Prospectus Supplement ("Federal Tax Counsel") that the federal income tax matters discussed below are accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code , whether the Trust will be treated as a grantor trust or whether the Trust will issue one or more classes of Certificates treated as debt for federal income tax purposes. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made , whether the Trust will be treated as a grantor trust or whether the Trust will issue one or more classes of Certificates treated as debt for federal income tax purposes.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE OR WHICH ISSUE NO CLASSES OF CERTIFICATES

TAX CHARACTERIZATION OF THE TRUST ^
                                  -

     Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made or which issues no classes of certificates will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes.
Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     General. The following discussion only applies to a Trust which elects to be treated as a partnership and issues one or more classes of Certificates. Furthermore, the following discussion assumes that all payments on the Certificates are denominated in U.S. dollars and that any such Certificates are sold to persons other than the Company. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax consideration with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Treatment of the Notes as Indebtedness.   The Depositor will agree, and
the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, if so provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc.   The discussion below assumes that all
payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes.   Based on the above assumptions and
except as discussed in the following paragraph, although the matter is not entirely clear, Federal Tax Counsel is of the opinion that the Notes will not
be considered issued with OID.   In such case, the stated interest thereon
will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal
payments are made on the Note.   In the opinion of Federal Tax Counsel, a
purchaser who buys a Note for more or less than its principal amount will generally be subject to the premium amortization or market discount rules, respectively, of the Code.

      In the opinion of Federal Tax Counsel, a holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition.    In the opinion of Federal Tax Counsel, if
a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders.    In the opinion of Federal Tax Counsel, interest
payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a
Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      In the opinion of Federal Tax Counsel, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding.    In the opinion of Federal Tax Counsel, each
holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder and remit the amount withheld to the IRS as a credit against the holder's federal income tax liability.
</R?
     Possible Alternative Treatments of the Notes.   If, contrary to the
opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership.   The Depositor will agree, and
the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Company is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc.   The following discussion assumes that all
payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.



     Partnership Taxation.    In the opinion of Federal Tax Counsel, as a
partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of
the Trust.   In the opinion of Federal Tax Counsel, the Trust's
income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables.
The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

      In the opinion of Federal Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders although Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

      In the opinion of Federal Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      In the opinion of Federal Tax Counsel, an individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such miscellaneous itemized deductions are only allowed to the extent they exceed, in the aggregate, 2% of an individual's adjusted gross income. Furthermore, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium.   It is believed that the Receivables were not
issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination.   Under Section 708 of the Code, the Trust will
be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, because the proper accounting for a Section 708 termination requires the Trust to be aware of the Certificateholders' tax basis in their respective Certificates, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates.   Generally, capital gain or loss will be
recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates
sold.   In the opinion of Federal Tax Counsel, a Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      In the opinion of Federal Tax Counsel, any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

      In the opinion of Federal Tax Counsel, if a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees.   In general, the
Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, in the opinion of Federal Tax Counsel, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election.   In the event that a Certificateholder sells its
Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.



     Administrative Matters.   The Owner Trustee is required to keep or have
kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1.
The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders.   It is not clear
whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.
In determining a holder's withholding status, the Trust may rely on IRS
Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding.    In the opinion of Federal Tax Counsel,
distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

PENDING LEGISLATION

      During 1995, the United States Congress passed the"Seven Year Balanced Budget Act of 1995", H.R. 2491 (the "Bill"), which was vetoed by President Clinton. The Bill would have created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT", and future legislation may include provisions similar to the FASIT provisions of the Bill. If those provisions are reintroduced and enacted in the form contained in the Bill, they generally will enable certain arrangements similar to a Trust that is treated as a partnership to elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the related Trust Agreement and Indenture, the Depositor will be permitted to amend such Trust Agreement and Indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that FASIT provisions of the Bill will be reintroduced and enacted, that they will be enacted in their present form, or that they will permit an election to be made with respect to all or any portion of a Trust. There also can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. However, any such election will be made only if an opinion of Federal Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate.




TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made and the Trust does not issue one or more classes of Certificates treated as debt for Federal income tax purposes, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as " Grantor Trust Certificates".

     Characterization.   In the opinion of Federal Tax Counsel, each Grantor
Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      In the opinion of Federal Tax Counsel, each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income.
A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A
Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's
undivided interest in each Receivable will have its own tax basis.   In the
opinion of Federal Tax Counsel, a Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate.


The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, in the opinion of Federal Tax Counsel, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued
Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust
Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions", as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the

Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount.   In the opinion of Federal Tax Counsel, a Grantor
Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.
Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess.
In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     Election to Treat All Interest as OID.   In the opinion of Federal Tax
Counsel, the OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate.   In the opinion of
Federal Tax Counsel, a sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     In the opinion of Federal Tax Counsel, Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.



   TRUSTS WHICH ISSUE ONE OR MORE CLASSES OF CERTIFICATES TREATED AS DEBT FOR FEDERAL INCOME TAX PURPOSES

Tax Characterization of the Trust

     Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Certificates treated as debt for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.


Tax Consequences to Holders of the Certificates

     Treatment of the Certificates as Indebtedness.   The Depositor will
agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Certificates as debt for federal income tax purposes. Federal Tax Counsel will, if so provided in the related Prospectus Supplement, advise the Trust that the Certificates will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Certificates is correct.

     OID, Indexed Securities, etc.   The discussion below assumes that all
payments on the Certificates are denominated in U.S. dollars, and that the Certificates are not Indexed Securities or Strip Certificates. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Certificates.   Based on the above assumptions
and except as discussed in the following paragraph, although the matter is not entirely clear, Federal Tax Counsel is of the opinion that the Certificates will not be considered issued with OID. In such case, the stated interest thereon will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with such Certificateholder's method of tax accounting. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. In the opinion of Federal Tax Counsel, a purchaser who buys a Certificate for more or less than its principal amount will generally be subject to the premium amortization or market discount rules, respectively, of the Code.

     In the opinion of Federal Tax Counsel, a holder of a Certificate that has a fixed maturity date of not more than one year from the issue date of such Certificate (a "Short-Term Certificate") may be subject to special rules. An accrual basis holder of a Short-Term Certificate (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Certificate). However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Certificate in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

     Sale or Other Disposition.   In the opinion of Federal Tax Counsel, if a
Certificateholder sells a Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate to a particular Certificateholder will equal the holder's cost for the Certificate, increased by any market discount, acquisition discount, OID and gain previously included by such Certificateholder in income with respect to the Certificate and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Certificateholder with respect to such Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders.   In the opinion of Federal Tax Counsel, interest
payments made (or accrued) to a Certificateholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Certificates with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing the foreign person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Certificate. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     In the opinion of Federal Tax Counsel, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Certificate by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding.   In the opinion of Federal Tax Counsel, each holder
of a Certificate (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder and remit the amount withheld to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Certificates.   If, contrary to
the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Certificates did not represent debt for federal income tax purposes, the Certificates might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Certificates recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Certificates as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

                                   62
                                  * * *

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM WITH RESPECT TO THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF
CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given Series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given Series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES

      The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") .

     The U.S. Department of Labor has granted to the lead underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates;
the sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the Trustee, the Master Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the underwriter or underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

                             PLAN OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with the other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions. The selling commission for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Receivables pending the sale of such Receivables or interests therein, including the Securities.


                               LEGAL ^ MATTERS
                                    -

     Certain legal matters relating to the Securities of any Series will be passed upon for the related Trust and the Depositor by Brown & Wood, New York, New York.

                           INDEX OF PRINCIPAL TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

    Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . .  17
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  44
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Bill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  27
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .  36
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .  19
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . .  27
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . .  26
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Commodity Indexed Securities  . . . . . . . . . . . . . . . . . . . . . .  30
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Currency Indexed Securities . . . . . . . . . . . . . . . . . . . . . . .  30
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
DTC Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .  37
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . .  28

Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . .  26
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . .  26
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
GCM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Grantor Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . .  54
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  54
H.15(5-19)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Indexed Commodity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Indexed Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Indexed Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . .  30
Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Indirect DTC Participants . . . . . . . . . . . . . . . . . . . . . . . .  31
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Investment Income . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .  36
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Noteholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
OID regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Owner Certificate Distribution Account  . . . . . . . . . . . . . . . . .  36
Owner Collection Account  . . . . . . . . . . . . . . . . . . . . . . . .  36
Owner Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  59
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .   4
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  17

Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Receivable Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Repurchase Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Required Deposit Ratings . . . . . . . . . . . . . . . . . . . . . . . .  37
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . .  29
Rule of 78's Receivables  . . . . . . . . . . . . . . . . . . . . . . . .  17
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .   7
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  55
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .   8
Simple Interest  Receivables  . . . . . . . . . . . . . . . . . . . . . .  17
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Stock Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Stock Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . .  30
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .   7
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  11
Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . .  33
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . .  30
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

     SEC registration fee . . . . . . . . . . . . . . . . . . . . $   172,414
     Legal fees and expenses  . . . . . . . . . . . . . . . . . .  $  450,000
     Accounting fees and expenses . . . . . . . . . . . . .        $  100,000
     Rating agency fees . . . . . . . . . . . . . . . . . .        $  200,000
     Trustees' fees and expenses  . . . . . . . . . . . . .        $   37,500
     Printing . . . . . . . . . . . . . . . . . . . . . . .        $  100,000
     Miscellaneous  . . . . . . . . . . . . . . . . . . . .        $  100,000
          Total . . . . . . . . . . . . . . . . . . . . . . . . .  $1,159,914
     ____________

     *  To be completed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


      Financial Asset Securities Corp. has undertaken in its certificate of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of Financial Asset Securities Corp. against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.

    1.1   Form of Underwriting Agreement for Notes
 1.2 Form of Underwriting Agreement for Certificates
 3.1 Certificate of Incorporation of the Depositor
 3.2 Bylaws of the Depositor
 4.1 Form of Trust Agreement (including form of Certificates)
 4.2 Form of Pooling and Servicing Agreement (including form of Certificates)
 4.3 Form of Indenture (including form of Notes)
 5.1      Opinion of Brown & Wood with respect to legality
 8.1      Opinion of Brown & Wood with respect to tax matters
10.1 Form of Sale and Servicing Agreement
10.2 Form of Administration Agreement
 10.3     Form of Custodial Agreement
23.1      Consent of Brown & Wood (included in Exhibits 5.1 and 8.1)
24.1 Power of Attorney (included on Page II- 4)
25.1 Statement of Eligibility and Qualification of Indenture Trustee
 99.1     Form of Transfer Agreement
99.2 Form of Security Agreement
99.3 Form of Receivables Purchase Agreement
______________________





ITEM 17. UNDERTAKINGS.

     The undersigned  registrant hereby undertakes :

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement ;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities
being registered, the   registrant will, unless in the opinion of
its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, the State of Connecticut on the 23rd day of May, 1996.

                              FINANCIAL ASSET SECURITIES CORP.


                              By:   /s/ Konrad R. Kruger
                                  -----------------------------------------

- --------------------------------------------------------------------------
                                   Name:  Konrad R. Kruger
                                   Title:  President






     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature         Title                         Date
          ---------         -----                         ----


 Konrad R. Kruger*      President & Director         May 23, 1996
 -----------------      (Principal Executive
                        Officer and Principal
                        Financial Officer)

 Kevin C. Piccoli*      Controller (Principal
- -------------------     Financial Officer)           May 23, 1996

/s/Stephen M. Peet*     Director                     May 23, 1996
- --------------------


 Kensaku Higashi*       Director                     May 23, 1996
- --------------------


*By /s/Stephen M. Peet
   ---------------------
     Stephen M. Peet
     Attorney-in-Fact

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Financial Asset Securities Corp., a Delaware corporation, hereby constitutes and appoints Stephen M. Peet, Charles A. Forbes, Jr., and John
C. Anderson, each with full power of substitution and resubstitution, his true and lawful attorneys and agents to sign the name of the undersigned Director in the capacity indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following person in the capacity and on the date indicated:

          Signature           Title                               Date
          ---------           -----                               ----

/s/ David R. Jones            Director                 May 23, 1996
- ------------------------
David R. Jones

                                                    Registration No. 333-1548













SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


_____________________


FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933


_____________________


FASCO AUTO TRUSTS
(Issuer with respect to the Securities)


FINANCIAL ASSET SECURITIES CORP.
(Originator of the Trusts described herein)
(Exact name of Registrant as specified in its charter)

_____________________


                                EXHIBIT VOLUME

                                EXHIBIT INDEX


Exhibit        Description
- -------        -----------
Page
- ----

 1.1 Form of Underwriting Agreement for Notes
 1.2 Form of Underwriting Agreement for Certificates
 3.1 Certificate of Incorporation of the Depositor
 3.2 Bylaws of the Depositor
 4.1 Form of Trust Agreement (including form of Certificates)
     4.2  Form of Pooling and Servicing Agreement (including form of
Certificates)
  4.3     Form of Indenture (including form of Notes)


     5.1  Opinion of Brown & Wood with respect to legality
 8.1 Opinion of Brown & Wood with respect to certain tax matters
10.1 Form of Sale and Servicing Agreement
10.2 Form of Administration Agreement
    10.3  Form of Custodial Agreement
- ---
    23.1  Consent of Brown & Wood
          (included in Exhibits 5.1 and 8.1)
24.1 Power of Attorney (included on Page II- 4)
25.1 Statement of Eligibility and Qualification of Indenture Trustee ^ 99.1 Form of Transfer Agreement
 99.2     Form of Security Agreement
99.3 Form of Receivables Purchase Agreement


- -----------------------------------

                     SUBJECT TO COMPLETION
           Prospectus Supplement to Prospectus dated         , 1996

FASCO AUTO TRUST 199  -
$          % Asset Backed Notes, Class A-1
$          % Asset Backed Notes, Class A-2
$          % Asset Backed Certificates

FINANCIAL ASSET SECURITIES CORP., Depositor

(                 ), Servicer
       FASCO Auto Trust 199   -   (the "Trust") will be formed pursuant to a
Trust Agreement, to be dated as of           , 199   (the  "Closing Date"),
among Financial Asset Securities Corp., a Delaware  corporation, as
Depositor,               , a               corporation, as Servicer, and
         , a            banking corporation, as Trustee.  The Trust will
issue $             aggregate principal amount of     % Asset Backed Notes,
Class A-1 (the "Class A-1 Notes") and $          aggregate principal amount
of     % Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, with the
Class A-1 Notes, the "Notes") pursuant to an Indenture, to be dated as of the
Closing Date, between the Trust and           , a          banking
corporation, as Indenture Trustee.  The Trust also will issue $
aggregate principal amount of     % Asset Backed Certificates (the
"Certificates"). The assets of the Trust will include a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (the "Receivables") secured by the motor vehicles financed thereby
and  certain  monies due or received thereunder on or after        , 199   .
The Receivables will be transferred to the Trust by the Depositor as described herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture.
                                                (Continued on following page)

   THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
        PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS.


                              Price to the   Underwriting    Proceeds to the
                             Public(1)         Discount      Depositor(1)(2)
                             ------------     ----------      ------------
Per Class A-1 Note . . . .              %             %                %
Per Class A-2 Note  . . .               %             %                %
Per Certificate  . . . . .              %             %                %

Total  . . . . . . . . . .    $                $                $

(1)   Plus accrued interest, if any, from            , 199  .
(2)   Before deducting expenses, estimated to be $              .

                  ----------------------
       The Notes and the Certificates are offered subject to prior sale, and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of The Depository Trust Company on or about

        , 199  .

                       GREENWICH CAPITAL MARKETS, INC.
        The date of this Prospectus Supplement is             , 199  .


      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   Interest on the classes of Notes will accrue at the fixed per annum rates
specified above and generally will be payable on the    day of each month,
commencing          , 199   .  Principal of the Notes will be payable on each
Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Certificates represent fractional undivided interests in the
Trust.  Interest, to the extent of the Pass-Through Rate of    % per annum,
will be distributed to Certificateholders on each Distribution Date. No distributions of principal will be made on the Certificates until all of the Notes have been paid in full.

       To the extent not previously paid, the Class A-1 Notes will be payable
in full on         , the Class A-2 Notes will be payable in full on
, and the Certificates will be payable in full on           ; however, one or
both classes of Notes or the Certificates may be paid in full prior to the final scheduled Distribution Date therefor, as described herein and in the Prospectus. In addition, the Class A-2 Notes will be subject to early redemption, and the Certificates will be subject to prepayment, in whole but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance thereof is reduced to 10% or less of their initial aggregate principal balance.

   THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT
THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE SECURITIES OFFERED HEREBY AND, TO THAT EXTENT, SUPPLEMENTS THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS.

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR
EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN
THE OPEN MARKET.   SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY
TIME.


                          REPORTS TO SECURITYHOLDERS

   Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


  Issuer  . . . . . . . . . . . . . . .    FASCO Auto Trust 199    -    (the
                                           "Trust"), a Delaware business trust
                                           to be formed pursuant to a Trust
                                           Agreement to be dated as of        ,
                                           199   (as amended and supplemented
                                           from time to time, the "Trust
                                           Agreement"), among the Depositor,
                                                , a            corporation (the
                                           "Company"), and the Owner Trustee.

  Depositor   . . . . . . . . . . . . .    Financial Asset Securities Corp., a
                                           Delaware corporation (the
                                           "Depositor").

  Originator and Servicer   . . . . . .                   , a
                                           corporation (in its capacity as
                                           originator of the Receivables, the
                                           "Originator" and, in its capacity as
                                           servicer of the Receivables, the
                                           "Servicer").  The Servicer is
                                           referred to in the Prospectus as the
                                           Master Servicer.

  Indenture Trustee . . . . . . . . . .            , a          banking
                                           corporation, as trustee under the
                                           Indenture (the "Indenture Trustee").

  Owner Trustee . . . . . . . . . . . .            , a          banking
                                           corporation, as trustee under the
                                           Trust Agreement (the "Owner
                                           Trustee").

  The Notes . . . . . . . . . . . . . .    The Trust will issue the   % Asset
                                           Backed Notes, Class A-1 in an
                                           aggregate principal amount of $
                                           (the "Class A-1 Notes") and the   %
                                           Asset Backed Notes, Class A-2 in an
                                           aggregate principal amount of $
                                           (the "Class A-2 Notes" and, with the
                                           Class A-1 Notes, the "Notes")
                                           pursuant to an Indenture to be dated
                                           as of        , 199    (as amended
                                           and supplemented from time to time,
                                           the "Indenture"), between the Trust
                                           and the Indenture Trustee.

                                           Under the terms of the Indenture, the
                                           Notes will be secured by the assets
                                           of the Trust.

  The Certificates  . . . . . . . . . .    The Trust will issue   % Asset-Backed
                                           Certificates (the  "Certificates"
                                           and, together with the Notes, the
                                           "Securities") with an aggregate
                                           initial Certificate Balance of $
                                              .  The Certificates represent
                                           fractional undivided interests in the
                                           Trust and will be issued pursuant to
                                           the Trust Agreement.

  The Receivables . . . . . . . . . . .    On         , 199   (the "Closing
                                           Date"), the Depositor will purchase
                                           from the Originator pursuant to a
                                           Purchase Agreement dated as of
                                           , 199   (the  "Purchase Agreement"),
                                           by and between the Originator and the
                                           Depositor, motor vehicle installment
                                           loan agreements and motor vehicle
                                           retail installment sale contracts
                                           secured by new or used automobiles,
                                           vans and light-duty trucks (the
                                           "Receivables") having an aggregate
                                           principal balance of approximately $
                                                 as of        , 199   (the
                                           "Cutoff Date").  The

                                           Trust, in turn,
                                           will acquire the Receivables from the
                                           Depositor pursuant to a Sale and
                                           Servicing Agreement to be dated as
                                           of      , 199  (as amended and
                                           supplemented from time to time, the
                                           "Sale and Servicing Agreement"),
                                           among the Trust, the Depositor and
                                           the Servicer, and the Servicer will
                                           agree to service the Receivables upon
                                           the terms set forth in the Sale and
                                           Servicing Agreement.  The Originator
                                           will make certain representations and
                                           warranties concerning the Receivables
                                           in the Purchase Agreement, and the
                                           Depositor will, in the Sale and
                                           Servicing Agreement, assign its
                                           rights under the Purchase Agreement
                                           to the Trust, including its right to
                                           cause the Originator to repurchase
                                           Receivables with respect to which the
                                           Originator is in breach of any such
                                           representation and warranty as of the
                                           Cutoff Date, if such breach has a
                                           material and adverse effect on the
                                           rights of the Trust in such
                                           Receivables and such breach is not
                                           cured in a timely manner.  The
                                           Depositor will have no obligation to
                                           repurchase from the Trust any
                                           Receivable with respect to which the
                                           Originator is in breach of a
                                           representation or warranty, nor will
                                           it have any other obligation with
                                           respect to the Receivables or the
                                           Securities.

                                           The Receivables have been selected
                                           from the Originator's portfolio of
                                           motor vehicle installment sale
                                           contracts and motor vehicle
                                           installment loan agreements based on
                                           the criteria specified in the Sale
                                           and Servicing Agreement and described
                                           herein under "The Receivables Pool"
                                           and in the Prospectus under "The
                                           Receivables Pools".  As of the Cutoff
                                           Date, the weighted average annual
                                           percentage rate of the Receivables
                                           was approximately     %, the weighted
                                           average remaining maturity of the
                                           Receivables was approximately
                                           months and the weighted average
                                           original maturity of the Receivables
                                           was approximately     months.  No
                                           Receivable has a scheduled maturity
                                           later than             (the "Final
                                           Scheduled Maturity Date").

                                           The "Pool Balance" at any time will
                                           equal the aggregate principal balance
                                           of all of the outstanding Receivables
                                           owned by the Trust at the end of the
                                           preceding Collection Period after
                                           giving effect to (i) all payments
                                           (other than Payaheads) received from
                                           Obligors during such Collection
                                           Period, (ii) all Advances and
                                           Repurchase Amounts to be remitted by
                                           the Servicer or the Originator, as
                                           the case may be, for such Collection
                                           Period and (iii) all losses realized
                                           on Receivables that were liquidated
                                           during such Collection Period.

  Terms of the Notes


     A.  Distribution Dates . . . . . .    Payments of interest and principal on
                                           the Notes will be made on the
                                           day of each month or, if any such day
                                           is not a Business Day, on the next
                                           succeeding Business Day (each, a
                                           "Distribution Date") commencing
                                           , 199   .  Payments will be made to
                                           holders of record of the Notes (the
                                           "Noteholders") as of the day
                                           immediately preceding such
                                           Distribution Date (each, a "Record
                                           Date").  As used herein,  "Business
                                           Day" means a day that in New York
                                           City or in the city in which the
                                           corporate trust office of the
                                           Indenture Trustee is located is
                                           neither a legal holiday nor a day on
                                           which banking institutions are
                                           authorized by law, regulation or
                                           executive order to be closed.

     B.  Interest Rates . . . . . . . .    Interest will be paid on the Class A-
                                           1 Notes at a per annum rate of      %
                                           (the "Class A-1 Rate") and on the
                                           Class A-2 Notes at a per annum rate
                                           of    % (the "Class A-2 Rate").  The
                                           Class A-1 Rate and the Class A-2 Rate
                                           are sometimes referred to herein
                                           collectively as the "Interest Rates".

     C.  Interest . . . . . . . . . . .    Interest on the outstanding principal
                                           amount of the Class A-1 Notes and the
                                           Class A-2 Notes in respect of any
                                           Distribution Date will accrue at the
                                           Class A-1 Rate and the Class A-2
                                           Rate, respectively, from and
                                           including the most recent
                                           Distribution Date on which interest
                                           payments were distributed to
                                           Noteholders (or, in the case of the
                                           first Distribution Date, from and
                                           including the Closing Date) to but
                                           excluding such Distribution Date.
                                           Interest on the Notes will be
                                           calculated on the basis of a 360-day
                                           year consisting of twelve 30-day
                                           months.  See "Description of the
                                           Notes -- Payments of Interest"
                                           herein.

     D.  Principal  . . . . . . . . . .    For as long as the Class A-1 Notes
                                           are outstanding, principal of the
                                           Class A-1 Notes will be payable on
                                           each Distribution Date in an amount
                                           equal to 100% of the Total
                                           Distribution Amount remaining
                                           following payment of the Servicing
                                           Fee and the Noteholders' Interest
                                           Distributable Amount on such date.
                                           On each Distribution Date from and
                                           including the Distribution Date on
                                           which the Class A-1 Notes are paid in
                                           full and for as long as the Class A-2
                                           Notes are outstanding, principal of
                                           the Class A-2 Notes will be payable
                                           in an amount equal to 100% of the
                                           Total Distribution Amount remaining
                                           following payment of the Servicing
                                           Fee, the Noteholders' Interest
                                           Distributable Amount and, on the
                                           Distribution Date on which the Class
                                           A-1 Notes are paid in full, any
                                           amount distributed as principal to
                                           holders of the Class A-1 Notes.  No
                                           principal payment will be made on the
                                           Class A-2 Notes until the Class A-1
                                           Notes have been paid in full.

                                           The outstanding principal amount,
                                           if any, of the Class A-1 Notes will
                                           be payable in full on           (the
                                           "Class A-1 Final Scheduled Payment
                                           Date") and the outstanding principal
                                           amount, if any, of the Class A-2
                                           Notes will be payable in full on
                                              (the "Class A-2 Final Scheduled
                                           Payment Date").

                                           See "Description of the Notes --
                                           Payments of Principal" and
                                           "Description of the Transfer and
                                           Servicing Agreements --
                                           Distributions" herein.

     E.  Optional Redemption  . . . . .    The Class A-2 Notes may be redeemed
                                           in whole, but not in part, on any
                                           Distribution Date on which the
                                           Servicer exercises its option to
                                           purchase the Receivables.  Under the
                                           terms of the Sale and Servicing
                                           Agreement, the Servicer may purchase
                                           the Receivables when the aggregate
                                           principal amount thereof has been
                                           reduced to 10% or less of the
                                           original Pool Balance.  The
                                           redemption price for the Class A-2
                                           Notes will equal the unpaid principal
                                           amount of the Class A-2 Notes plus
                                           accrued and unpaid interest thereon.
                                           See "Description of the Notes --
                                           Optional Redemption" herein.

  Terms of the Certificates

     A.  Distribution Dates . . . . . .    Distributions with respect to the
                                           Certificates will be made on each
                                           Distribution Date, commencing
                                           , 199    .  Distributions will be
                                           made to holders of record of the
                                           Certificates (the
                                           "Certificateholders", and, together
                                           with the Noteholders, the
                                           "Securityholders") as of the related
                                           Record Date.

     B.  Pass-Through Rate  . . . . . .        % per annum (the "Pass-Through
                                           Rate").

     C.  Interest . . . . . . . . . . .    On each Distribution Date, the Owner
                                           Trustee will distribute pro rata to
                                           Certificateholders accrued interest
                                           at the Pass-Through Rate on the
                                           Certificate Balance as of the
                                           preceding Distribution Date (after
                                           giving effect to distributions made
                                           on such preceding Distribution Date)
                                           generally to the extent of funds
                                           available following payment of the
                                           Servicing Fee and the Noteholders'
                                           Distributable Amount from the Total
                                           Distribution Amount and the Reserve
                                           Account.  Interest on the
                                           Certificates in respect of any
                                           Distribution Date will accrue from
                                           the most recent Distribution Date on
                                           which interest payments were
                                           distributed to Certificateholders
                                           (or, in the case of the first
                                           Distribution Date, the Closing Date)
                                           to but excluding such Distribution
                                           Date and will be calculated on the
                                           basis of a 360-day year consisting of
                                           twelve 30-day months.  See
                                           "Description of the Certificates --
                                           Distributions of Interest" herein.

     D.  Principal  . . . . . . . . . .    On each Distribution Date on and
                                           after the date on which the Class A-2
                                           Notes are paid in full, principal of
                                           the Certificates will be payable in
                                           an amount generally equal to the
                                           Total Distribution Amount remaining
                                           after payment of the Servicing Fee,
                                           the Noteholders' Distributable Amount
                                           (on the Distribution Date on which
                                           the outstanding principal amount of
                                           the Class A-2 Notes is reduced to
                                           zero) and the Certificateholders'
                                           Interest Distributable Amount.

                                              The outstanding principal amount,
                                           if any, of the Certificates will be
                                           payable in full on
                                           (the  "Final Scheduled Distribution
                                           Date").

                                           See "Description of the Certificates
                                           -- Distributions of Principal" and
                                           "Description of the Transfer and
                                           Servicing Agreements --
                                           Distributions" herein.

     E.  Optional Prepayment  . . . . .    If the Servicer exercises its option
                                           to purchase the Receivables, which it
                                           may do when the aggregate principal
                                           amount of the Receivables is 10% or
                                           less of the original Pool Balance,
                                           the Certificateholders will receive
                                           an amount in respect of the
                                           Certificates equal to the Certificate
                                           Balance plus accrued interest at the
                                           Pass-Through Rate, and the
                                           Certificates will be retired.  See
                                           "Description of the Certificates --
                                           Optional Prepayment" herein.



  Reserve Account . . . . . . . . . . .    On the Closing Date, the Depositor
                                           will establish a separate reserve
                                           account (the "Reserve Account") with
                                           the Indenture Trustee and will make
                                           an initial deposit thereto of $
                                               .  Funds will be withdrawn from
                                           the Reserve Account on any
                                           Distribution Date on

                                           which, and to the extent that, the
                                           Total Distribution Amount for the
                                           related Collection Period remaining
                                           after payment of the Servicing Fee
                                           is less than the Noteholders'
                                           Distributable Amount and will be
                                           deposited in the Note Distribution
                                           Account for distribution to the
                                           Noteholders.  In addition, funds
                                           will be withdrawn from the Reserve
                                           Account to the extent that the
                                           portion of the Total Distribution
                                           Amount remaining after payment of
                                           the Servicing Fee and the
                                           Noteholders' Distributable Amount is
                                           less than the Certificateholders'
                                           Distributable Amount and will be
                                           deposited in the Certificate
                                           Distribution Account for distribution
                                           to the Certificateholders.  On each
                                           Distribution Date, the amount
                                           available in the Reserve Account will
                                           be reinstated up to the Specified
                                           Reserve Account Balance by the
                                           deposit thereto of amounts remaining
                                           in the Collection Account after
                                           payment on such date of the Servicing
                                           Fee, the Noteholders' Distributable
                                           Amount and the Certificateholders'
                                           Distributable Amount.  Amounts on
                                           deposit in the Reserve Account on any
                                           Distribution Date (after giving
                                           effect to all distributions to be
                                           made on such Distribution Date) in
                                           excess of the Specified Reserve
                                           Account Balance will be released to
                                           the Company.  The Reserve Account
                                           will be maintained as an account in
                                           the name of the Indenture Trustee.
                                           See "Description of the Transfer and
                                           Servicing Agreements -- Reserve
                                           Account" herein.

  Collection Account  . . . . . . . . .    Except under certain conditions
                                           described herein, the Servicer will
                                           be required to remit collections
                                           received with respect to the
                                           Receivables within two Business Days
                                           of receipt thereof to one or more
                                           accounts in the name of the Indenture
                                           Trustee (the  "Collection Account").
                                           Pursuant to the Sale and Servicing
                                           Agreement, the Servicer will have the
                                           revocable power to instruct the
                                           Indenture Trustee to withdraw funds
                                           on deposit in the Collection Account
                                           and to apply such funds on each
                                           Distribution Date to the following
                                           (in the priority indicated): (i) the
                                           Servicing Fee for the prior
                                           Collection Period and any overdue
                                           Servicing Fees to the Servicer, (ii)
                                           the Noteholders' Interest
                                           Distributable Amount and the
                                           Noteholders' Principal Distributable
                                           Amount to the Note Distribution
                                           Account, (iii) the
                                           Certificateholders' Interest
                                           Distributable Amount and, after the
                                           Class A-2 Notes have been paid in
                                           full, the Certificateholders'
                                           Principal Distributable Amount to the
                                           Certificate Distribution Account, and
                                           (iv) the remaining balance, if any,
                                           to the Reserve Account.  See
                                           "Description of the Transfer and
                                           Servicing Agreements --
                                           Distributions" and "-- Reserve
                                           Account" herein.

     Tax Status . . . . . . . . . . . .    In the opinion of Brown & Wood, for
                                           federal income tax purposes, the
                                           Notes will be characterized as debt
                                           and the Trust will not be
                                           characterized as an association (or a
                                           publicly traded partnership) that is
                                           taxable as a corporation.  In the
                                           opinion of                , the same
                                           characterization will apply for state
                                           income and business tax purposes.
                                           Each Noteholder, by the acceptance of
                                           a Note, will agree to treat the Notes
                                           as indebtedness, and each
                                           Certificateholder, by the acceptance
                                           of a Certificate, will agree to treat
                                           the Trust as a partnership in which
                                           the Certificateholders are partners
                                           for federal income and state income
                                           and single business tax purposes.
                                           Alternative characterizations of the
                                           Trust and the Certificates are
                                           possible, but would not result in
                                           materially adverse tax consequences
                                           to Certificateholders.  See "Certain
                                           Material Federal Income Tax
                                           Consequences" in the Prospectus for
                                           additional information concerning the
                                           application of federal income tax
                                           laws to the Trust and the Securities.

  ERISA Considerations  . . . . . . . .    Subject to the considerations
                                           discussed under "ERISA
                                           Considerations" herein and in the
                                           Prospectus, the Notes are eligible
                                           for purchase by employee benefit
                                           plans.  The Certificates may not be
                                           acquired by any employee benefit plan
                                           subject to the Employee Retirement
                                           Income Security Act of 1974, as
                                           amended, or by an individual
                                           retirement account.  See "ERISA
                                           Considerations" herein and in the
                                           Prospectus.

  Rating of the Securities  . . . . . .    It is a condition to the issuance of
                                           the Notes and Certificates that the
                                           Notes be rated in the highest rating
                                           category and the Certificates be
                                           rated at least "   " or its
                                           equivalent, in each case by at least
                                           two nationally recognized statistical
                                           rating agencies.

                                              A rating is not a recommendation
                                           to purchase, hold or sell the Notes
                                           or Certificates, inasmuch as such
                                           rating does not comment as to market
                                           price or suitability for a particular
                                           investor.  A rating addresses the
                                           likelihood that principal of and
                                           interest on the particular class of
                                           Notes or the Certificates, as
                                           applicable, will be paid pursuant to
                                           its terms.   There can be no
                                           assurance that a rating will not be
                                           lowered or withdrawn by a rating
                                           agency if circumstances so warrant.
                                           See "Risk Factors -- Limited Nature
                                           of Ratings of the Securities" herein.

                                 RISK FACTORS

   In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

   Limited Liquidity. There is currently no secondary market for the Securities. The Underwriter currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

       Sub-prime Nature of Obligors ; Servicing. The Obligors on the Receivables are primarily "sub-prime" borrowers who are generally relatively higher credit risks due to various factors, including their past credit experience and the absence or limited extent of their credit history.
Typical "sub-prime" borrowers include young borrowers (18 to 25 years old) who are trying to establish an initial credit history, borrowers who have a low income level, previously bankrupt borrowers who desire to reestablish their credit history, slow payers of credit cards and department store accounts, and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of consumer credit. The average interest rate charged by the Originator to such "sub-prime" borrowers is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks and the captive finance companies of the automobile manufacturers. In the event of a default under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which may hot have a liquidation value sufficient to pay in full the amount financed by the related Receivable. See "The Originator -- Description of Business".

   The servicing of receivables of customers with such credit profiles requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If the Servicer resigns or is removed following a Servicer Default, collections on the Receivables may be adversely affected. See "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus.

   Servicer Default. If a Servicer Default occurs, the Indenture Trustee or the Noteholders may remove the Servicer without the consent of the Owner Trustee or the Certificateholders, in the manner described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default". Neither the Owner Trustee nor the Certificateholders will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that might have a materially adverse effect on Certificateholders. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults" in the Prospectus.

       Subordination of the Class A-2 Notes. Payments of principal of the Class A-2 Notes will be subordinated in priority of payment to principal due on the Class A-1 Notes. Consequently, Class A-2 Noteholders will not receive any payments of principal until after the Class A-1 Notes have been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

   Subordination of the Certificates. Distributions of interest on and principal of the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

   Limited Assets of the Trust. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and certain rights with respect to the Reserve Account; therefore, holders of the Securities must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve
Account is exhausted, the Trust will have to rely solely on current distributions on the Receivables to make payments on the Notes and the Certificates. See "The Trust" and "Description of the Transfer and
Servicing Agreements -- Reserve Account" herein.

   Limited Nature of Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates that the Notes be rated in the
highest rating category and the Certificates be rated    "  " or its
equivalent, in each case by at least two nationally recognized statistical rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.
In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables and the availability of funds in the Reserve Account.

   Limited Obligations of the Depositor and the Originator. Neither the Depositor nor the Originator is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables. In connection with its sale of the Receivables to the Depositor, the Originator will make certain representations and warranties and, in certain circumstances, will be required to repurchase Receivables with respect to which such representations and warranties are not true as of the date made. There can be no assurance, however, that the Originator will have the financial ability to effect any such repurchase. If the Originator fails to repurchase any Receivable with respect to which it is in breach of a representation or warranty, the Depositor will have no obligation to purchase such Receivable from the Trust.





                                  THE TRUST

GENERAL

   The Trust is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and the proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected therewith.

   The Trust initially will be capitalized with equity equal to $
, excluding amounts in the Reserve Account.  Certificates with an original
principal balance of $          (which represents approximately (1)% of the
initial Certificate Balance) will be sold to the Company and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Depositor, the Originator, the Servicer and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Owner Trustee, but will not stamp the Receivables to reflect their sale and assignment by the Originator to the Depositor or by the Depositor to the Trust, or amend the certificates of title of the related Financed Vehicles. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

   If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Securities. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

   The Trust's principal offices are located in                      ,
Delaware, in care of                    , as Owner Trustee, at the address
listed below under "-- The Owner Trustee".

CAPITALIZATION OF THE TRUST

   The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

   Class A-1 Notes  . . . . . . . . . . . . . . . . . . . . .      $
   Class A-2 Notes  . . . . . . . . . . . . . . . . . . . . .
   Certificates     . . . . . . . . . . . . . . . . . . . . .


                                                            -----------------
       Total     . . . . . . . . . . . . . . . . . . . . .      $
                                                            =================

THE OWNER TRUSTEE

            is the Owner Trustee under the Trust Agreement.               is
a       banking corporation and its principal offices are located at
    . The Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. The Depositor and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

   The Receivables were originated or purchased from Dealers by the Originator in the ordinary course of business, and were selected from the Originator's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) on the Cutoff Date, each Receivable had an
outstanding gross balance of at least $           , (ii) as of the
Cutoff Date, none of the Receivables was more than    days past due and (iii)
as of the Cutoff Date, no Obligor on any Receivable was noted in the Originator's records as being the subject of a bankruptcy proceeding.
Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by either the Originator or the Depositor to be adverse to Securityholders were used in selecting the Receivables.

   The composition and distribution of the Receivables Pool as of the Cutoff Date are as set forth in the following tables.


          COMPOSITION OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE

   Weighted     Aggregate         Number of     Weighted Average
 Average APR   Principal Balance  Receivables   Remaining Term
 -----------   -----------------  -----------   ----------------
      %       $                                     months


Weighted Average     Average
Original Term       Principal Balance
- ----------------    -----------------
months           $


      DISTRIBUTION BY APR OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE
                                                        Percentage of
                   Number of        Aggregate           Aggregate
 APR Range         Receivables      Principal Balance   Principal Balance/(1)/
 ---------         -----------      -----------------   ----------------------
                        (Dollars in Thousands)
 0.00% to 15.00%                   $                              %
15.01% to 16.00%
16.01% to 17.00%
17.01% to 18.00%
18.01% to 19.00%
19.01% to 20.00%
20.01% to 21.00%
21.01% to 22.00%
22.01% to 23.00%
23.01% to 24.00%
24.01% to 25.00%
Greater than 25.00%
                    -------------   ------------------   -----------------
                                                                100%
                    =============  $===================  =================

- ------------
/(1)/  Percentages may not add to 100.00% because of rounding.

DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES POOL AS OF THE
CUTOFF DATE
                                                         Percentage of
Range of Remaining     Number of     Aggregate           Aggregate
Principal Balances     Receivables   Principal Balance   Principal Balance/(1)/
- ------------------     -----------   -----------------   ----------------------
                             (Dollars in Thousands)
$ 1,000 to $ 2,499                   $                           %
$ 2,500 to $ 4,999
$ 5,000 to $ 7,499
$ 7,500 to $ 9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $39,999
$40,000 to $49,999
                     --------------   ------------        -----------------
   Total                              $                    100.00%

_____________
/(1)/  Percentages may not add to 100.00% because of rounding.


 DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE
                                                    Percentage of
Range of            Number of    Aggregate          Aggregate
Remaining Terms     Receivables  Principal Balance  Principal Balance/(1)/
- ------------------  -----------  -----------------  ----------------------
                                  (Dollars in Thousands)
 3 to 11 months                       $                              %
12 to 17 months
18 to 23 months
24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 72 months
                     ------------  -----------------  -------------------
   Total                               $                 100.00%

- ------------
/(1)/  Percentages may not add to 100.00% because of rounding.

    GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL AS OF THE CUTOFF DATE

	                                        Percentage of
	     Number of	    Aggregate           Aggregate
State/(1)/   Receivables    Principal Balance   Principal Balance/(2)/
- ----------   -----------    -----------------   ----------------------
                   (Dollars in Thousands)





            -------------   -----------------    ---------------
   Total                    $                    100.00%

_____________
/(1)/  Based on billing addresses of the Obligors.
/(2)/  Percentages may not add to 100.00% because of rounding.


   As of the Cutoff Date, approximately     % of the Receivables, by
aggregate principal balance, constitute Precomputed Receivables and      % of
the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest Receivables. As of the Cutoff
Date, approximately    % of the aggregate principal balance of the
Receivables, constituting    % of the number of Receivables, represent used
vehicles.



                                THE DEPOSITOR

   Information regarding the Depositor is set forth under "The Depositor" in the Prospectus.


                                THE ORIGINATOR

  (The data in this section to be provided with respect to each Originator)

DESCRIPTION OF BUSINESS




UNDERWRITING STANDARDS




SERVICING STANDARDS




CREDIT LOSS EXPERIENCE



DELINQUENCY EXPERIENCE

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

   Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full.
See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities.


                           DESCRIPTION OF THE NOTES

GENERAL

       The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the description of the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which
descriptions reference is hereby made.                  , a            banking
corporation, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

   Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes
monthly on each Distribution Date commencing           , 199   .  Interest
with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

       On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal of the Class A-1 Notes will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholders' Interest Distributable Amount for such date. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes and funds available, if any, in the Reserve Account. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

   The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

   The Class A-2 Notes may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which the Servicer may do after the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the original Pool Balance. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon.



                       DESCRIPTION OF THE CERTIFICATES

GENERAL

       The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the description of the related Trust Agreement set forth in the Prospectus, to
which   descriptions reference is hereby made.

DISTRIBUTIONS OF INTEREST

   Certificateholders will be entitled to distributions of interest on each
Distribution Date beginning on          , 199   .   Interest will accrue on
the Certificates at the Pass-Through Rate on the Certificate Balance as of the preceding Distribution Date, after giving effect to distributions on such Distribution Date. Interest distributable with respect to the Certificates on a Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve

30-day months. Interest distributions due but not distributed on any Distribution Date will be due on the next Distribution Date, with interest on such overdue interest at the Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL

       Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

OPTIONAL PREPAYMENT

   If the Servicer exercises its option to purchase the Receivables, which it may do when the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the original Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Pass-Through Rate, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements
- -- Termination" in the Prospectus.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   The following summary describes certain terms of the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

       Certain information with respect to the conveyance of the Receivables on the Closing Date by the Originator to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. See also "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus for additional information regarding the Receivables and certain obligations of the Originator and the Servicer with respect to the Receivables.

ACCOUNTS

       In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Trust Accounts" in the Prospectus, the Depositor will also establish and maintain the Reserve Account with the Indenture Trustee, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

   The Servicer will be entitled to receive the Servicing Fee for each
Collection Period in an amount equal to      % per annum of the Pool Balance
as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid to the Servicer prior to the distribution of any portion of the Interest Distribution Amount to Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

   Deposits to Collection Account. On or about the Business Day of each month, the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Repurchase Amount of Receivables to be repurchased by the Originator or to be purchased by the Servicer.

   On or before each Distribution Date, the Servicer will cause any amounts held in the Payahead Account that became due during the related Collection Period as scheduled payments under the related Contracts to be transferred from the Payahead Account to the Collection Account.

   On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

   The "Interest Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related Collection Period:
(i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the related Obligor ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Repurchase Amount of each Receivable that was repurchased by the Originator or purchased by the Servicer during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date.

   The "Principal Distribution Amount" for a Distribution Date will equal thesum of the following amounts with respect to the related Collection Period:
(i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus all Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Originator or purchased by the Servicer during the related Collection Period; and (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract.

   The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

       (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

       (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

       (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period; and

       (iv) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) to the extent of any unreimbursed Simple Interest Advances.

   Deposits to the Distribution Accounts. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

       (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

       (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

       (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

       (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
(iii), the Certificateholders' Interest Distributable Amount;

       (v) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
(iv), the Certificateholders' Principal Distributable Amount; and

       (vi) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (v).

   For purposes hereof, the following terms shall have the following meanings:

       "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

       "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

       "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

       "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date.

       "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Final Scheduled Payment Date, the Noteholder's Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Notes Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; and (ii) on the Class A-2 Final Scheduled Payment Date the Noteholders' Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero.

       "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance.

       "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

       "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

       "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the
Certificateholders' Interest Carryover Shortfall for such Distribution Date.

       "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

       "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date.

       "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

       "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes).

       "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

       "Certificate Balance" equals, initially, $            and, thereafter,
equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders and all Realized Losses allocable to the Certificates.

   On each Distribution Date, all amounts on deposit in the Note
Distribution Account generally will be paid in the following order of priority:

       (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

       (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

       (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.
On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

   The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults or delinquencies on the Receivables, as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor on the
Closing Date of $           .  In addition, on each Distribution Date until
the amount on deposit in the Reserve Account equals (state amount or formula for determining amount) (the "Specified Reserve Account Balance"), all amounts remaining in the Collection Account after payment of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount will be deposited into the Reserve Account. Thereafter, the amount available in the Reserve Account will be reinstated on each Distribution Date up to the Specified Reserve Account Balance by the deposit thereto of any portion of the Total Distribution Amount remaining after payment on such date of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution
Date, the Servicer will instruct the Indenture Trustee to distribute an amount equal to such excess to the Depositor, subject to certain limitations set forth in the Sale and Servicing Agreement. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

   Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

   If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions.

   The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted.

                             ERISA CONSIDERATIONS

THE NOTES

   The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

   The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e) (1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to Greenwich Capital Markets, Inc. (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

   The Depositor has been advised by the Underwriter that it proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain
dealers at such prices less a concession of      % per Class A-1 Note,     %
per Class A-2 Note and     % per Certificate; that the Underwriter and such
dealers may allow a discount of     % per Class A-1 Note,     % per Class A-2
Note and      % per Certificate on sales to certain other dealers; and that after the initial public offering of the Securities, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

   The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

   The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

   The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

   Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or of such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

                                LEGAL MATTERS

   Certain legal matters relating to the Securities will be passed upon for the Trust and the Depositor by Brown & Wood, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Brown & Wood and certain state income and business tax matters will be passed
upon for the Trust by               .

                                INDEX OF TERMS

Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Certificateholders' Distributable Amount  . . . . . . . . . . . . . . .  S-20
Certificateholders' Interest Carryover Shortfall  . . . . . . . . . . .  S-20
Certificateholders' Interest Distributable Amount . . . . . . . . . . .  S-20
Certificateholders' Monthly Interest Distributable Amount . . . . . . .  S-20
Certificateholders' Monthly Principal Distributable Amount  . . . . . .  S-21
Certificateholders' Principal Carryover Shortfall . . . . . . . . . . .  S-21
Certificateholders' Principal Distributable Amount  . . . . . . . . . .  S-20
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A-1 Final Scheduled Payment Date  . . . . . . . . . . . . . . . . . S-5
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A-1 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Class A-2 Final Scheduled Payment Date  . . . . . . . . . . . . . . . . . S-5
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A-2 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . . S-6
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . S-4
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . .  S-18
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . . .  S-19
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . . .  S-19
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . . .  S-19
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . . .  S-19
Noteholders' Monthly Principal Distributable Amount . . . . . . . . . .  S-20
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . . .  S-20
Noteholders' Principal Distributable Amount . . . . . . . . . . . . . .  S-20
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . .  S-18
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18

Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . S-4
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . .  S-21
State Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . .  S-18
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . .  S-17
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . .  S-23

No dealer, salesperson or other person has been
authorized to give any information or to make any
representations other than those contained or
incorporated by reference in this Prospectus               FASCO AUTO TRUST
Supplement and the Prospectus in connection with         199  -
the offer made by this Prospectus Supplement and
the Prospectus and, if given or  made, such                      $         %
information or representations must not be relied       ASSET BACKED NOTES,
upon as having been authorized.  This Prospectus        CLASS A-1
Supplement and the Prospectus do not constitute an            $         %
solicitation by anyone in  any state in which such      ASSET BACKED NOTES,
offer or solicitation is unauthorized or in which       CLASS A-1      $
the person making such offer or solicitation is not     ASSET BACKED
qualified to do so or to anyone to whom it is unlawful   CERTIFICATES
to make such offer or solicitation.  Neither the
delivery of this Prospectus Supplement and the          FINANCIAL ASSET
and the Prospectus nor any sale made hereunder           SECURITIES CORP.,
shall, under any circumstances, create any                     Depositor
implication that the information contained
herein or therein is correct as of any time
subsequent to the date of this Prospectus Supplement
or Prospectus.                                                   (      )

                                                                      Servicer

                 TABLE OF CONTENTS              Page
               PROSPECTUS SUPPLEMENT

Reports to Securityholders  . . . . . . . . .    S-2
Summary of Terms  . . . . . . . . . . . . . .    S-3
Risk Factors  . . . . . . . . . . . . . . . .    S-9    PROSPECTUS SUPPLEMENT
The Trust . . . . . . . . . . . . . . . . . .   S-10
The Receivables Pool  . . . . . . . . . . . .   S-11
The Depositor . . . . . . . . . . . . . . .    S- 14
   The Originator   . . . . . . . . . . . . .   S-14
Weighted Average Life of the Securities . .    S- 15
Description of the Notes  . . . . . . . . .    S- 15
Description of the Certificates   . . . . . .   S-16         GREENWICH CAPITAL
Description of the Transfer and Servicing                        MARKETS, INC.
Agreements  . . . . . . . . . . . . . . . . .   S-17
ERISA Considerations  . . . . . . . . . . .    S- 23
Underwriting. . . . . . . . . . . . . . . . .  S- 23
Legal Matters . . . . . . . . . . . . . . . .  S- 24
Index of Terms. . . . . . . . . . . . . . . .  S- 25
                 Prospectus
Available Information . . . . . . . . . . . . .  2
Incorporation of Certain Documents by Reference  2
Summary of Terms  . . . . . . . . . . . . . . .  3
Risk Factors  . . . . . . . . . . . . . . . . . 10
The Trusts. . . . . . . . . . . . . . . . . . . 14
The Receivables Pools . . . . . . . . . . . . . 15
Weighted Average Life of the Securities . . . . 17
Pool Factors and Trading Information. . . . . . 17
Use of Proceeds . . . . . . . . . . . . . . . . 18
The Depositor . . . . . . . . . . . . . . . . . 18
The Originators . . . . . . . . . . . . . . . . 19
Description of the Notes. . . . . . . . . . . . 19
Description of the Certificates . . . . . . . . 23
Certain Information Regarding the Securities. . 24
Description of the Transfer and Servicing
Agreements. . . . . . . . . . . . . . . . . . . 32
Certain Legal Aspects of the Receivables. . . . 42
Certain Federal Income Tax Consequences   . . . 45
ERISA Considerations. . . . . . . . . . . . . . 57
Plan of Distribution. . . . . . . . . . . . . . 59
Legal Matters . . . . . . . . . . . . . . . . . 59
Index of Principal Terms. . . . . . . . . . . . 60


Until 90 days after the date of this Prospectus
Supplement, all dealers effecting transactions in the Certificates described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
